EXECUTION COPY

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                                 $2,241,010,000

                                CREDIT AGREEMENT

                          Dated as of August 20, 2004,

                 as Amended and Restated as of March 22, 2005,
              as further Amended and Restated as of July 3, 2006

                                      among

                              PANAMSAT CORPORATION
     (to be renamed INTELSAT CORPORATION on the Amendment Effective Date),
                                 as the Borrower

                               The Several Lenders
                        from Time to Time Parties Hereto

                               CITICORP USA, INC.,
                             as Administrative Agent

                      CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
                              as Syndication Agent

                                       and

         CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES INC., CREDIT SUISSE SECURITIES (USA) LLC and LEHMAN BROTHERS INC.,
                 as Joint Lead Arrangers and Joint Bookrunners


                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005



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                                     776113

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.  DEFINITIONS.
      1.1.  DEFINED TERMS.....................................................2
      1.2.  EXCHANGE RATES...................................................48

SECTION 2.  AMOUNT AND TERMS OF CREDIT.
      2.1.  COMMITMENTS......................................................48
      2.2.  MINIMUM AMOUNT OF EACH BORROWING; MAXIMUM NUMBER OF
            BORROWINGS.......................................................51
      2.3.  NOTICE OF BORROWING..............................................51
      2.4.  DISBURSEMENT OF FUNDS............................................52
      2.5.  REPAYMENT OF LOANS; EVIDENCE OF DEBT.............................53
      2.6.  CONVERSIONS AND CONTINUATIONS....................................56
      2.7.  PRO RATA BORROWINGS..............................................57
      2.8.  INTEREST.........................................................57
      2.9.  INTEREST PERIODS.................................................58
      2.10. INCREASED COSTS, ILLEGALITY, ETC.................................58
      2.11. COMPENSATION.....................................................60
      2.12. CHANGE OF LENDING OFFICE.........................................61
      2.13. NOTICE OF CERTAIN COSTS..........................................61
      2.14. INCREMENTAL FACILITIES...........................................61

SECTION 3.  LETTERS OF CREDIT.
      3.1.  LETTERS OF CREDIT................................................63
      3.2.  LETTER OF CREDIT REQUESTS........................................64
      3.3.  LETTER OF CREDIT PARTICIPATIONS..................................64
      3.4.  AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS.....................66
      3.5.  INCREASED COSTS..................................................67
      3.6.  SUCCESSOR LETTER OF CREDIT ISSUER................................68

SECTION 4.  FEES; COMMITMENTS.
      4.1.  FEES.............................................................69
      4.2.  VOLUNTARY REDUCTION OF RENEWED REVOLVING CREDIT
            COMMITMENTS......................................................69
      4.3.  MANDATORY TERMINATION OF COMMITMENTS.............................70

SECTION 5.  PAYMENTS.
      5.1.  VOLUNTARY PREPAYMENTS............................................70
      5.2.  MANDATORY PREPAYMENTS............................................71
      5.3.  METHOD AND PLACE OF PAYMENT......................................74
      5.4.  NET PAYMENTS.....................................................75
      5.5.  COMPUTATIONS OF INTEREST AND FEES................................77
      5.6.  LIMIT ON RATE OF INTEREST........................................77

SECTION 6. CONDITIONS PRECEDENT TO INITIAL BORROWING ON THE AMENDMENT EFFECTIVE DATE.
      6.1.  CREDIT DOCUMENTS.................................................78
      6.2.  AMENDMENT AGREEMENT..............................................78

SECTION 7.  CONDITIONS PRECEDENT TO ALL CREDIT EVENTS.
      7.1.  NO DEFAULT; REPRESENTATIONS AND WARRANTIES.......................78
      7.2.  NOTICE OF BORROWING; LETTER OF CREDIT REQUEST....................78

SECTION 8.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
      8.1.  CORPORATE STATUS.................................................79
      8.2.  CORPORATE POWER AND AUTHORITY....................................79
      8.3.  NO VIOLATION.....................................................79
      8.4.  LITIGATION.......................................................80
      8.5.  MARGIN REGULATIONS...............................................80
      8.6.  GOVERNMENTAL APPROVALS...........................................80
      8.7.  INVESTMENT COMPANY ACT...........................................80
      8.8.  TRUE AND COMPLETE DISCLOSURE.....................................80
      8.9.  FINANCIAL CONDITION; FINANCIAL STATEMENTS........................81
      8.10. TAX RETURNS AND PAYMENTS.........................................81
      8.11. COMPLIANCE WITH ERISA............................................81
      8.12. SUBSIDIARIES.....................................................82
      8.13. PATENTS, ETC.....................................................82
      8.14. ENVIRONMENTAL LAWS...............................................82
      8.15. PROPERTIES.......................................................83
      8.16. SOLVENCY.........................................................83
      8.17. [INTENTIONALLY OMITTED]..........................................83
      8.18. FCC LICENSES, ETC................................................83
      8.19. SATELLITES.......................................................83

SECTION 9.  AFFIRMATIVE COVENANTS.
      9.1.  INFORMATION COVENANTS............................................84
      9.2.  BOOKS, RECORDS AND INSPECTIONS...................................88
      9.3.  MAINTENANCE OF INSURANCE.........................................88
      9.4.  PAYMENT OF TAXES.................................................90
      9.5.  CONSOLIDATED CORPORATE FRANCHISES................................90
      9.6.  COMPLIANCE WITH STATUTES, REGULATIONS, ETC.......................90
      9.7.  ERISA............................................................90
      9.8.  MAINTENANCE OF PROPERTIES........................................91
      9.9.  TRANSACTIONS WITH AFFILIATES.....................................91
      9.10. END OF FISCAL YEARS; FISCAL QUARTERS.............................92
      9.11. ADDITIONAL GUARANTORS AND GRANTORS...............................92
      9.12. PLEDGES OF ADDITIONAL STOCK AND EVIDENCE OF
            INDEBTEDNESS.....................................................93
      9.13. USE OF PROCEEDS..................................................93
      9.14. CHANGES IN BUSINESS..............................................93
      9.15. FURTHER ASSURANCES...............................................94

      9.16.  ACCESS AND COMMAND CODES.........................................95
      9.17.  TTC&M PROVIDERS..................................................96
      9.18.  MAINTENANCE OF RATING OF FACILITIES..............................96

SECTION 10.  NEGATIVE COVENANTS.
      10.1.  LIMITATION ON INDEBTEDNESS.......................................96
      10.2.  LIMITATION ON LIENS.............................................100
      10.3.  LIMITATION ON FUNDAMENTAL CHANGES...............................101
      10.4.  LIMITATION ON SALE OF ASSETS....................................103
      10.5.  LIMITATION ON INVESTMENTS.......................................105
      10.6.  LIMITATION ON DIVIDENDS.........................................107
      10.7.  LIMITATIONS ON DEBT PAYMENTS AND AMENDMENTS.....................109
      10.8.  LIMITATIONS ON SALE LEASEBACKS..................................109
      10.9.  NON-GUARANTOR DOMESTIC RESTRICTED SUBSIDIARIES..................110

SECTION 11.  FINANCIAL COVENANT.

SECTION 12.  EVENTS OF DEFAULT.
      12.1.  PAYMENTS........................................................110
      12.2.  REPRESENTATIONS, ETC............................................110
      12.3.  COVENANTS.......................................................111
      12.4.  DEFAULT UNDER OTHER AGREEMENTS..................................111
      12.5.  BANKRUPTCY, ETC.................................................111
      12.6.  ERISA...........................................................112
      12.7.  GUARANTEE.......................................................112
      12.8.  PLEDGE AGREEMENTS...............................................112
      12.9.  SECURITY AGREEMENTS.............................................112
      12.10. MORTGAGES.......................................................113
      12.11. JUDGMENTS.......................................................113
      12.12. CHANGE OF CONTROL...............................................113
      12.13. PERMITTED EQUITY ISSUANCE.......................................113

SECTION 13.  THE ADMINISTRATIVE AGENT.
      13.1.  APPOINTMENT.....................................................114
      13.2.  DELEGATION OF DUTIES............................................114
      13.3.  EXCULPATORY PROVISIONS..........................................114
      13.4.  RELIANCE BY ADMINISTRATIVE AGENT................................115
      13.5.  NOTICE OF DEFAULT...............................................115
      13.6.  NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS..........115
      13.7.  INDEMNIFICATION.................................................116
      13.8.  ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.................116
      13.9.  SUCCESSOR AGENT.................................................117
      13.10. WITHHOLDING TAX.................................................117

SECTION 14.  MISCELLANEOUS.
      14.1.  AMENDMENTS AND WAIVERS..........................................117

      14.2.  NOTICES.........................................................119
      14.3.  NO WAIVER; CUMULATIVE REMEDIES..................................119
      14.4.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES......................119
      14.5.  PAYMENT OF EXPENSES AND TAXES...................................120
      14.6.  SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND
             ASSIGNMENTS.....................................................120
      14.7.  REPLACEMENTS OF LENDERS UNDER CERTAIN CIRCUMSTANCES.............124
      14.8.  ADJUSTMENTS; SET-OFF............................................125
      14.9.  COUNTERPARTS....................................................125
      14.10. SEVERABILITY....................................................125
      14.11. INTEGRATION.....................................................125
      14.12. GOVERNING LAW...................................................126
      14.13. SUBMISSION TO JURISDICTION; WAIVERS.............................126
      14.14. ACKNOWLEDGMENTS.................................................126
      14.15. WAIVERS OF JURY TRIAL...........................................127
      14.16. CONFIDENTIALITY.................................................127
      14.17. CITIGROUP DIRECT WEBSITE COMMUNICATIONS.........................127
      14.18. USA PATRIOT ACT.................................................128
      14.19. WAIVER OF PRIOR DEFAULTS........................................128

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SCHEDULES

Schedule 1.1 (a)   Existing Letters of Credit
Schedule 1.1 (b)   Mortgaged Properties
Schedule 1.1 (c)   Commitments and Addresses of Lenders
Schedule 1.1 (d)   Historical Adjustments
Schedule 1.1(e)    Acquisition-Related Restructurings
Schedule 8.12      Subsidiaries
Schedule 8.18      FCC Licenses
Schedule 8.19      Satellites
Schedule 9.9       Affiliate Transactions
Schedule 10.1      Indebtedness
Schedule 10.2      Liens
Schedule 10.5      Investments

EXHIBITS(1)

Exhibit A          Form of Compliance Certificate
Exhibit C          Form of Guarantee
Exhibit D          Form of Mortgage (Real Property)
Exhibit E          Form of Perfection Certificate
Exhibit F          Form of Lender Pledge Agreement
Exhibit F-1        Form of Shared Pledge Agreement
Exhibit G          Form of Lender Security Agreement
Exhibit G-1        Form of Shared Security Agreement
Exhibit H          Form of Letter of Credit Request
Exhibit J          [Intentionally Omitted]
Exhibit K          Form of Assignment and Acceptance
Exhibit L-1        Form of Promissory Note (Tranche A-3 Term Loans)
Exhibit L-2        Form of Promissory Note (Tranche B-2 Term Loans and
                   Incremental Tranche B Terms)
Exhibit L-3        Form of Promissory Note (Revolving Credit Loans and Swingline
                   Loans)
Exhibit M          Form of Joinder Agreement
Exhibit N          Form of Intercreditor and Collateral Trust Agreement
Exhibit O          Form of Satellite Health Report





__________________
(1) Exhibits (other than Exhibits A, E, K, L-1, L-2, L-3, M and O) are not being amended and restated.

           CREDIT AGREEMENT, dated as of August 20, 2004, as amended and restated as of March 22, 2005 and as further amended and restated as of July 3, 2006 (as amended, restated, supplemented or otherwise modified from time to time, this "AGREEMENT"), among PANAMSAT CORPORATION (to be renamed INTELSAT CORPORATION on the Amendment Effective Date) (the "BORROWER"), the lending institutions from time to time parties hereto (each a "LENDER" and, collectively, the "LENDERS"), CITICORP USA, INC., as Administrative Agent, CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arranger and Joint Bookrunner, DEUTSCHE BANK SECURITIES INC., as Joint Lead Arranger and Joint Bookrunner (such term and each other capitalized term used but not defined in this introductory statement having the meaning provided in Section 1), CREDIT SUISSE SECURITIES
(USA) LLC, as Joint Lead Arranger and Joint Bookrunner, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Syndication Agent, and LEHMAN BROTHERS INC., as Joint Lead Arranger and Joint Bookrunner.

           WHEREAS, the Borrower, the Lenders party thereto from time to time, Citicorp USA, Inc., as administrative agent, Citigroup Global Markets Inc., as joint lead arranger and joint bookrunner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger, joint bookrunner and syndication agent, and Morgan Stanley Senior Funding, Inc., as joint lead arranger, joint bookrunner and documentation agent, entered into the first amendment and restatement of this Agreement on March 22, 2005 (the "FIRST AMENDED AND RESTATED CREDIT AGREEMENT") and the parties hereto desire to further amend and restate this Agreement on and subject to the terms and conditions set forth herein and in the Amendment Agreement dated as of the date hereof (the "AMENDMENT AGREEMENT") among the Agents, the Borrower, the Guarantors and Lenders party thereto;

           WHEREAS, Intelsat (Bermuda), Ltd. ("INTELSAT BERMUDA") intends to acquire PanAmSat Holding Corporation ("PANAMSAT HOLDCO") pursuant to the terms of the Acquisition Agreement (the "ACQUISITION");

           WHEREAS, in connection with the Acquisition, (a) (i) Intelsat Bermuda has formed a wholly owned subsidiary ("MERGER SUB"), (ii) Merger Sub will merge with and into PanAmSat Holdco, with PanAmSat Holdco as the surviving corporation, and (b) the Borrower will issue senior notes (the "SENIOR 2006 NOTES") in a Rule 144A or other private placement (the "SENIOR 2006 NOTES OFFERING") generating aggregate gross proceeds of up to $575,000,000;

           WHEREAS, in connection with the foregoing, the Borrower has requested the Lenders to (a) renew and extend Term Loans, in an aggregate principal amount of $1,991,010,000, which amount is outstanding under the First Amended and Restated Credit Agreement and (b) provide Revolving Credit Loans to the Borrower at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $250,000,000 less the sum of (i) the aggregate Letters of Credit Outstanding at such time and (ii) the aggregate principal amount of all Swingline Loans outstanding at such time. The Borrower has requested the Letter of Credit Issuer to issue Letters of Credit at any time and from time to time prior to the L/C Maturity Date, in an aggregate face amount at any time outstanding not in excess of $150,000,000. The Borrower has requested the Swingline Lender to extend credit in the form of Swingline Loans at any time and from time to time prior to the Swingline Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $35,000,000;

           WHEREAS, the proceeds of the Term Loans will be used to renew loans outstanding under the First Amended and Restated Credit Agreement. Proceeds of Revolving Credit Loans and Swingline Loans will be used by the Borrower for general corporate purposes (including Permitted Acquisitions). Letters of Credit have been and will be used by the Borrower for general corporate purposes; and

           WHEREAS, the parties hereto intend that (a) the loans under the First Amended and Restated Credit Agreement outstanding as of the Amendment Effective Date shall continue to exist and shall be Loans under and as defined in this Agreement on the terms set forth herein, (b) any letters of credit outstanding under the First Amended and Restated Credit Agreement as of the Amendment Effective Date shall remain outstanding and shall be Letters of Credit under and as defined in this Agreement and (c) the Continuing Collateral and the Credit Documents shall continue to secure, guarantee, support and otherwise benefit the Obligations of the Borrower and the other Credit Parties under this Agreement and the other Credit Documents.

           The parties hereto hereby agree that the First Amended and Restated Credit Agreement is amended and restated as follows:

           SECTION 1. DEFINITIONS.

           1.1. DEFINED TERMS.

           (a) As used herein, the following terms shall have the meanings specified in this Section 1.1 (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

           "ABR" shall mean, for any day, a rate PER ANNUM (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

           "ABR LOAN" shall mean each Loan bearing interest at the rate provided in Section 2.8(a) and, in any event, shall include all Swingline Loans.

           "ACQUIRED EBITDA" shall mean, with respect to any Acquired Entity or Business, any Converted Restricted Subsidiary, any Sold Entity or Business or any Converted Unrestricted Subsidiary (any of the foregoing, a "PRO FORMA ENTITY") for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and its Subsidiaries therein were to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP, but subject to the provisos to the definition of Consolidated EBITDA.

           "ACQUIRED ENTITY OR BUSINESS" shall have the meaning provided in the definition of the term "Consolidated EBITDA."

           "ACQUISITION" shall have the meaning provided in the preamble hereto.

           "ACQUISITION AGREEMENT" shall mean the Merger Agreement, dated as of August 28, 2005, among Intelsat Bermuda, Proton Acquisition Corporation and PanAmSat Holdco.

           "ADJUSTED TOTAL RENEWED REVOLVING CREDIT COMMITMENT" shall mean at any time the Total Renewed Revolving Credit Commitment less the aggregate Renewed Revolving Credit Commitments of all Defaulting Lenders.

           "ADJUSTED TOTAL TERM LOAN COMMITMENT" shall mean at any time the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Lenders.

           "ADMINISTRATIVE AGENT" shall mean Citicorp USA, Inc., as the administrative agent for the Lenders under this Agreement and the other Credit Documents.

           "ADMINISTRATIVE AGENT'S OFFICE" shall mean in respect of all Credit Events for the account of the Borrower, the office of the Administrative Agent located at 390 Greenwich Street, New York, New York 10013, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

           "ADMINISTRATIVE QUESTIONNAIRE" shall have the meaning provided in
Section 14.6(b)(ii).

           "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

           "AGENT PARTIES" shall have the meaning provided in Section 14.17(c).

           "AGENTS" shall mean each Joint Lead Arranger, the Administrative Agent, the Syndication Agent and, solely for the purposes of Sections 14.5(c) and (d), the Original Agents and the First Amended and Restated Agents.

           "AGGREGATE REVOLVING CREDIT OUTSTANDINGS" shall have the meaning provided in Section 5.2(b).

           "AGREEMENT" shall mean this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

           "AMENDMENT AGREEMENT" shall have the meaning provided in the recitals hereto.

           "AMENDMENT EFFECTIVE DATE" shall have the meaning ascribed to such term in the Amendment Agreement.

           "AMORTIZATION AMOUNT" shall have the meaning provided in Section 5.2(c).

           "APPLICABLE ABR MARGIN" shall mean, at any date, (a) with respect to each ABR Loan that is a Tranche B-2 Term Loan, (i) 1.50% PER ANNUM at any time that clause (a)(ii) does not apply and (ii) 1.25% PER ANNUM if Level V Status is in effect as of the Test Period last ended and (b) with respect to each ABR Loan that is a Tranche A-3 Term Loan, Revolving Credit Loan or a Swingline Loan, the applicable percentage PER ANNUM set forth below based upon the Status in effect on such date:

                                             Applicable ABR Margin for
                                              Tranche A-3 Term Loans,
     STATUS                           REVOLVING CREDIT AND SWINGLINE LOANS

     Level I Status                                 1.875%
     Level II Status                                1.625%
     Level III Status                               1.375%
     Level IV Status                                1.125%

           Notwithstanding the foregoing, the "Applicable ABR Margin" shall mean, with respect to each ABR Loan, the percentage relating to the Status on the Amendment Effective Date set forth in a certificate of an Authorized Officer in the form of EXHIBIT A hereto (the "CLOSING COMPLIANCE Certificate") and determined on a pro forma basis after giving effect to the New Transactions, during the period from and including the Amendment Effective Date to but excluding the first date following the Amendment Effective Date that financial statements are required to be delivered under Section 9.1 for the first full fiscal quarter completed after the Amendment Effective Date.

           "APPLICABLE AMOUNT" shall mean on any date (the "REFERENCE DATE") (A) $125,000,000 PLUS (B) the result of (x) Consolidated EBITDA for the Measurement Period MINUS (y) 1.4 times Consolidated Interest Expense for the Measurement Period (calculated after giving pro forma effect to any Investment or dividend or prepayment, repurchase or redemption actually made pursuant to Section 10.5(i), 10.6(c) or 10.7(a)), PROVIDED that the amount in clause (B) shall only be available if the Consolidated Total Debt to Consolidated EBITDA Ratio of the Borrower for the Test Period last ended is less than 5.50:1.00, determined on a pro forma basis after giving effect to any dividend or prepayment, repurchase or redemption actually made pursuant to Section 10.6(c) or 10.7(a) (for avoidance of doubt, if the amount in this clause (B) is negative, MINUS the amount by which the amount in this clause (B) is less than zero), PLUS (C) the aggregate net proceeds, including cash and the Fair Market Value of property other than cash, received by the Borrower after the Amendment Effective Date (x) from the issue or sale (other than to the Borrower or any Subsidiary of the Borrower or to an employee stock ownership plan or trust established by the Borrower or any Subsidiary) of equity interests of the Borrower or any parent of the Borrower so long as such net proceeds are simultaneously contributed to the common equity of the Borrower (other than Disqualified Preferred Stock, CI Contributions and Permitted Equity Issuances made pursuant to Section 12.13), including equity interests issued upon conversion of Indebtedness or upon exercise of warrants or options and/or (y) from contributions (other than from the Borrower or any Subsidiary of the Borrower) to the capital of the Borrower

(other than contributions in the form of Disqualified Preferred Stock, CI Contributions and other than Permitted Equity Issuances made pursuant to Section 12.13), PLUS (D) the principal amount of any Indebtedness (or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Preferred Stock) of the Borrower or any Restricted Subsidiary issued after the Amendment Effective Date (other than to the Borrower or a Subsidiary of the Borrower) which has been converted into or exchanged for equity interests in the Borrower or any parent of the Borrower (other than Disqualified Preferred Stock), PLUS (E) the aggregate net cash proceeds, and the Fair Market Value of property other than cash, received by the Borrower or any Restricted Subsidiary from the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of any Investment previously made after the Amendment Effective Date pursuant to Section 10.5(i), PLUS (F) without duplication, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash (or received in kind and reduced to cash) in respect of any Investment previously made after the Amendment Effective Date pursuant to Section 10.5(i) (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made), PLUS (G) in the event any Unrestricted Subsidiary of the Borrower that was designated as an Unrestricted Subsidiary after the Amendment Effective Date under Section 10.5(i) has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any Restricted Subsidiary, the Fair Market Value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) at the time, MINUS (H) the sum at the time of determination of (i) the aggregate amount of Investments made since the Amendment Effective Date pursuant to Section 10.5(i), (ii) the aggregate amount of dividends made since the Amendment Effective Date pursuant to Section 10.6(c) and (iii) the aggregate amount of prepayments, repurchases and redemptions made since the Amendment Effective Date pursuant to Section 10.7(a).

           "APPLICABLE LIBOR MARGIN" shall mean, at any date, (a) with respect to each LIBOR Loan that is a Tranche B-2 Term Loan, (i) 2.50% PER ANNUM at any time that clause (a)(ii) does not apply and (ii) 2.25% PER ANNUM if Level V Status is in effect as of the Test Period last ended and (b) with respect to each LIBOR Loan that is a Tranche A-3 Term Loan, Revolving Credit Loan or a Swingline Loan, the applicable percentage PER ANNUM set forth below based upon the Status in effect on such date:

                                             Applicable ABR Margin for
                                              Tranche A-3 Term Loans,
     STATUS                           REVOLVING CREDIT AND SWINGLINE LOANS

     Level I Status                                 2.875%
     Level II Status                                2.625%
     Level III Status                               2.375%
     Level IV Status                                2.125%

           Notwithstanding the foregoing, the "Applicable LIBOR Margin" shall mean, with respect to each LIBOR Loan, the percentage relating to the Status on the Amendment Effective Date set forth in the Closing Compliance Certificate, and determined on a pro forma basis after giving effect to the New Transactions, during the period from and including the Amendment Effective Date to but excluding the first date following the Amendment Effective Date that financial statements are required to be delivered under
Section 9.1 for the first full fiscal quarter completed after the Amendment Effective Date.

           "APPROVED FUND" shall have the meaning provided in Section 14.6.

           "ASSET SALE PREPAYMENT EVENT" shall mean any sale, transfer or other disposition of any business units, assets or other property of the Borrower or any of the Restricted Subsidiaries not in the ordinary course of business (including any sale, transfer or other disposition of any capital stock of any Subsidiary of the Borrower owned by the Borrower or a Restricted Subsidiary, including any sale or issuance of any capital stock of any Restricted Subsidiary, other than any such event or transaction (or series of related events or transactions) the Net Cash Proceeds of which are less than $10,000,000. Notwithstanding the foregoing, the term "Asset Sale Prepayment Event" shall not include any Permitted Sale Leaseback or any transaction permitted by Section 10.4, other than transactions permitted by Sections 10.4(b) and (e).

           "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance substantially in the form of EXHIBIT K to the Original Credit Agreement.

           "AUTHORIZED OFFICER" shall mean the President, the Chief Financial Officer, the Treasurer, the Controller or any other senior officer of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

           "AVAILABLE COMMITMENT" shall mean an amount equal to the excess, if any, of (a) the amount of the Total Renewed Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans (but not Swingline Loans) then outstanding and (ii) the aggregate Letters of Credit Outstanding at such time.

           "BANKRUPTCY CODE" shall have the meaning provided in Section 12.5.

           "BENEFITED LENDER" shall have the meaning provided in Section 12.5.

            "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

           "BORROWER" shall have the meaning provided in the preamble to this Agreement.

           "BORROWING" shall mean and include (a) the incurrence of Swingline Loans from the Swingline Lender on a given date, (b) the incurrence of one Type of Term Loan on the Amendment Effective Date (or resulting from conversions on a given date after the Amendment Effective Date) having, in the case of LIBOR Term Loans, the same Interest Period (PROVIDED that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Term Loans) and (c) the incurrence of one Type of Revolving Credit Loan on a given date (or resulting from conversions on a given date) having, in the case of LIBOR Revolving Credit Loans, the same Interest Period (PROVIDED that ABR Loans incurred pursuant to

Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Revolving Credit Loans).

           "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day that shall be in The City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the New York or London interbank Eurodollar market.

           "CAPITAL LEASE" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

           "CAPITALIZED LEASE OBLIGATIONS" shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

           "CASUALTY EVENT" shall mean, with respect to any property (including any Satellite) of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

           "CHANGE IN LAW" shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the Amendment Effective Date, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Amendment Effective Date or (c) compliance by the Lender with any guideline, request or directive issued or made after the Amendment Effective Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law).

           "CHANGE OF CONTROL" shall mean the occurrence of any of the following: (a) at any time prior to the consummation of a Qualified IPO, the Permitted Holders shall cease to own, directly or indirectly, on a fully diluted basis in the aggregate, at least a majority of the total voting power of the Voting Stock of the Borrower; (b) at any time after a Qualified IPO, the Borrower becomes aware of (by way of a report or any other filing pursuant
Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Borrower or any of its direct or indirect parent entities; and /or (c) a Change of Control (as defined in the Senior 2004 Notes Indenture or the Senior 2006 Notes Indenture) shall have occurred (other than any Change of Control that occurs solely as a result of the Acquisition).

           "CI CONTRIBUTIONS" shall have the meaning provided in the definition of the term "Contribution Indebtedness."

           "CLASS," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Incremental Revolving Loans, Tranche A-3 Term Loans, Tranche B-2 Term Loans, Incremental Tranche B-2 Term Loans (of each Series) or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Renewed Revolving Credit Commitment, Incremental Revolving Credit Commitment, Tranche A-3 Term Loan Commitment, Tranche B-2 Term Loan Commitment or Incremental Tranche B-2 Term Loan Commitment.

           "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Original Closing Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

           "COLLATERAL" shall have the meaning provided in the Lender Pledge Agreement, the Shared Pledge Agreement, the Lender Security Agreement, the Shared Security Agreement, the Intercreditor and Collateral Trust Agreement or any Mortgage, as applicable.

           "COLLATERAL TRUSTEE" shall have the meaning provided in the Shared Pledge Agreement and the Shared Security Agreement, as applicable.

           "COMMITMENT FEE RATE" shall mean, with respect to the Available Commitment on any day, the rate PER ANNUM set forth below opposite the Status in effect on such day:

          STATUS                  COMMITMENT FEE RATE
          Level I Status                  0.50%
          Level II Status                 0.50%
          Level III Status               0.375%
          Level IV Status                 0.25%

           Notwithstanding the foregoing, the "Commitment Fee Rate" shall mean the rate relating to the Status on the Amendment Effective Date set forth in the Closing Compliance Certificate and determined on a pro forma basis after giving effect to the New Transactions, during the period from and including the Amendment Effective Date to but excluding the first date following the Amendment Effective Date that financial statements are required to be delivered under
Section 9.1 for the first full fiscal quarter completed after the Amendment Effective Date.

           "COMMITMENTS" shall mean, with respect to each Lender, such Lender's Term Loan Commitment, Renewed Revolving Credit Commitment, Incremental Revolving Credit Commitment or Incremental Tranche B-2 Term Loan Commitment.

           "COMMUNICATIONS" shall have the meaning provided in Section 14.17(a).

           "CONFIDENTIAL INFORMATION" shall have the meaning provided in Section 14.16.

           "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean the Confidential Information Memorandum of the Borrower dated May 2006, delivered to the Lenders in connection with this Agreement.

           "CONSOLIDATED EARNINGS" shall mean, for any period, "income (loss) before the deduction of income taxes" of the Borrower and the Restricted Subsidiaries, excluding (a) extraordinary items, for such period, determined in a manner consistent with the manner in which such amount was determined in accordance with the audited financial statements referred to in Section 9.1(a) and (b) the cumulative effect of a change in accounting principles during such period.

           "CONSOLIDATED EBITDA" shall mean, for any period, the sum, without duplication, of the amounts for such period of:

           (a)  Consolidated Earnings; PLUS

           (b) to the extent (and in the same proportion after giving effect to the exclusion in clause (ii) in the proviso to this definition) already deducted in arriving at Consolidated Earnings, the following:

          (i)     interest expense as used in determining such Consolidated
                  Earnings,

         (ii)     depreciation expense,

        (iii)     amortization expense,

         (iv) extraordinary losses and unusual or non-recurring charges (including severance, relocation costs and one-time compensation charges,

          (v) non-cash charges (PROVIDED that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

         (vi)     losses on asset sales,

        (vii) restructuring charges or reserves (including costs related to closure of facilities),

       (viii)     New Transaction Expenses,

         (ix) any expenses or charges incurred in connection with any issuance of debt, equity securities or any refinancing transaction or any amendment or other modification of any debt instrument (in each case, whether or not consummated),

          (x) any fees and expenses related to Permitted Acquisitions and Investments permitted under Section 10.5, in each case, whether or not consummated,

         (xi)     any deductions attributable to minority interests,

        (xii) the amount of management, monitoring, consulting and advisory fees and related expenses paid directly by the Borrower or any Restricted Subsidiary to the Sponsors,

       (xiii) any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142 or No. 144 and the amortization of intangibles arising pursuant to No. 141,

        (xiv)     the Historical Adjustments,

         (xv)     foreign withholding taxes paid or accrued in such period,

        (xvi) any amounts receivable for such period in connection with contracts that are attributable to Globo Comunicacos e Participacoes, Ltda involvement in arrangements with Sky Multi-Country Partners (the "GLOBO RECEIVABLES"),

       (xvii)     non-cash charges related to stock compensation expenses,

      (xviii) loss from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments,

        (xix) an amount equal to the amounts paid pursuant to Section 9.9(j) other than by way of dividend, which shall be treated as though such amounts had been paid as income taxes directly by the Borrower,

         (xx) the amount of any fees or expenses incurred or paid in such period for transition services related to satellites or other assets or businesses acquired, and

        (xxi) for purpose of determining compliance with Section 11 only, Permitted Equity Issuances pursuant to and in accordance with
                  Section 12.13; PLUS

           (c) to the extent not otherwise included in arriving at Consolidated Earnings, collections on investments in sale-type leases during such period;

LESS, to the extent included in arriving at Consolidated Earnings, the sum of the following amounts for such period of:

           (a) extraordinary gains and non-recurring gains,

           (b) non-cash gains (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period),

           (c) gains on asset sales,

           (d) any gross profit on sales-type leases included in Consolidated Earnings for such period, except for collection on investments in sales-type leases during such period, to the extent included in Consolidated Earnings for such period,

           (e) any income from the early extinguishment of Indebtedness or hedging obligations on other derivative instruments, and

           (f) interest income received by any Subsidiary of the Borrower from the proceeds of a dividend permitted in accordance with Section 10.6(f),

in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP, PROVIDED that

          (i) except as provided in clause (iv) below, there shall be excluded from Consolidated Earnings for any period the income or loss from continuing operations before income taxes and extraordinary items of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Earnings, except to the extent any such income is actually received in cash by the Borrower or its Restricted Subsidiaries or such losses funded by the Borrower or a Restricted Subsidiary in cash, in each case during such period through dividends or other distributions,

         (ii) there shall be excluded from Consolidated Earnings for any period the non-cash loss from continuing operations before income taxes and extraordinary items of each Joint Venture for such period corresponding to the percentage of capital stock or other equity interests in such Joint Venture owned by the Borrower or its Restricted Subsidiaries,

        (iii) there shall be excluded in determining Consolidated EBITDA non-operating currency transaction gains and losses (including the net loss or gain resulting from Hedge Agreements for currency exchange risk),

         (iv) (x) there shall be included in determining Consolidated EBITDA for any period (A) the Acquired EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) acquired to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an "ACQUIRED ENTITY OR BUSINESS"), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a "CONVERTED RESTRICTED SUBSIDIARY"), in each case based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) other than for purposes of clause
     (B)(x) of the definition of "Applicable Amount" and for determining the Status of the Borrower, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in the Pro Forma Adjustment Certificate delivered to the Lenders and the Administrative Agent, (y) for purposes of determining the Consolidated Total Debt to Consolidated EBITDA Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Acquired EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a "SOLD ENTITY OR BUSINESS"), and the Acquired EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a "CONVERTED UNRESTRICTED SUBSIDIARY"), in each case based on the actual Acquired EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition or conversion) and (z) other than for purposes of clause (B)(x) of the definition of "Applicable Amount" and for determining the Status of the Borrower, Consolidated EBITDA shall be calculated for any period after giving effect on a pro forma basis (as if they had occurred on the first day of the applicable Test Period) to restructurings of the business of the Borrower or any of its Restricted Subsidiaries occurring during such period that are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of an Authorized Officer (it being acknowledged and agreed that the restructurings contemplated in SCHEDULE 1.1(E) in connection with the Acquisition satisfy the foregoing standard),

          (v) there shall be excluded from Consolidated Earnings and the determination of Consolidated EBITDA for any period the effects of adjustments in component amounts required or permitted by the Financial Accounting Standards Board Statements of Financial Accounting Standards Nos. 141 and 142 and related authoritative pronouncements, as a result of the Transactions or Permitted Acquisitions or the amortization or write-off of any amounts in connection therewith and related financings thereof,

         (vi) lease payment expenses made by the Borrower or a Restricted Subsidiary in connection with joint ventures or other Investments shall be excluded from Consolidated Earnings to the extent that the Borrower or its Restricted Subsidiaries receive distributions from such joint venture or other Investment by the end of the next fiscal quarter following the making of such lease payments and such distributions (to the extent of the applicable lease payments to Joint Ventures, but not distributions in excess of such lease payments) shall also be excluded from Consolidated Earnings,

        (vii) (i) the non-cash portion of "straight-line" rent expense shall be excluded from Consolidated Earnings, (ii) the cash from portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (iii) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 and related interpretations shall be excluded, in each case from or in Consolidated Earnings,

       (viii) subject to clause (vi) above, there shall be included in Consolidated Earnings, to the extent not already included, the amount of any cash dividends or other cash distributions paid by any Unrestricted Subsidiary or Joint Venture to the Borrower or any Restricted Subsidiary, and

         (ix) there shall be excluded from Consolidated Earnings for any period any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations.

           "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the cash interest expense (including that attributable to Capital Leases in accordance with GAAP), net of cash interest income, of the Borrower and the Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including (i) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements), (ii) commissions, discounts, yield and other fees and charges incurred in connection with any Receivables Financing, which are payable to persons other than the Borrower and its Subsidiaries, and (iii) without duplication, capitalized interest in connection with the purchase of Satellites to the extent paid in cash, but excluding, however, amortization of deferred financing costs and any other amounts of non-cash interest, all as calculated on a consolidated basis in accordance with GAAP and excluding, for avoidance of any doubt, any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof; PROVIDED that (a) except as provided in clause (b) below, there shall be excluded from Consolidated Interest Expense for any period the cash interest expense (or cash interest income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense and (b) there shall be included in determining Consolidated Interest Expense for any period (i) the cash interest expense (or income) of any Acquired Entity or Business acquired during such period and of any Converted Restricted Subsidiary converted during such period, in each case based on the cash interest expense (or income) of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or prepaid on the first day of such period, and
(ii) the amount of cash payments in respect of interest on Existing Parent Indebtedness made by Borrower pursuant to Section 10.6(j)(i) and interest on other Indebtedness made by the Borrower pursuant to Section 10.6(g).

           "CONSOLIDATED SECURED DEBT" shall mean, as of any date of determination, (a) the sum of all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money outstanding on such date that is secured by a Lien on property of the Borrower or a Restricted Subsidiary including Indebtedness permitted by Section 10.1(A)(w) and Capitalized Lease Obligations, excluding (i) any subordinated Indebtedness and (ii) unsecured Indebtedness of the Bor-rower and the Restricted Subsidiaries outstanding on such date, all calculated on a consolidated basis in accordance with GAAP MINUS (b) the aggregate amount of cash and Permitted Investments included in the accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which the Borrower or any of the Restricted Subsidiaries is a party.

           "CONSOLIDATED SECURED DEBT TO CONSOLIDATED EBITDA RATIO" shall mean, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.

           "CONSOLIDATED TOTAL DEBT" shall mean, as of any date of determination, (a) the sum of (i) all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money outstanding on such date and (ii) all Capitalized Lease Obligations of the Borrower and the Restricted Subsidiaries outstanding on such date, all calculated on a consolidated basis in accordance with GAAP MINUS (b) the aggregate amount of cash and Permitted Investments included in the accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which the Borrower or any of the Restricted Subsidiaries is a party.

           "CONSOLIDATED TOTAL DEBT TO CONSOLIDATED EBITDA RATIO" shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.

           "CONTINUING COLLATERAL" shall have the meaning ascribed to such term in the Amendment Agreement.

           "CONTRIBUTION INDEBTEDNESS" shall mean Indebtedness of the Borrower or any Subsidiary Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions made to the capital of the Borrower after the Amendment Effective Date (other than any cash contributions in connection with the New Transactions, that constitute Permitted Equity Issuances used pursuant to Section 12.13 or that are included in the calculation of the Applicable Amount) (such cash contributions "CI CONTRIBUTIONS"), PROVIDED that the aggregate amount of such Contribution Indebtedness (i) is incurred within 210 days after the making of such cash contributions and (ii) is so designated as Contribution Indebtedness pursuant to a certificate of an Authorized Officer on or prior to the incurrence date thereof.

           "CONVERTED RESTRICTED SUBSIDIARY" shall have the meaning provided in the definition of the term "Consolidated EBITDA."

           "CONVERTED UNRESTRICTED SUBSIDIARY" shall have the meaning provided in the definition of the term "Consolidated EBITDA."

           "CREDIT DOCUMENTS" shall mean this Agreement (including the Original Credit Agreement, the First Amended and Restated Credit Agreement and the Original Amendment Agreement), the Amendment Agreement, the Security Documents, the Intercreditor and Collat-eral Trust Agreement, each Letter of Credit and any promissory notes issued by the Borrower hereunder.

           "CREDIT EVENT" shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

           "CREDIT FACILITY" shall mean a category of Commitments and extensions of credit thereunder.

           "CREDIT PARTY" shall mean each of the Borrower, the Guarantors and each other Subsidiary of the Borrower that is a party to a Credit Document.

           "DEBT INCURRENCE PREPAYMENT EVENT" shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness but excluding any Indebtedness permitted to be issued or incurred under Section 10.1 other than Section 10.1(A)(o) and the maximum permitted advance amount with respect to the initial incurrence permitted by Section 10.1(A)(w).

           "DEFAULT" shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

           "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

           "DISQUALIFIED PREFERRED STOCK" shall mean any preferred capital stock or preferred equity interest of the Borrower other than Qualified PIK Securities.

           "DIVIDENDS" shall have the meaning provided in Section 10.6.

           "DOLLAR EQUIVALENT" shall mean, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent using the applicable Exchange Rate.

           "DOLLARS" and "$" shall mean dollars in lawful currency of the United States of America.

           "DOMESTIC RESTRICTED SUBSIDIARY" shall mean each Restricted Subsidiary of the Borrower that is a Domestic Subsidiary.

           "DOMESTIC SUBSIDIARY" shall mean each Subsidiary of the Borrower that is organized under the laws of the United States, any state or territory thereof, or the District of Columbia.

           "DRAWING" shall have the meaning provided in Section 3.4(b).

          "ENVIRONMENTAL CLAIMS" shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential respon-sibility or investigation (other than internal reports prepared by the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person's business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, "CLAIMS"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

           "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the Amendment Effective Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

           "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

           "EVENT OF DEFAULT" shall have the meaning provided in Section 12.

           "EXCHANGE RATE" shall mean, on any day with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such Foreign Currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

           "EXCLUDED SATELLITES" shall mean (a) the Satellites of the Borrower and its Restricted Subsidiaries commonly referred to as "PAS-4," "PAS-5," "PAS-7," "PAS-1R," "PAS-6B," "SBS-6," "Galaxy IIIR," "Galaxy IVR," "Galaxy 10R" and "Galaxy 11 and (b) any other Satellite (or, if the entire Satellite is not owned by the Borrower or any of its Subsidiaries, as the case may be, the portion of the Satellite it owns or for which it has risk of loss) (i) that is not expected or intended in the good faith determination of the Borrower to earn revenues from the operation of such Satellite (or portion, as applicable) in excess of $75,000,000 for the immediately succeeding 12-month calendar period or
(ii) that has a net book value not in excess of $200,000,000 or (iii) that (1) the procurement of In-Orbit Insurance therefor in the amounts and on the terms required by Section 9.3 would not be available for a price that is, and on other terms and conditions that are, commercially reasonable or (2) the procurement of such In-Orbit Insurance therefor would be subject to exclusions or limitations of coverage that would make the terms of the insurance commercially unreasonable, in either case, in the good faith determination of the Borrower, or (iv) for which In-Orbit Contingency Protection is available or (v) whose primary purpose is to provide In-Orbit Contingency Protection for the satellites of the Borrower or its Subsidiaries or other Affiliates (or portion) and otherwise that is not expected or intended, in the good faith determination of the Borrower, to earn revenues from the operation of such Satellite (or portion, as applicable) in excess of $75,000,000 for the immediately succeeding 12-month calendar period.

           "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent or any Lender, (a) (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) and capital taxes imposed on the Administrative Agent or any Lender and (ii) any taxes imposed on the Administrative Agent or any Lender as a result of any current of former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or having been a party to or having enforced this Agreement) and (b) in the case of a Non-U.S. Lender, (i) any U.S. federal withholding tax that is imposed on amounts payable to such Non-U.S. Lender under the law in effect at the time such Non-U.S. Lender becomes a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Non-U.S. Participant became a Participant hereunder); PROVIDED that this clause (b)(i) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this clause (b)(i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer or (y) any Tax is imposed on a Lender in connection with an interest or participation in any Loan or other obligation that such Lender was required to acquire pursuant to Section 14.8(a) of this Agreement or that such Lender acquired pursuant to Section 14.7 of this Agreement (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Non-U.S. Lender as a result of a Change in Law occurring after the time such Non-U.S. Lender became a party to this Agreement (or designates a new lending office) shall not be an Excluded Tax) or (ii) any Tax to the extent attributable to such Non-U.S. Lender's failure to comply with Section 5.4(d).

           "EXISTING LETTERS OF CREDIT" shall mean all Letters of Credit outstanding under the First Amended and Restated Credit Agreement on the Amendment Effective Date.

           "EXISTING PARENT INDEBTEDNESS" shall mean (i) $400,000,000 of 5.25% Senior Notes due 2008, $600,000,000 of 7.625% Senior Notes due 2012 and $700,000,000 of 6.50% Senior Notes due 2013, in each case of Intelsat, Ltd.,
(ii) the 10.375% Senior Discount Notes due 2014 of PanAmSat Holdco outstanding on the Amendment Effective Date (after giving effect to the contemporaneous tender therefor), (iii) the Intelsat Bermuda Intercompany Loans, (iv) the New Intelsat Bermuda Notes, (v) the Intelsat Bermuda Bridge Loan, (vi) any Indebtedness which may redeem the Senior 2004 Notes to the extent that the holders thereof require such redemption within 90 days after the Amendment Effective Date pursuant to Section 1017 of the Senior 2004 Notes Indenture; PROVIDED that interest in respect of the Indebtedness referred to in the foregoing subsections (i) through (vi) shall be paid at the times and in the amounts contemplated in the indentures and other agreements governing such Existing Parent Indebtedness, as in effect on the Amendment Effective Date (or such later date as such Existing Parent Indebtedness is initially issued or incurred), and (vii) any Indebtedness which may redeem, refinance or replace such Existing Parent Indebtedness (including any exchange notes therefor); PROVIDED that (A) the Indebtedness remains the primary obligation of the issuer of such Existing Parent Indebtedness (other than with respect to the Intelsat Bermuda Intercompany Loan) and (B) the principal amount of any such Indebtedness redeeming, refinancing or replacing such Existing Parent Indebtedness shall not exceed the principal amount of the Indebtedness refinanced, plus any reasonable premiums, fees and expenses payable in connection with such refinancing.

           "FAIR MARKET VALUE" of a specified asset shall mean the fair market value of assets as determined in good faith by the Borrower and (i) in the event the specified asset has a Fair Market Value in excess of $25,000,000, shall be set forth in a certificate of an Authorized Officer or (ii) in the event the specified asset has a Fair Market Value in excess of $50,000,000, shall be set forth in a resolution approved by a majority of the board of directors of the Borrower.

           "FCC" shall mean the Federal Communications Commission or any governmental authority substituted therefor.

           "FCC LICENSES" shall mean all authorizations, orders, licenses and permits issued by the FCC to the Borrower or any of its Restricted Subsidiaries, under which the Borrower or any of its Restricted Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its transmit only, receive only or transmit and receive earth stations.

           "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the PER ANNUM rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

           "FEES" shall mean all amounts payable pursuant to, or referred to in,
Section 4.1.

           "FINAL DATE" shall mean the date on which the Renewed Revolving Credit Commitments shall have terminated, no Revolving Credit Loans shall be outstanding and the Letters of Credit Outstanding shall have been reduced to zero.

           "FIRST AMENDED AND RESTATED AGENTS" shall mean Citicorp USA, INC., as Administrative Agent, Citigroup Global Markets Inc., as Joint Lead Arranger and Joint Bookrunner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Joint Lead Arranger, Joint Bookrunner and Documentation Agent, each acting in such capacity in connect with the First Amended and Restated Credit Agreement.

           "FIRST AMENDED AND RESTATED CREDIT AGREEMENT" shall have the meaning provided in the recitals hereto.

           "FOREIGN ASSET SALE" shall have the meaning provided in Section
5.2(g).

           "FOREIGN CURRENCIES" shall mean Euro and Sterling.

           "FOREIGN PLAN" shall mean any employee benefit plan, program, fund, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

           "FOREIGN SUBSIDIARY" shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

           "FRONTING FEE" shall have the meaning provided in Section 4.1(c).

           "G2 DISPOSITION" shall mean the sale by the Borrower of (or the merger of) G2 Satellite Solutions Corporation, a wholly-owned subsidiary of the Borrower, to (or into) a wholly-owned subsidiary of Intelsat Bermuda other than the Borrower or any of its Subsidiaries pursuant to that certain Agreement and Plan of Merger, dated as of July 3, 2006, by and among Intelsat General Corporation, G2 Satellite Solutions Corporation and the Borrower.

           "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; PROVIDED, HOWEVER, that if there occurs after the Amendment Effective Date any change in GAAP that affects in any respect the calculation of any covenant contained in Section 10 or Section 11 or any financial ratio otherwise used in this Agreement for any purpose, the Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or financial ratio with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the Amendment Effective Date and, until any such amendments have been agreed upon, the covenants in Section 10 and
Section 11 and any such financial ratio shall be calculated as if no such change in GAAP has occurred.

           "GLOBAL SERVICE EMPLOYEE TRANSFER" shall mean the transfer of certain employees of Intelsat Global Service Corporation, and the liabilities corresponding thereto, to the Borrower.

           "GLOBO RECEIVABLES" shall have the meaning given such term in the definition of Consolidated EBITDA.

           "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "GUARANTEE" shall mean the Guarantee, made by each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of EXHIBIT C to the Original Credit Agreement.

           "GUARANTEE AND COLLATERAL EXCEPTION AMOUNT" shall mean, at any time:
(a) $250,000,000 MINUS (b) the sum of (i) the aggregate amount of Indebtedness incurred or assumed prior to such time and after the Amendment Effective Date pursuant to Section 10.1(A)(j) or (A)(k) that is outstanding at such time and that was used to acquire, or was assumed in connection with the acquisition of, capital stock and/or assets in respect of which guarantees, pledges and security have not been given pursuant to Sections 9.11 and 9.12, (ii) the aggregate Incremental Loan Commitments at such time and (iii) any Indebtedness outstanding at such time incurred after the Amendment Effective Date by any Restricted Subsidiary that is not a Guarantor, PROVIDED that if such amount is a negative number, the Guarantee and Collateral Exception Amount shall be zero.

           "GUARANTEE OBLIGATIONS" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,
(a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; PROVIDED, HOWEVER, that the term "Guarantee Obligations" shall not include endorsements of instruments for deposit or collection in the ordinary course of business or standard contractual indemnities or guarantees (including performance guarantees) that are not direct guarantees of payments of Indebtedness. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

           "GUARANTORS" shall mean the Subsidiary Guarantors.

           "HAZARDOUS MATERIALS" shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

           "HEDGE AGREEMENTS" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements, and other similar agreements entered into by the Borrower in the ordinary course of business (and not for speculative purposes) in order to protect the Borrower or any of the Restricted Subsidiaries against fluctuations in interest rates, currency exchange rates or commodity prices.

           "HISTORICAL ADJUSTMENTS" shall mean, with respect to the Borrower and its Restricted Subsidiaries, without duplication, the items set forth on
SCHEDULE 1.1(D) to the extent incurred prior to the Original Closing Date.

           "HISTORICAL FINANCIAL STATEMENTS" shall mean, as of the Amendment Effective Date, the audited financial statements of the Borrower and its Subsidiaries, for the immediately preceding three fiscal years, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal years.

           "IN-ORBIT CONTINGENCY PROTECTION" shall mean transponder capacity that, in the good faith determination of the Borrower, is available on a contingency basis from the Borrower or its Restricted Subsidiaries, or any Subsidiary of any parent of the Borrower, directly or from another satellite operator pursuant to a contractual arrangement, to accommodate the transfer of traffic representing at least 25% of the revenue-generating capacity with respect to any Satellite (or, if the entire Satellite is not owned by the Borrower or any of its Restricted Subsidiaries, as the case may be, the portion of the Satellite it owns or for which it has risk of loss) that may suffer actual or constructive total loss and that meets or exceeds the contractual performance specifications for the transponders that had been utilized by such traffic; it being understood that the Satellite (or portion, as applicable) shall be deemed to be insured for a percentage of the Satellite's (or applicable portion's) net book value for which In-Orbit Contingency Protection is available.

           "IN-ORBIT INSURANCE" shall mean, with respect to any Satellite (or, if the entire Satellite is not owned by the Borrower or any of its Restricted Subsidiaries, as the case may be, the portion of the Satellite it owns or for which it has risk of loss), insurance (subject to a right of coinsurance in an amount up to $150,000,000) or other contractual arrangement providing for coverage against the risk of loss of or damage to such Satellite (or portion, as applicable) attaching upon the expiration of the launch insurance therefor (or, if launch insurance is not procured, upon the initial completion of in-orbit testing) and attaching, during the commercial in-orbit service of such Satellite (or portion, as applicable), upon the expiration of the immediately preceding corresponding policy or other contractual arrangement, as the case may be, subject to the terms and conditions set forth herein.

           "IN-ORBIT SATELLITE" shall mean a Satellite owned by the Borrower or any of its Restricted Subsidiaries that has been launched (or, if the entire Satellite is not owned by the Borrower or any of its Restricted Subsidiaries, the portion of the Satellite the Borrower and/or such Restricted Subsidiary owns), excluding any such Satellite that has been decommissioned or that has otherwise suffered a constructive or actual total loss.

           "INCREASED AMOUNT DATE" shall have the meaning provided in Section 2.14.

           "INCREMENTAL LOAN COMMITMENTS" shall have the meaning provided in
Section 2.14.

           "INCREMENTAL REVOLVING CREDIT COMMITMENTS" shall have the meaning provided in Section 2.14.

           "INCREMENTAL REVOLVING LOAN LENDER" shall have the meaning provided in Section 2.14.

           "INCREMENTAL REVOLVING LOANS" shall have the meaning provided in
Section 2.14.

           "INCREMENTAL TRANCHE B-2 TERM LOAN COMMITMENTS" shall have the meaning provided in Section 2.14.

           "INCREMENTAL TRANCHE B-2 TERM LOAN LENDER" shall have the meaning provided in Section 2.14.

           "INCREMENTAL TRANCHE B-2 TERM LOAN MATURITY DATE" shall mean the date on which an Incremental Tranche B-2 Term Loan matures.

           "INCREMENTAL TRANCHE B-2 TERM LOANS" shall have the meaning provided in Section 2.14.

           "INDEBTEDNESS" of any Person shall mean, without duplication, (A) all indebtedness of such Person for borrowed money, (B) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities in the balance sheet of such Person but excluding deferred rent to the extent not capitalized in accordance with GAAP, (C) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (D) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (E) all Disqualified Preferred Stock of such Person, (F) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements, (G) without duplication, all Guarantee Obligations of such Person,
(H) purchase price adjustments (that are in the nature of earn outs or similar deferred purchase price mechanisms not described in clause (iv) of the proviso to this definition) in connection with acquisitions or sales of assets and/or businesses effected in accordance with the requirements of this Agreement, (I) to the extent not otherwise included, with respect to the Borrower and its Restricted Subsidiaries, the amount then outstanding

(I.E., received by, and available for use by, the Borrower or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of Borrower or any of its Restricted Subsidiaries and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing) and (J) all obligations of such Person in respect of Disqualified Preferred Stock, PROVIDED that Indebtedness shall not include (i) trade payables and accrued expenses, in each case payable directly or through a bank clearing arrangement and arising in the ordinary course of business, (ii) obligations under Satellite Purchase Agreements, Launch Service Agreements, in each case, not overdue by more than 90 days, (iii) deferred or prepaid revenue, (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (v) obligations to make payments to one or more insurers under satellite insurance policies or post-closing working capital adjustments in respect of premiums or the requirement to remit to such insurer(s) a portion of the future revenues generated by a Satellite which has been declared a constructive total loss, in each case in accordance with the terms of the insurance policies relating thereto. Notwithstanding the foregoing, (i) Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Agreement and (ii) the amount of any Indebtedness that is non-recourse to the cash flows or assets of the Borrower and its Restricted Subsidiaries (other than the assets securing such Indebtedness and proceeds thereof) shall be deemed to be the lesser of the face amount of such Indebtedness and the fair market value of the collateral securing such Indebtedness.

           "INDEMNIFIED TAXES" shall mean all Taxes (other than Excluded Taxes) and Other Taxes.

           "INDIA TAX OBLIGATIONS" shall mean tax claims of the government of India related to withholding taxes assessed on revenues beginning with the India tax year ended March 31, 1996 in an aggregate amount not to exceed $125,000,000.

           "INTELSAT" shall mean Intelsat Holdings Limited.

           "INTELSAT BERMUDA" shall have the meaning provided in the recitals to this Agreement.

           "INTELSAT BERMUDA BRIDGE LOAN" shall mean the $600,000,000 senior unsecured credit facility of Intelsat Bermuda entered into on the Amendment Effective Date in conjunction with the Acquisition.

           "INTELSAT BERMUDA INTERCOMPANY LOANS" shall mean one or more loans by Intelsat Bermuda to PanAmSat Holdco and/or its Subsidiaries to fund the payment of a portion of the purchase price of the Acquisition and/or to fund the purchase price of the 10.375% Senior Discount Notes due 2014 of PanAmSat Holdco.

           "INTERCOMPANY SERVICES AGREEMENT" shall mean the Master Services Agreement, of even date herewith, among Intelsat Bermuda, Borrower and various of their Affiliates as in effect on the Amendment Effective Date.

           "INTERCREDITOR AND COLLATERAL TRUST AGREEMENT" shall mean the intercreditor and collateral trust agreement substantially in the form of EXHIBIT N to the Original Credit Agreement.

           "INTEREST PERIOD" shall mean, with respect to any Term Loan or Revolving Credit Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

           "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with (other than demand deposits with commercial banks made in the ordinary course of business), or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 364 days arising in the ordinary course of business and excluding also any Investment in leases entered into in the ordinary course of business; or (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other monetary liability of any other Person.

           "JOINDER AGREEMENT" shall mean an agreement substantially in the form of EXHIBIT M to the Original Credit Agreement.

           "JOINT LEAD ARRANGERS" shall mean Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Lehman Brothers Inc.

           "JOINT VENTURES" shall mean any Person in which the Borrower or a Restricted Subsidiary maintains an equity investment (including those formed for the purpose of selling or leasing transponders or transponder capacity to third party customers in the ordinary course of business of the Borrower and its Restricted Subsidiaries), but which is not a Subsidiary of the Borrower.

           "L/C MATURITY DATE" shall mean the date that is five Business Days prior to the Revolving Credit Maturity Date.

           "L/C PARTICIPANT" shall have the meaning provided in Section 3.3(a).

           "L/C PARTICIPATION" shall have the meaning provided in Section
3.3(a).

           "LENDER" shall have the meaning provided in the preamble to this Agreement.

           "LENDER DEFAULT" shall mean (a) the failure (which has not been cured) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.3 or (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 2.1(a), 2.1(b), 2.1(d) or 3.3.

           "LENDER PLEDGE AGREEMENT" shall mean the Lender Pledge Agreement, entered into by the Borrower, the other pledgors party thereto and the Administrative Agent for the benefit of the Lenders, substantially in the form of EXHIBIT F to the Original Credit Agreement.

           "LENDER SECURITY AGREEMENT" shall mean the Lender Security Agreement entered into by the Borrower, the other grantors party thereto and the Administrative Agent for the benefit of the Lenders, substantially in the form of EXHIBIT G to the Original Credit Agreement.

           "LETTER OF CREDIT" shall have the meaning provided in Section 3.1(a).

           "LETTER OF CREDIT COMMITMENT" shall mean $150,000,000, as the same may be reduced from time to time pursuant to Section 3.1.

           "LETTER OF CREDIT EXPOSURE" shall mean, with respect to any Lender, at any time, the sum of (a) the amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (b) such Lender's Revolving Credit Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)).

           "LETTER OF CREDIT FEE" shall have the meaning provided in Section 4.1(b).

           "LETTER OF CREDIT ISSUER" shall mean Credit Suisse, any of its Affiliates or any successor pursuant to Section 3.6. The Letter of Credit Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Letter of Credit Issuer, and in each such case the term "Letter of Credit Issuer" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

           "LETTER OF CREDIT REQUEST" shall have the meaning provided in Section 3.2(a).

           "LETTERS OF CREDIT OUTSTANDING" shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

           "LEVEL I STATUS" shall mean, on any date, the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 6.00 to 1.00 as of such date.

           "LEVEL II STATUS" shall mean, on any date, the circumstance that Level I Status does not exist and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 5.50 to 1.00 as of such date.

           "LEVEL III STATUS" shall mean, on any date, the circumstance that neither Level I Status nor Level II Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio (x) with respect to the Applicable ABR Margin and Applicable LIBOR Margin, is greater than or equal to 5.00 to 1.00 as of such date and (y) with respect to the Commitment Fee Rate, is greater than or equal to 4.50 to 1.00 as of such date.

           "LEVEL IV STATUS" shall mean, on any date, the circumstance that the Consolidated Total Debt to Consolidated EBITDA Ratio is less than (x) with respect to the Applicable ABR Margin and Applicable LIBOR Margin, 5.00 to 1.00 as of such date and (y) with respect to the Commitment Fee Rate, 4.50 to 1.00 as of such date.

           "LEVEL V STATUS" shall mean, on any date, the circumstance that the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 4.50 to 1.00 as of such date.

           "LIBOR LOAN" shall mean any LIBOR Term Loan or LIBOR Revolving Credit Loan.

           "LIBOR RATE" shall mean, in the case of any LIBOR Term Loan or LIBOR Revolving Credit Loan, with respect to each day during each Interest Period pertaining to such LIBOR Loan, (a) the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period multiplied by (b) the Statutory Reserve Rate. In the event that any such rate does not appear on the applicable Page of the Telerate Service (or otherwise on such service), the "LIBOR RATE" for the purposes of this paragraph shall be determined by reference to such other publicly available service for displaying LIBOR rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, the "LIBOR RATE" for the purposes of this paragraph shall instead be the rate PER ANNUM notified to the Administrative Agent by the Reference Lender as the rate at which the Reference Lender is offered Dollar deposits at or about 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period in the interbank LIBOR market where the LIBOR and foreign currency and exchange operations in respect of its LIBOR Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Term Loan or LIBOR Revolving Credit Loan, as the case may be, to be outstanding during such Interest Period.

           "LIBOR REVOLVING CREDIT LOAN" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the LIBOR Rate.

           "LIBOR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the LIBOR Rate.

           "LICENSE SUBSIDIARY" shall mean PanAmSat Licensee Corp., a Delaware corporation, and any other Wholly-Owned Subsidiary formed for the purpose of holding Subject Licenses to be used by the Borrower or any of its Restricted Subsidiaries in the operation of their respective businesses and all of the shares of capital stock and other ownership interests of which are held by a Guarantor.

           "LIEN" shall mean any mortgage, pledge, security interest, hypothecation, conditional or security assignment, lien (statutory or other) or similar encumbrance (including any currently effective agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

           "LOAN" shall mean any Revolving Credit Loan, Swingline Loan, Term Loan, Incremental Revolving Loan or Incremental Tranche B-2 Term Loan made by any Lender hereunder.

           "MANAGEMENT INVESTORS" shall mean directors and/or members of senior management of Intelsat and any Subsidiaries of Intelsat, or any of their respective spouses, direct lineal descendants, heirs or trusts for the benefit of any of the foregoing.

           "MANDATORY BORROWING" shall have the meaning provided in Section 2.1(d).

           "MATERIAL ADVERSE CHANGE" shall mean any event or circumstance which has resulted or is reasonably likely to result in a material adverse change in the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole or that would materially adversely affect the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their obligations under this Agreement or any of the other Credit Documents.

           "MATERIAL ADVERSE EFFECT" shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and the Subsidiaries, taken as a whole, that would materially adversely affect (a) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Administrative Agent and the Lenders under this Agreement or any of the other Credit Documents; PROVIDED that the New Transactions shall not, in and of themselves or in the aggregate, constitute a Material Adverse Effect.

           "MATERIAL SUBSIDIARY" shall mean, at any date of determination, (1) each License Subsidiary, (2) each Guarantor under the First Amended and Restated Credit Agreement immediately prior to the Amendment Effective Date, (3) each Domestic Restricted Subsidiary of the Borrower (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 5% of the consolidated total assets of the Borrower and the Domestic Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Borrower and the Domestic Restricted Subsidiaries for such period, in each case determined in accordance with GAAP and (4) any Subsidiary that guarantees the Senior Notes.

           "MATURITY DATE" shall mean the Tranche A-3 Term Loan Maturity Date, the Tranche B-2 Term Loan Maturity Date or the Revolving Credit Maturity Date.

           "MEASUREMENT PERIOD" shall mean the period from July 1, 2006 to the end of the Borrower's most recently ended fiscal quarter for which internal financial statements are available.

           "MINIMUM BORROWING AMOUNT" shall mean (a) with respect to a Borrowing of Term Loans or Revolving Credit Loans, $1,000,000, and (b) with respect to a Borrowing of Swingline Loans, $100,000.

           "MINORITY INVESTMENT" shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns capital stock or other equity interests.

           "MOODY'S" shall mean Moody's Investors Service, Inc. or any successor by merger or consolidation to its business.

           "MORTGAGE" shall mean a Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement or other security document entered into by the owner of a Mortgaged Property and the Collateral Trustee for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of EXHIBIT D to the Original Credit Agreement.

           "MORTGAGED PROPERTY" shall mean, initially, each parcel of real estate and the improvements thereto owned by a Credit Party and identified on
SCHEDULE 1.1(b) to the Original Credit Agreement, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.15.

           "NET CASH PROCEEDS" shall mean, with respect to any Prepayment Event,
(a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any of the Restricted Subsidiaries in respect of such Prepayment Event, less
(b) the sum of:

          (i) in the case of any Prepayment Event, the amount, if any, of all taxes paid or estimated to be payable by the Borrower or any of the Restricted Subsidiaries in connection with or as a result of such Prepayment Event,

          (ii) in the case of any Prepayment Event, the amount of any reasonable reserve (other than any taxes deducted pursuant to clause (i) above) and only for a period not to exceed one year; PROVIDED that in the event such amount of proceeds so reserved exceeds $500,000, the Borrower shall deliver to the Lenders the certificate of an Authorized Officer as to the reasonableness of such determination) established in good faith against any liabilities (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Borrower or any of the Restricted Subsidiaries, PROVIDED that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,

          (iii) in the case of any Prepayment Event, the amount of any Indebtedness secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness or any agreement relating to such Prepayment Event requires that such Indebtedness be repaid upon consummation of such Prepayment Event and payments of liabilities relating to such assets which are retained by the Borrower or any Restricted Subsidiary,

          (iv) in the case of any Asset Sale Prepayment Event (other than a transaction permitted by Section 10.4(e)(ii)), Casualty Event or Permitted Sale Leaseback, the amount of any proceeds of such Prepayment Event that the Borrower or any Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of the Borrower or any of the Restricted Subsidiaries (subject to Section 9.14), including by way of Permitted Acquisitions and by purchase of Minority Investments or interests in Joint Ventures (subject to Section 10.5), PROVIDED that any portion of such proceeds that has not been so reinvested within such Reinvestment Period shall, unless the Borrower or a Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds, (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback occurring on the last day of such Reinvestment Period and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i); and

          (v) in the case of any Prepayment Event, reasonable and customary fees, commissions, expenses, issuance costs, discounts, premiums, consent payments and redemption, tender offer, defeasance and other costs paid by the Borrower or any of the Restricted Subsidiaries, as applicable, in connection with such Prepayment Event (other than those payable to the Borrower or any Subsidiary of the Borrower), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

Net Cash Proceeds shall not include (i) any trade-in-credits or purchase price reductions received by the Borrower or any of its Restricted Subsidiaries in connection with an exchange of equipment for replacement equipment that is the functional equivalent of such exchanged equipment, (ii) proceeds from business interruption insurance, third party liability insurance, rent insurance and other payments, in each case, for interruption of operations or (iii) the first $100,000,000 in Net Cash Proceeds from Asset Sale Prepayment Events since the Amendment Effective Date.

           "NEW INTELSAT BERMUDA NOTES" shall mean the senior notes of Intelsat Bermuda issued in conjunction with the Acquisition.

           "NEW TRANSACTION EXPENSES" shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Acquisition, the Post-Closing Transactions, the Senior 2006 Notes Offering, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

           "NEW TRANSACTIONS" shall mean, collectively, the transactions contemplated by this Agreement, the Senior 2006 Notes Offering, the Post-Closing Transactions, the Acquisition and the transactions related thereto, including the tender for the 10 3/8% Discount Notes of PanAmSat Holdco and the change of control offer in connection with the Senior 2004 Notes.

           "NON-CONSENTING LENDER" shall have the meaning provided in Section 14.7(b).

           "NON-DEFAULTING LENDER" shall mean and include each Lender other than a Defaulting Lender.

           "NON-U.S. LENDER" shall mean any Lender that is not, for United States federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation or partnership or entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (c) an estate whose income is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or a trust that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

           "NON-U.S. PARTICIPANT" shall mean any Participant that if it were a Lender would qualify as a Non-U.S. Lender.

           "NOTICE OF BORROWING" shall have the meaning provided in Section 2.3(a).

           "NOTICE OF CONVERSION OR CONTINUATION" shall have the meaning provided in Section 2.6(a).

           "NOTICE OF INTENT TO CURE" shall have the meaning provided in Section 9.1(d).

           "OBLIGATIONS" shall have the meaning assigned to such term in the Security Documents.

           "ORIGINAL AGENTS" shall mean Citicorp USA, Inc., as administrative agent, Citigroup Global Markets Inc., as joint lead arranger and joint bookrunner, Credit Suisse, acting through its Cayman Islands Branch, as joint lead arranger, joint bookrunner and syndication agent, and Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Bank of America, N.A., as co-documentation agents, each acting in such capacity in connection with the Original Credit Agreement.

           "ORIGINAL AMENDMENT AGREEMENT" shall mean the Amendment Agreement dated as of March 22, 2005 among the Borrower and the First Amended and Restated Agents.

           "ORIGINAL CLOSING DATE" shall mean August 20, 2004.

           "ORIGINAL CREDIT AGREEMENT" shall mean the credit agreement originally entered into among the Borrower, the Lenders party thereto from time to time (the "ORIGINAL LENDERS") and the Original Agents, dated as of August 20, 2004.

           "OTHER TAXES" shall mean any and all present or future stamp, documentary or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related expenses with regard thereto) arising directly from any payment made or required to be made under this Agreement or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document.

           "PANAMSAT HOLDCO" shall have the meaning provided in the recitals hereto.

           "PARTICIPANT" shall have the meaning provided in Section 14.6(c)(i).

           "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

           "PERFECTION CERTIFICATE" shall mean a certificate of the Borrower in the form of EXHIBIT E to the Original Credit Agreement or any other form approved by the Administrative Agent.

           "PERMITTED ACQUISITION" shall mean the acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets or capital stock or other equity interests, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law; (b) such acquisition shall result in the issuer of such capital stock or other equity interests becoming a Restricted Subsidiary and a Subsidiary Guarantor, to the extent required by Section 9.11; (c) such acquisition shall result in the Administrative Agent, for the benefit of the applicable Lenders, being granted a security interest in any capital stock or any assets so acquired, to the extent required by Sections 9.11, 9.12 and/or 9.15; (d) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; and (e) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 10.1(A)(j) and 10.1(A)(k), respectively, and any related Pro Forma Adjustment), with the covenant set forth in Section 11 (without giving effect to any waiver pursuant to clause (a) thereto or any application of clause (b) thereto and regardless of whether or not the Renewed Revolving Credit Commitment has been terminated), as such covenants are recomputed as at the last day of the most recently ended Test Period under such Section as if such acquisition had occurred on the first day of such Test Period.

           "PERMITTED ADDITIONAL NOTES" shall mean senior or senior subordinated notes, issued by the Borrower, (a) the terms of which (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date on which the final maturity of the Senior 2006 Notes occurs (as in effect on the Amendment Effective Date) (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (ii) to the extent senior subordinated notes, provide for customary subordination to the Obligations under the Credit Documents, (b) the covenants, events of default, Subsidiary guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and the Subsidiaries than those in the Senior 2004 Notes or, to the extent that there are no Senior 2004 out-standing, the Senior 2006 Notes and (c) of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor under such notes that is not an obligor under the Senior Notes.

           "PERMITTED BUSINESS" shall have the meaning provided in Section 9.14(a).

           "PERMITTED EQUITY ISSUANCE" means any sale or issuance of any Equity Interests of the Borrower (other than Disqualified Preferred Stock) to the extent permitted hereunder.

           "PERMITTED HOLDERS" shall mean the Sponsors and the Management Investors.

           "PERMITTED INVESTMENTS" shall mean:

           (a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

           (b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from another nationally recognized rating service);

           (c) commercial paper issued by any Lender or any bank holding company owning any Lender;

           (d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

           (e) domestic and LIBOR certificates of deposit or bankers' acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the Dollar Equivalent thereof) in the case of foreign banks;

           (f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;

           (g) marketable short-term money market and similar funds (x) either having assets in excess of $250,000,000 or (y) having a rating of at least A-2 or P-2 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

           (h) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and

           (i) in the case of Investments by any Restricted Foreign Subsidiary or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located or in which such Investment is made.

           "PERMITTED LIENS" shall mean:

           (a) Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

           (b) Liens in respect of property or assets of the Borrower or any of the Subsidiaries imposed by law, such as carriers', warehousemen's, repairmen's, bankers', landlords' and mechanics' Liens and other similar Liens, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

           (c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 12.11;

           (d) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security legislation, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;

           (e) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

           (f) easements, rights-of-way, restrictions, minor defects or irregularities in title, violations of zoning or other municipal ordinances, and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

           (g) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement;

           (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

           (i) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries, PROVIDED that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.1;

           (j) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

           (k) Liens on equipment of the Borrower or any Subsidiary granted in the ordinary course of business to customers at whose premises such equipment is located; and

           (k) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business.

           "PERMITTED REFINANCING INDEBTEDNESS" shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to "REFINANCE"), the Indebtedness being Refinanced (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); PROVIDED that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon),
(b) the weighted average life to maturity of such Permitted Refinancing Indebtedness at the time such Refinancing Indebtedness is incurred or issued is greater than or equal to the lesser of (i) the weighted average life to maturity at such time of the Indebtedness being Refinanced and (ii) the weighted average life to maturity that would result if all payments of principal on the Indebtedness being refinanced that would have been due on or after the date that is 91 days following the Tranche B-2 Term Loan Maturity Date were instead due on such date 91 days following the Tranche B-2 Term Loan Maturity Date, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have additional obligors, or greater guarantees or security, than the Indebtedness being Refinanced, except to the extent otherwise permitted hereunder and (e) if the Indebtedness being Refinanced is secured by any assets securing the Obligations (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured only by such collateral on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced; PROVIDED that Indebtedness incurred to refinance Indebtedness outstanding under Sections 10.1(A)(f), (g), (h), (i), (s), (u), (v), (w) and (x) shall be deemed to have been incurred and to be outstanding under such clauses (f), (g), (h),
(i), (s), (u), (v), (w) or (x), as applicable, and not Section 10.1(A)(y) for purposes of determining amounts outstanding under such Sections 10.1(A)(f), (g),
(h), (i), (s), (u), (v), (w) and (x).

           "PERMITTED SALE LEASEBACK" shall mean any Sale Leaseback consummated by the Borrower or any of the Restricted Subsidiaries after the Amendment Effective Date, PROVIDED that any such Sale Leaseback (other than any Sale Leaseback that is between the Borrower and any Guarantor or any Guarantor and another Guarantor) is consummated for fair value as determined at the time of consummation in good faith by the Borrower and, in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $20,000,000, the board of directors of the Borrower (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

           "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

           "PLAN" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower, a Subsidiary or an ERISA Affiliate.

           "PLATFORM" shall have the meaning provided in Section 14.17(b).

           "PLEDGE AGREEMENTS" shall mean the Lender Pledge Agreement and the Shared Pledge Agreement.

           "POST-CLOSING TRANSACTIONS" shall mean the G2 Disposition and the Global Service Employee Transfer.

           "PREPAYMENT EVENT" shall mean any Asset Sale Prepayment Event, Debt Incurrence Prepayment Event, Casualty Event or any Permitted Sale Leaseback, in each case other than any of the New Transactions; PROVIDED that with respect to the Specified Sale Leaseback, only the Net Cash Proceeds in excess of $150,000,000 from such Prepayment Event shall constitute "Net Cash Proceeds" for purposes of Section 5.2.

           "PRIME RATE" shall mean the rate of interest PER ANNUM publicly announced from time to time by the Administrative Agent as its reference rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Citibank, N.A. in connection with extensions of credit to debtors).

           "PRO FORMA ADJUSTMENT" shall mean, for any Test Period that includes any of the six consecutive fiscal quarters first ending following any Permitted Acquisition, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Borrower affected by such acquisition, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of reasonably identifiable and factually supportable net cost savings or additional net costs, as the case may be, realizable during such period by combining the operations of such Acquired Entity or Business with the operations of the Borrower and its Subsidiaries, PROVIDED that so long as such net cost savings or additional net costs will be realizable at any time during such six-quarter period, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such net cost savings or additional net costs will be realizable during the entire such period; PROVIDED FURTHER that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for net cost savings or additional net costs actually realized during such period and already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be. Without duplication of adjustments provided above, in case of any Permitted Acquisition consummated after the first day of the relevant period being tested, the Pro Forma Adjustment shall give effect to the termination or replacement of operating leases with Capitalized Lease Obligations or other Indebtedness, and to any replacement of Capitalized Lease Obligations or other Indebtedness with operating leases, in each case effected at the time of the consummation of such Permitted Acquisition or thereafter, in each case if effected after the first day of the period being tested and prior to the date the respective determination is being made, as if such termination or replacement had occurred on the first day of the relevant period.

           "PRO FORMA ADJUSTMENT CERTIFICATE" shall mean any certificate of an Authorized Officer of the Borrower delivered pursuant to Section 9.1(h) or setting forth the information described in clause (iv) to Section 9.1(d).

           "QUALIFIED IPO" shall mean an underwritten public offering of the Voting Stock of Intelsat Bermuda or any other direct or indirect parent of the Borrower (i) after giving effect to which, at least 17.5% of the outstanding Voting Stock of Intelsat Bermuda or such parent is publicly traded or (ii) resulting in gross proceeds in respect of the Voting Stock of Intelsat Bermuda or such parent equal to or greater than $300,000,000.

           "QUALIFIED PIK SECURITIES" shall mean (1) any preferred capital stock or preferred equity interest of the Borrower (a) that does not provide for any cash dividend payments or other cash distributions in respect thereof on or prior to the Tranche B-2 Term Loan Maturity Date and (b) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (i)(x) mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (y) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified PIK Securities or (z) become redeemable at the option of the holder thereof (other than as a result of a change of control), in whole or in part, in each case on or prior to the 91st day following the Tranche B-2 Term Loan Maturity Date and (ii) provide holders thereunder with any rights to payment (directly or indirectly) upon the occurrence of a "change of control" event prior to the repayment of the Obligations under the Credit Documents and (2) any Indebtedness of the Borrower which has payments terms at least as favorable to the Borrower and Lenders as described in clauses (1)(a) and (b) above and is subordinated on customary terms and conditions (including remedy standstills at all times prior to the Tranche B-2 Term Loan Maturity Date) and has other terms, other than with respect to interest rates, at least as favorable to the Borrower and Lenders as the Senior Notes, taken as a whole.

           "QUALIFIED RECEIVABLES FINANCING" shall mean any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

           (1) the board of directors of the Borrower shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termi-nation events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Receivables Subsidiary,

           (2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at fair market value (as determined in good faith by the Borrower), and

           (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.

           The grant of a security interest in any accounts receivable of the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Indebtedness outstanding under this Agreement shall not be deemed a Qualified Receivables Financing.

           "REAL ESTATE" shall have the meaning provided in Section 9.1(f).

           "RECEIVABLES FINANCING" shall mean any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Restricted Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any obligations under Hedge Agreements entered into by the Borrower or any such Subsidiary in connection with such accounts receivable.

           "RECEIVABLES REPURCHASE OBLIGATION" shall mean any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

           "RECEIVABLES SUBSIDIARY" shall mean a wholly owned Restricted Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Borrower in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Borrower and its Restricted Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Borrower (as provided below) as a Receivables Subsidiary and:

           (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

           (b) with which neither the Borrower nor any other Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, and

           (c) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

           Any such designation by the board of directors of the Borrower shall be evidenced to the Administrative Agent by providing the Administrative Agent with a certified copy of the resolution of the board of directors of the Borrower giving effect to such designation and certificate of an Authorized Officer certifying that such designation complied with the foregoing conditions.

           "REFERENCE LENDER" shall mean Citibank, N.A.

           "REGISTER" shall have the meaning provided in Section 14.6(b)(iv).

           "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

           "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

           "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

           "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

           "REINVESTMENT PERIOD" shall mean the period from the date of the applicable Prepayment Event until the earlier of (a) 10 Business Days prior to the occurrence of an obligation to make an offer to repurchase Senior Notes (or any Permitted Additional Notes) pursuant to the asset sale or event of loss provisions of any of the Senior Note Indentures and (b) 15 months following the date of such Prepayment Event.

           "RELATED PARTIES" shall mean, with respect to any specified Person, such Person's Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

           "RENEWED REVOLVING CREDIT COMMITMENT" shall mean, (a) in the case of each Lender that is a Lender immediately prior to the Amendment Effective Date, the amount set forth opposite such Lender's name on Schedule 1 to the Amendment Agreement as such Lender's "Renewed Revolving Credit Commitment" and (b) in the case of any Lender that is not covered by clause (a) of this definition and becomes a Lender on or after the Amendment Effective Date, the amount specified as such Lender's "Renewed Revolving Credit Commitment" either on Schedule 1 to the Amendment Agreement or in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Renewed Revolving Credit Commitment, as the case may be, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Renewed Revolving Credit Commitment as of the Amendment Effective Date is $250,000,000.

           "RENEWED REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean, at any time, for each Lender, the percentage obtained by dividing (a) such Lender's Renewed Revolving Credit Commitment by (b) the aggregate amount of the Renewed Revolving Credit Commitments, PROVIDED that at any time when the Total Renewed Revolving Credit Commitment shall have been terminated, each Lender's Renewed Revolving Credit Commitment Percentage shall be its Renewed Revolving Credit Commitment Percentage as in effect immediately prior to such termination.

           "REPAYMENT AMOUNT" shall mean the Tranche A-3 Repayment Amount and the Tranche B-2 Repayment Amount, as applicable.

           "REPAYMENT DATE" shall mean a Tranche A-3 Repayment Date or a Tranche B-2 Repayment Date, as applicable.

           "REPORTABLE EVENT" shall mean an event described in Section 4043 of ERISA and the regulations thereunder.

           "REQUIRED LENDERS" shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Renewed Revolving Credit Commitment at such date and (ii) the outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date or (b) if the Total Renewed Revolving Credit Commitment and the Total Term Loan Commitment have been terminated or for the purposes of acceleration pursuant to Section 12, the holders (excluding Defaulting Lenders) of a majority of the outstanding principal amount of the Loans and Letter of Credit Exposures (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

           "REQUIRED TRANCHE A-3 TERM LOAN LENDERS" shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the portion of the Adjusted Total Term Loan Commitment that relates to Tranche A-3 Term Loan Commitments at such date and (b) the outstanding principal amount of the Tranche A-3 Term Loans (excluding Tranche A-3 Term Loans held by Defaulting Lenders) in the aggregate at such date.

           "REQUIRED TRANCHE B-2 TERM LOAN LENDERS" shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the portion of the Adjusted Total Term Loan Commitment that relates to Tranche B-2 Term Loan Commitments at such date and (b) the outstanding principal amount of the Tranche B-2 Term Loans (excluding Tranche B-2 Term Loans held by Defaulting Lenders) in the aggregate at such date.

           "REQUIREMENT OF LAW" shall mean, as to any Person, the Certificate of Incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

           "REQUISITE REVOLVING CREDIT LENDERS" shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the Adjusted Total Renewed Revolving Credit Commitment at such date or (b) if the Total Renewed Revolving Credit Commitment has been terminated or for the purposes of acceleration pursuant to Section 12, the holders (excluding Defaulting Lenders) of a majority of the outstanding principal amount of the Revolving Credit Loans and Letter of Credit Exposures (excluding the Revolving Credit Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

           "RESTRICTED FOREIGN SUBSIDIARY" shall mean a Foreign Subsidiary that is a Restricted Subsidiary.

           "RESTRICTED SUBSIDIARY" shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary; PROVIDED that in any event each License Subsidiary and each Receivables Subsidiary shall be a Restricted Subsidiary.

           "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Revolving Credit Loans of such Lender then outstanding, (b) such Lender's Letter of Credit Exposure at such time and (c) such Lender's Renewed Revolving Credit Commitment Percentage of the aggregate principal amount of all outstanding Swingline Loans.

           "REVOLVING CREDIT LOANS" shall have the meaning provided in Section 2.1(b).

           "REVOLVING CREDIT MATURITY DATE" shall mean the date that is six years after the Amendment Effective Date or, if such date is not a Business Day, the next preceding Business Day.

           "SALE LEASEBACK" shall mean any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

           "SATELLITE" shall mean any satellite owned by, or leased to, the Borrower or any of its Restricted Subsidiaries and any satellite purchased pursuant to the terms of a Satellite Purchase Agreement, whether such satellite is in the process of manufacture, has been delivered for launch or is in orbit (whether or not in operational service).

           "SATELLITE HEALTH REPORT" shall mean a satellite health report, prepared by the Borrower and certified by an Authorized Officer, in the form of Exhibit O (appropriately completed).

           "SATELLITE MANUFACTURER" shall mean, with respect to any Satellite, the prime contractor and manufacturer of such Satellite.

           "SATELLITE PURCHASE AGREEMENT" shall mean, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and the applicable Satellite Manufacturer relating to the manufacture, testing and delivery of such Satellite.

           "SATELLITE PURCHASER" shall mean the Borrower or Restricted Subsidiary that is a party to a Satellite Purchase Agreement or Launch Services Agreement, as the case may be.

           "S&P" shall mean Standard & Poor's Ratings Services or any successor by merger or consolidation to its business.

           "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

           "SECTION 9.1 FINANCIALS" shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer's certificate delivered, or required to be delivered, pursuant to Section 9.1(d).

           "SECURED PARTIES" shall have the meaning assigned to such term in the applicable Security Documents.

           "SECURITY AGREEMENTS" shall mean the Lender Security Agreement and the Shared Security Agreement.

           "SECURITY DOCUMENTS" shall mean, collectively, (a) the Guarantee, (b) the Pledge Agreements, (c) the Security Agreements, (d) the Mortgages, (e) the Intercreditor and Collateral Trust Agreement and (f) each other security agreement or other instrument or document executed and delivered pursuant to
Section 9.11 or 9.12 or pursuant to any of the Security Documents to secure any of the Obligations.

           "SENIOR 1998 NOTES" shall mean each of the Borrower's 6?% Notes due 2008 in an aggregate outstanding principal amount of $150,000,000 as of the Original Closing Date, and

6 7/8% Debentures due 2028 in an aggregate outstanding principal amount of $125,000,000 as of the Original Closing Date.

           "SENIOR 1998 NOTES INDENTURE" shall mean that certain indenture dated as of January 16, 1998 made by and among the Borrower, as issuer, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, pursuant to which the Senior 1998 Notes are issued.

           "SENIOR NOTE INDENTURES" shall mean the Senior 2004 Notes Indenture and the Senior 2006 Notes Indenture.

           "SENIOR NOTES" shall mean the Senior 2004 Notes or the Senior 2006 Notes.

           "SENIOR 2004 NOTES" shall mean the Borrower's 9% Senior Notes Due
2014.

           "SENIOR 2004 NOTES INDENTURE" shall mean the Indenture dated as of the Original Closing Date among the Borrower, the guarantors party thereto and The Bank of New York, as trustee, pursuant to which the Senior 2004 Notes are issued.

           "SENIOR 2006 NOTES" shall mean the Senior 2006 Notes defined in the Recitals hereof.

           "SENIOR 2006 NOTES INDENTURE" shall mean the Indenture dated as of the Amendment Effective Date among the Borrower, the guarantors party thereto and The Bank of New York, as trustee, pursuant to which the Senior 2006 Notes are issued.

           "SENIOR 2006 NOTES OFFERING" shall have the meaning provided in the recitals to this Agreement.

           "SERIES" shall have the meaning as provided in Section 2.14.

           "SHARED PLEDGE AGREEMENT" shall mean the Shared Pledge Agreement entered into by the Borrower, the other pledgors party thereto and the Collateral Trustee for the benefit of the Lenders, substantially in the form of EXHIBIT F-1 to the Original Credit Agreement.

           "SHARED SECURITY AGREEMENT" shall mean the Security Agreement entered into by the Borrower, the other grantors party thereto and the Collateral Trustee for the benefit of the Lenders, substantially in the form of EXHIBIT G-1 to the Original Credit Agreement.

           "SOLD ENTITY OR BUSINESS" shall have the meaning provided in the definition of the term "Consolidated EBITDA."

           "SOLVENT" shall mean, with respect to the Borrower, that as of any date of determination, both (i) (a) the sum of the Borrower's debt (including contingent liabilities) does not exceed the present fair saleable value of the Borrower's present assets; (b) the Borrower's capital is not unreasonably small in relation to its business as contemplated on the Original Closing Date; and
(c) the Borrower has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due

(whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

           "SPECIFIED SALE LEASEBACK" shall mean one Permitted Sale Leaseback of a Satellite designated by the Borrower in a certificate of an Authorized Officer.

           "SPECIFIED SUBSIDIARY" shall mean, at any date of determination, (a) any Material Subsidiary or (b) any Unrestricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 10% of the consolidated total assets of the Borrower and the Subsidiaries at such date, (ii) whose gross revenues for such Test Period were equal to or greater than 10% of the consolidated gross revenues of the Borrower and the Subsidiaries for such period, in each case determined in accordance with GAAP and (c) each other Subsidiary that is the subject of a case, proceeding or action of the type described in Section 12.5 and that, when combined with any other Subsidiary that is the subject of a case, proceeding or action of the type described in Section 12.5 would constitute a Specified Subsidiary under clause (a) or (b) above.

           "SPONSOR" shall mean any of (i) one or more investment funds advised, managed or controlled by Apax Partners Worldwide, LLP and Apax Partners, Inc.,
(ii) one or more investment funds advised, managed or controlled by Apollo Management V, L.P., (iii) one or more investment funds advised, managed or controlled by Madison Dearborn Partners, LLC and (iv) one or more investment funds advised, managed or controlled by Permira Advisers, LLC and, in each case (whether individually or as a group), their Affiliates.

           "STANDARD SECURITIZATION UNDERTAKINGS" shall mean representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

           "STATED AMOUNT" of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder at such time, determined without regard to whether any conditions to drawing could then be met.

           "STATUS" shall mean, as to the Borrower as of any date, the existence of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as the case may be on such date. Changes in Status resulting from changes in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective (the date of such effectiveness, the "EFFECTIVE DATE") as of the first day following the day (a) Section 9.1 Financials are delivered to the Lenders under Section 9.1 and (b) an officer's certificate is delivered by the Borrower to the Lenders setting forth, with respect to such Section 9.1 Financials, the then-applicable Status, and shall remain in effect until the next change to be effected pursuant to this definition; PROVIDED that each determination of the Consolidated Total Debt to Consolidated EBITDA Ratio pursuant to this definition shall be made with respect to the Test Period ending at the end of the fiscal period covered by the relevant financial statements.

           "STATUTORY RESERVE RATE" shall mean, for any day as applied to any LIBOR Loan, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages that are in effect on that day (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, as prescribed by the Board and to which the Administrative Agent is subject, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

           "SUBJECT LICENSES" shall mean all FCC Licenses for the launch and operation of Satellites with C-band or Ku-band transponders and the operation of TT&C Stations used to control such Satellites and, from and after the launch of any Satellites other than those that have C-band or Ku-band transponders, the FCC Licenses for the launch and operation of such Satellites and for the operation of TT&C Stations used to control such Satellites.

           "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness of the Borrower or any Guarantor that is by its terms subordinated in right of payment to the obligations of the Borrower and such Guarantor, as applicable, under this Agreement.

           "SUBSIDIARY" of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

           "SUBSIDIARY GUARANTORS" shall mean (a) each Domestic Subsidiary (other than an Unrestricted Subsidiary) under the First Amended and Restated Credit Agreement as of the Amendment Effective Date and (b) each Domestic Subsidiary that becomes a party to the Guarantee after the Amendment Effective Date pursuant to Section 9.11; PROVIDED that, notwithstanding anything to the contrary, no Receivables Subsidiary shall be a Subsidiary Guarantor.

           "SUCCESSOR BORROWER" shall have the meaning provided in Section 10.3(a).

           "SWINGLINE COMMITMENT" shall mean $35,000,000.

           "SWINGLINE LENDER" shall mean Citicorp USA, Inc. in its capacity as lender of Swingline Loans hereunder.

           "SWINGLINE LOANS" shall have the meaning provided in Section 2.1(c).

           "SWINGLINE MATURITY DATE" shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the Revolving Credit Maturity Date.

           "SYNDICATION AGENT" shall mean Credit Suisse together with its affiliates under this Agreement and the other Credit Documents.

           "TAXES" shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.

           "TERM LOAN COMMITMENT" shall mean, with respect to each Lender, such Lender's Tranche A-3 Term Loan Commitment and Tranche B-2 Term Loan Commitment.

           "TERM LOANS" shall mean the Tranche A-3 Term Loans and the Tranche B-2 Term Loans, collectively.

           "TEST PERIOD" shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended.

           "TOTAL COMMITMENT" shall mean the sum of the Total Term Loan Commitment and the Total Renewed Revolving Credit Commitment.

           "TOTAL CREDIT EXPOSURE" shall mean, at any date, the sum of (a) the Total Renewed Revolving Credit Commitment at such date, (b) the Total Term Loan Commitment at such date and (c) the outstanding principal amount of all Term Loans at such date.

           "TOTAL RENEWED REVOLVING CREDIT COMMITMENT" shall mean the sum of the Renewed Revolving Credit Commitments of all the Lenders.

           "TOTAL TERM LOAN COMMITMENT" shall mean the sum of the Tranche A-3 Term Loan Commitments, the Tranche B-2 Commitments and Incremental Tranche B-2 Term Loan Commitments, if applicable, of all the Lenders.

           "TRANCHE A-3 REPAYMENT AMOUNT" shall have the meaning provided in
Section 2.5(b).

           "TRANCHE A-3 REPAYMENT DATE" shall have the meaning provided in
Section 2.5(b).

           "TRANCHE A-3 TERM LOAN" shall have the meaning provided in Section
2.1.

           "TRANCHE A-3 TERM LOAN COMMITMENT" shall mean, (a) in the case of each Lender that is a Lender immediately prior to the Amendment Effective Date, the amount of Tranche A-3 Term Loans that such Lender has been deemed to have exchanged its prior term loans into on the Amendment Effective Date as set forth in the Amendment Agreement and (b) in the case of any Lender that is not covered by clause (a) of this definition and becomes a Lender on or after the date hereof, the amount specified as such Lender's "Additional Tranche A-3 Term Loan Commitment" on Schedule 1 to the Amendment Agreement or as such Lender's "Tranche A-3 Term Loan Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Tranche A-3 Term Loan Commitment, as the case may be, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Tranche A-3 Term Loan Commitments as of the Amendment Effective Date is $355,910,000.

           "TRANCHE A-3 TERM LOAN LENDER" shall mean a Lender with a Tranche A-3 Term Loan Commitment or an outstanding Tranche A-3 Term Loan.

           "TRANCHE A-3 TERM LOAN MATURITY DATE" shall mean the date which is six years after the Amendment Effective Date or, if such date is not a Business Day, the first Business Day thereafter.

           "TRANCHE B-2 REPAYMENT AMOUNT" shall have the meaning provided in
Section 2.5(c).

           "TRANCHE B-2 REPAYMENT DATE" shall have the meaning provided in
Section 2.5(c).

           "TRANCHE B-2 TERM LOAN" shall have the meaning provided in Section
2.1.

           "TRANCHE B-2 TERM LOAN COMMITMENT" shall mean, (a) in the case of each Lender that is a Lender immediately prior to the Amendment Effective Date, the amount of Tranche B-2 Term Loans that such Lender has been deemed to have exchanged its prior term loans into on the Amendment Effective Date as set forth in the Amendment Agreement and (b) in the case of any Lender that is not covered by clause (a) of this definition and becomes a Lender on or after the Amendment Effective Date, the amount specified as such Lender's "Additional Tranche B-2 Term Loan Commitment" on Schedule 1 to the Amendment Agreement or as such Lender's "Tranche B-2 Term Loan Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Tranche B-2 Term Loan Commitment, as the case may be, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Tranche B-2 Commitments as of the Amendment Effective Date is $1,635,100,000.

           "TRANCHE B-2 TERM LOAN LENDER" shall mean a Lender with a Tranche B-2 Term Loan Commitment or an outstanding Tranche B-2 Term Loan.

           "TRANCHE B-2 TERM LOAN MATURITY DATE" shall mean the date which is ninety calendar months after the Amendment Effective Date or, if such date is not a Business Day, the first Business Day thereafter.

           "TRANSFEREE" shall have the meaning provided in Section 14.6(e).

           "TT&C STATION" shall mean an earth station operated by the Borrower or any of its Restricted Subsidiaries for the purpose of providing tracking, telemetry, control and monitoring of any Satellite.

           "TYPE" shall mean, (a) as to any Term Loan, its nature as an ABR Loan or a LIBOR Term Loan and (b) as to any Revolving Credit Loan, its nature as an ABR Loan or a LIBOR Revolving Credit Loan.

           "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87 as in effect on the Original Closing Date, based upon the actuarial assumptions that would be used by the Plan's actuary in a termination of the Plan, exceeds the fair market value of the assets allocable thereto.

           "UNPAID DRAWING" shall have the meaning provided in Section 3.4(a).

           "UNRESTRICTED SUBSIDIARY" shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Original Closing Date, PROVIDED that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary subsequently re-designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent, PROVIDED that in the case of (a) and (b), (x) such designation or re-designation shall be deemed to be an Investment on the date of such designation or re-designation in an Unrestricted Subsidiary in an amount equal to the sum of (i) the Borrower's direct or indirect equity ownership percentage of the net worth of such designated or re-designated Restricted Subsidiary immediately prior to such designation or re-designation (such net worth to be calculated without regard to any guarantee provided by such designated or re-designated Restricted Subsidiary) and (ii) the aggregate principal amount of any Indebtedness owed by such designated or re-designated Restricted Subsidiary to the Borrower or any other Restricted Subsidiary immediately prior to such designation or re-designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP and (y) no Default or Event of Default would result from such designation or re-designation and (c) each Subsidiary of an Unrestricted Subsidiary; PROVIDED, HOWEVER, that at the time of any written designation or re-designation by the Borrower to the Administrative Agent that any Unrestricted Subsidiary shall no longer constitute an Unrestricted Subsidiary, such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary to the extent no Default or Event of Default would result from such designation or re-designation. On or promptly after the date of its formation, acquisition, designation or re-designation, as applicable, each Unrestricted Subsidiary (other than an Unrestricted Subsidiary that is a Foreign Subsidiary) shall have entered into a tax sharing agreement containing terms that, in the reason-able judgment of the Administrative Agent, provide for an appropriate allocation of tax liabilities and benefits.

           "VOTING STOCK" shall mean, with respect to any Person, shares of such Person's capital stock having the right to vote for the election of directors of such Person under ordinary circumstances.

           "WAIVABLE MANDATORY REPAYMENT" shall have the meaning provided in
Section 5.2(h).

           "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person 100% of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares or shares or interests required to be held by foreign nationals) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

           The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to Sections of this Agreement unless otherwise specified. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Each reference to an agreement or document herein shall mean such agreement or document as from time to time amended, supplemented or modified in accordance with its terms, unless expressly stated otherwise.

           1.2. EXCHANGE RATES. For purposes of determining compliance under Sections 10.4, 10.5, 10.6 and 11 with respect to any amount in a Foreign Currency, such amount shall be deemed to equal the Dollar Equivalent thereof based on the average Exchange Rate for a Foreign Currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the related period. For purposes of determining compliance with Sections 10.1 and 10.2, with respect to any amount of Indebtedness in a Foreign Currency, compliance will be determined at the time of incurrence thereof using the Dollar Equivalent thereof at the Exchange Rate in effect at the time of such incurrence.

           SECTION 2. AMOUNT AND TERMS OF CREDIT.

           2.1. COMMITMENTS.

           (a) Subject to and upon the terms and conditions herein set forth,

           (i) each Lender having a Tranche A-3 Term Loan Commitment severally agrees to make a loan or loans (each a "TRANCHE A-3 TERM LOAN") on the Amendment Effective Date to the Borrower in Dollars, which Tranche A-3 Term Loans shall not exceed for any such Lender the Tranche A-3 Term Loan Commitment of such Lender and in the aggregate shall not exceed $355,910,000 (it being understood that Tranche A-1 Term Loan Lenders and Tranche A-2 Lenders under the First Amended and Restated Credit Agreement that execute and deliver the Amendment Agreement are converting their

     Tranche A-1 Term Loans and Tranche A-2 Term Loans under the First Amended and Restated Credit Agreement into Tranche A-3 Term Loans hereunder); and

           (ii) each Lender having a Tranche B-2 Commitment severally agrees to make a loan or loans (each a "TRANCHE B-2 TERM LOAN") on the Amendment Effective Date to the Borrower in Dollars, which Tranche B-2 Term Loans shall not exceed for any such Lender the Tranche B-2 Term Loan Commitment of such Lender and in the aggregate shall not exceed $1,635,100,000 (it being understood that Tranche B-1 Term Loan Lenders under the First Amended and Restated Agreement that execute and deliver the Amendment Agreement are converting their Tranche B-1 Loans under the First Amended and Restated Credit Agreement into Tranche B-2 Term Loans hereunder).

Such Term Loans (i) shall be made on the Amendment Effective Date, (ii) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Term Loans, PROVIDED that all such Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (iii) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed, (iv) shall not exceed for any such Lender the Tranche A-3 Term Loan Commitment or Tranche B-2 Term Loan Commitment, as applicable, of such Lender and (v) shall not exceed in the aggregate the total of all Tranche A-3 Term Loan Commitments or Tranche B-2 Term Loan Commitments, as applicable. On the Tranche A-3 Term Loan Maturity Date, all then unpaid Tranche A-3 Term Loans shall be repaid in full. On the Tranche B-2 Term Loan Maturity Date, all then unpaid Tranche B-2 Term Loans shall be repaid in full.

           (b) (i) Subject to and upon the terms and conditions herein set forth, each Lender having a Renewed Revolving Credit Commitment severally agrees to make a loan or loans denominated in Dollars (each a "REVOLVING CREDIT LOAN" and, collectively, the "REVOLVING CREDIT LOANS") to the Borrower which Revolving Credit Loans (A) shall be made at any time and from time to time on and after the Amendment Effective Date and prior to the Revolving Credit Maturity Date,
(B) may, at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Revolving Credit Loans, PROVIDED that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not, for any such Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender's Revolving Credit Exposure at such time exceeding such Lender's Renewed Revolving Credit Commitment at such time and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders' Revolving Credit Exposures at such time exceeding the Total Renewed Revolving Credit Commitment then in effect (it being understood that Revolving Credit Lenders under the First Amended and Restated Credit Agreement that execute and deliver the Amendment Agreement are converting their revolving credit commitments and revolving credit loans under the First Amended and Restated Credit Agreement into Renewed Revolving Credit Commitments and Revolving Credit Loans hereunder).

           (ii) Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, PROVIDED that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 3.5 shall apply). On the Revolving Credit Maturity Date, all Revolving Credit Loans shall be repaid in full.

           (c) Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Amendment Effective Date and prior to the Swingline Maturity Date, to make a loan or loans (each a "SWINGLINE LOAN" and, collectively, the "SWINGLINE LOANS") to the Borrower in Dollars, which Swingline Loans (i) shall be ABR Loans, (ii) shall have the benefit of the provisions of
Section 2.1(d), (iii) shall not exceed at any time outstanding the Swingline Commitment, (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders' Revolving Credit Exposures at such time exceeding the Total Renewed Revolving Credit Commitment then in effect and (v) may be repaid and reborrowed in accordance with the provisions hereof. On the Swingline Maturity Date, each outstanding Swingline Loan shall be repaid in full. The Swingline Lender shall not make any Swingline Loan after receiving a written notice from the Borrower or any Lender stating that a Default or Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice or (ii) the waiver of such Default or Event of Default in accordance with the provisions of Section 14.1.

           (d) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders with a Renewed Revolving Credit Commitment that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans, in which case Revolving Credit Loans constituting ABR Loans (each such Borrowing, a "MANDATORY BORROWING") shall be made on the immediately succeeding Business Day by all Lenders with a Renewed Revolving Credit Commitment PRO RATA based on each Lender's Renewed Revolving Credit Commitment Percentage, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender with a Renewed Revolving Credit Commitment hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in
Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the com-mencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender with a Renewed Revolving Credit Commitment hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Renewed Revolving Credit Commitment Percentages, PROVIDED that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the Lender purchasing same from and after such date of purchase.

           2.2. MINIMUM AMOUNT OF EACH BORROWING; MAXIMUM NUMBER OF BORROWINGS. The aggregate principal amount of each Borrowing of Term Loans or Revolving Credit Loans shall be in a multiple of $1,000,000 and Swingline Loans shall be in a multiple of $10,000 and, in each case, shall not be less than the Minimum Borrowing Amount with respect thereto (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(d)). More than one Borrowing may be incurred on any date, PROVIDED that at no time shall there be outstanding more than 20 Borrowings of LIBOR Loans under this Agreement.

           2.3. NOTICE OF BORROWING.

           (a) The Borrower shall give the Administrative Agent at the Administrative Agent's Office (i) prior to 12:00 Noon (New York City time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Term Loans if all or any of such Term Loans are to be initially LIBOR Loans, and (ii) prior written notice (or telephonic notice promptly confirmed in writing) prior to 10:00 a.m. (New York City time) on the date of the Borrowing of Term Loans if all such Term Loans are to be ABR Loans. Such notice (together with each notice of a Borrowing of Revolving Credit Loans pursuant to Section 2.3(b) and each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(c), a "NOTICE OF BORROWING") shall be irrevocable and shall specify (i) the aggregate principal amount of the Term Loans to be made, (ii) the date of the Borrowing (which shall be the Amendment Effective Date) and (iii) whether the Term Loans shall consist of ABR Loans and/or LIBOR Term Loans and, if the Term Loans are to include LIBOR Term Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Term Loans, of such Lender's proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

           (b) Whenever the Borrower desires to incur Revolving Credit Loans (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings), it shall give the Administrative Agent at the Administrative Agent's Office, (i) prior to 12:00 Noon (New York City Time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of LIBOR Revolving Credit Loans, and (ii) prior to 12:00 Noon (New York City time) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of ABR Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall specify (i) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such

Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of ABR Loans or LIBOR Revolving Credit Loans and, if LIBOR Revolving Credit Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Credit Loans, of such Lender's proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

           (c) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 2:30 p.m. (New York City time) on the date of such Borrowing. Each such notice shall be irrevocable and shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). The Administrative Agent shall promptly give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the related Notice of Borrowing.

           (d) Mandatory Borrowings shall be made upon the notice specified in
Section 2.1(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

           (e) Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).

           (f) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic notice.

           2.4. DISBURSEMENT OF FUNDS.

           (a) No later than 12:00 Noon (New York City time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender will make available its PRO RATA portion, if any, of each Borrowing requested to be made on such date in the manner provided below, provided that all Swingline Loans shall be made available in the full amount thereof by the Swingline Lender no later than 3:00 p.m. (New York City time) on the date requested.

           (b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing for its applicable Commitments, and in immediately available funds to the Administrative Agent at the Administrative Agent's Office and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing to the Borrower's account at the Administrative Agent's Office the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such

Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate PER ANNUM equal to (i) if paid by such Lender, the Federal Funds Effective Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.

           (c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

           2.5. REPAYMENT OF LOANS; EVIDENCE OF DEBT.

           (a) The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders, (i) on the Tranche A-3 Term Loan Maturity Date, the then-unpaid Tranche A-3 Term Loans, in Dollars, and (ii) on the Tranche B-2 Term Loan Maturity Date, the then-unpaid Tranche B-2 Term Loans, in Dollars. The Borrower shall repay to the Administrative Agent in Dollars, for the benefit of the applicable Lenders, on the Revolving Credit Maturity Date, the then-unpaid Revolving Credit Loans made to the Borrower. The Borrower shall repay to the Administrative Agent in Dollars, for the account of the Swingline Lender, on the Swingline Maturity Date, the then-unpaid Swingline Loans.

           (b) The Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Lenders of Tranche A-3 Term Loans, on each date set forth below (each, a "TRANCHE A-3 REPAYMENT DATE"), the principal amount of the Tranche A-3 Term Loans equal to (x) the outstanding principal amount of Tranche A-3 Term Loans immediately after closing on the Amendment Effective Date multiplied by (y) the percentage set forth below opposite such Tranche A-3 Repayment Date (each, a "TRANCHE A-3 REPAYMENT AMOUNT"):

             Number of Months                     Tranche A-3
      FROM AMENDMENT EFFECTIVE DATE            REPAYMENT AMOUNT

                    6                                2.5%
                    9                                2.5%

             Number of Months                     Tranche A-3
      FROM AMENDMENT EFFECTIVE DATE            REPAYMENT AMOUNT

                   12                                2.5%
                   15                                2.5%
                   18                                2.5%
                   21                                2.5%
                   24                                2.5%
                   27                                5.0%
                   30                                5.0%
                   33                                5.0%
                   36                                5.0%
                   39                                5.0%
                   42                                5.0%
                   45                                5.0%
                   48                                5.0%
                   51                                5.0%
                   54                                5.0%
                   57                                5.0%
                   60                                5.0%
                   63                                5.625%
                   66                                5.625%
                   69                                5.625%
   Tranche A-3 Term Loan Maturity Date               5.625%

           (c) The Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Lenders of Tranche B-2 Term Loans, on each date set forth below (each a "TRANCHE B-2 REPAYMENT DATE"), the principal amount of the Tranche B-2 Term Loans equal to (x) the outstanding principal amount of Tranche B-2 Term Loans immediately after closing on the Amendment Effective Date multiplied by
(y) the percentage set forth below opposite such Tranche B-2 Repayment Date (each a "TRANCHE B-2 REPAYMENT AMOUNT"):

             Number of Months                     Tranche B-2
      FROM AMENDMENT EFFECTIVE DATE            REPAYMENT AMOUNT

                    6                               0.25%
                    9                               0.25%
                   12                               0.25%
                   15                               0.25%
                   18                               0.25%
                   21                               0.25%
                   24                               0.25%
                   27                               0.25%
                   30                               0.25%
                   33                               0.25%
                   36                               0.25%

             Number of Months                     Tranche B-2
      FROM AMENDMENT EFFECTIVE DATE            REPAYMENT AMOUNT

                   39                               0.25%
                   42                               0.25%
                   45                               0.25%
                   48                               0.25%
                   51                               0.25%
                   54                               0.25%
                   57                               0.25%
                   60                               0.25%
                   63                               0.25%
                   66                               0.25%
                   69                               0.25%
                   72                               0.25%
                   75                               0.25%
                   78                               0.25%
                   81                               0.25%
                   84                               0.25%
                   87                               0.25%
  Tranche B-2 Term Loan Maturity Date              93.00%

; PROVIDED, in the event any Incremental Tranche B-2 Term Loans are made, such Incremental Tranche B-2 Term Loans shall be repaid on each Repayment Date occurring on or after the applicable Increased Amount Date in an amount equal to
(i) the aggregate principal amount of Incremental Tranche B-2 Term Loans of the applicable Series of Incremental Tranche B-2 Term Loans times (ii) the ratio (expressed as a percentage) of (y) the amount of all other Tranche B-2 Term Loans being repaid on such Repayment Date to (z) the total aggregate principal amount of all other Tranche B-2 Term Loans outstanding on such Increased Amount Date.

           (d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

           (e) The Administrative Agent shall maintain the Register pursuant to
Section 14.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Term Loan, a Revolving Credit Loan or a Swingline Loan, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or the Swingline Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

           (f) The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (d) and (e) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

           2.6. CONVERSIONS AND CONTINUATIONS.

           (a) The Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans or Revolving Credit Loans made to the Borrower (as applicable) of one Type into a Borrowing or Borrowings of another Type and the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Term Loans or LIBOR Revolving Credit Loans as LIBOR Term Loans or LIBOR Revolving Credit Loans, as the case may be, for an additional Interest Period, PROVIDED that (i) no partial conversion of LIBOR Term Loans or LIBOR Revolving Credit Loans shall reduce the outstanding principal amount of LIBOR Term Loans or LIBOR Revolving Credit Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into LIBOR Term Loans or LIBOR Revolving Credit Loans if a Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if a Default or Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent's Office prior to 12:00 Noon (New York City time) at least three Business Days' (or one Business Day's notice in the case of a conversion into ABR Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "NOTICE OF CONVERSION OR CONTINUATION") specifying the Term Loans or Revolving Credit Loans to be so converted or continued, the Type of Term Loans or Revolving Credit Loans to be converted or continued into and, if such Term Loans or Revolving Credit Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Term Loans or Revolving Credit Loans.

           (b) If any Default or Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in paragraph (a) above, the Borrower shall be deemed to have elected to continue such Borrowing of LIBOR

Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

           2.7. PRO RATA BORROWINGS. Each Borrowing of (i) Tranche A-3 Term Loans and (ii) Tranche B-2 Term Loans under this Agreement shall be granted by the Lenders PRO RATA on the basis of their then-applicable Tranche A-3 Term Loan and Tranche B-2 Term Loan Commitments, respectively. Each Borrowing of Revolving Credit Loans under this Agreement shall be granted by the Lenders PRO RATA on the basis of their then-applicable Renewed Revolving Credit Commitments. Each Borrowing of Incremental Tranche B-2 Term Loans under this Agreement shall be granted by the Lenders PRO RATA on the basis of their then-applicable Incremental Tranche B-2 Term Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

           2.8. INTEREST.

           (a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate PER ANNUM that shall at all times be the Applicable ABR Margin plus the ABR in effect from time to time.

           (b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate PER ANNUM that shall at all times be the Applicable LIBOR Margin in effect from time to time plus the relevant LIBOR Rate.

           (c) If all or a portion of (i) the principal amount of any Loan or
(ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate PER ANNUM that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto PLUS 2% or (y) in the case of any overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) PLUS 2% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

           (d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last day of each March, June, September and December, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan (except, other than in the case of prepayments, any ABR Loan), on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

           (e) All computations of interest hereunder shall be made in accordance with Section 5.5.

           (f) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

           2.9. INTEREST PERIODS. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans (in the case of the initial Interest Period applicable thereto) or prior to 10:00 a.m. (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one, two, three, six or (in the case of Revolving Credit Loans, if available to all the Lenders making such loans as determined by such Lenders in good faith based on prevailing market conditions) a nine or twelve month period, PROVIDED that the initial Interest Period may be for a period less than one month if agreed upon by the Borrower and the Agents.

           Notwithstanding anything to the contrary contained above:

           (a) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans or) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

           (b) if any Interest Period relating to a Borrowing of LIBOR Revolving Credit Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

           (c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

           (d) the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan.

           2.10. INCREASED COSTS, ILLEGALITY, ETC.

           (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have reasonably deter-mined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

           (i) on any date for determining the LIBOR Rate for any Interest Period that (x) deposits in the principal amounts of the Loans comprising such LIBOR Borrowing are not generally available in the relevant market or
     (y) by reason of any changes arising on or after the Amendment Effective Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

           (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans (other than any such increase or reduction attributable to Taxes) because of (x) any change since the Amendment Effective Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order), such as, for example, without limitation, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank LIBOR market or the position of such Lender in such market; or

           (iii) at any time, that the making or continuance of any LIBOR Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Amendment Effective Date that materially and adversely affects the interbank LIBOR market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Term Loans and LIBOR Revolving Credit Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to LIBOR Term Loans or LIBOR Revolving Credit Loans that have not yet been incurred shall be deemed rescinded by the Borrower (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

           (b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected LIBOR Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Revolving Credit Loan and LIBOR Term Loan into an ABR Loan, PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

           (c) If, after the Amendment Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, the National Association of Insurance Commissioners, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender or its parent with any request or directive made or adopted after the Original Closing Date regarding capital adequacy (whether or not having the force of law) of any such authority, association, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or its parent's or its Affiliate's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent's policies with respect to capital adequacy), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender's compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the Amendment Effective Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

           (d) It is understood that to the extent duplicative of Section 5.4, this Section 2.10 shall not apply to Taxes.

           2.11. COMPENSATION. If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 14.7, as a result of acceleration of the maturity of the Loans pursuant to Sec-tion 11 or for any other reason, (b) any Borrowing of LIBOR Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any ABR Loan is not converted into a LIBOR Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as an LIBOR Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan.

           2.12. CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

           2.13. NOTICE OF CERTAIN COSTS. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 90 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 91st day prior to the giving of such notice to the Borrower.

           2.14. INCREMENTAL FACILITIES. The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more (x) Incremental Tranche B-2 Term Loan commitments (the "INCREMENTAL TRANCHE B-2 TERM LOAN COMMITMENTS") and/or (y) Incremental Revolving Credit Commitments (the "INCREMENTAL REVOLVING CREDIT COMMITMENT" and, together with the Incremental Tranche B-2 Term Loan Commitments, the "INCREMENTAL LOAN COMMITMENTS"), by an aggregate amount not in excess of $600,000,000 in the aggregate and not less than $75,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent or such lesser amount that shall constitute the difference between $600,000,000 and all such Incremental Loan Commitments obtained prior to such date), and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify the date (each, an "INCREASED AMOUNT DATE") on which the Borrower proposes that the Incremental Loan Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent; PROVIDED that the Borrower shall first offer the Lenders, on a PRO RATA basis, the opportunity to provide all of the In-cremental Loan Commitments prior to offering any other Person that is an eligible assignee pursuant to Section 14.6(b); PROVIDED, FURTHER, that any Lender offered or approached to provide all or a portion of the Incremental Loan Commitments may elect or decline, in its sole discretion, to provide an Incremental Loan Commitment. Such Incremental Loan Commitments shall become effective, as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Loan Commitments, as applicable; (2) both before and after giving effect to the making of any Series of Incremental Tranche B-2 Term Loans or Incremental Revolving Loans, each of the conditions set forth in Section 7 shall be satisfied; (3) the Borrower and its Subsidiaries shall be in pro forma (giving effect to the application of proceeds of any incremental loans) compliance with the covenant set forth in Section 11 (without giving effect to any waiver pursuant to clause (a) thereto or any application of clause (b) thereto and regardless of whether or not the Renewed Revolving Credit Commitment has been terminated) as of the last day of the most recently ended fiscal quarter after giving effect to such Incremental Loan Commitments and any Investment to be consummated in connection therewith; (4) the Incremental Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower and the Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(d); (5) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the Incremental Loan Commitments, as applicable; and (6) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction. Any Incremental Tranche B-2 Term Loans made on an Increased Amount Date shall be designated, a separate series (a "SERIES") of Incremental Tranche B-2 Term Loans for all purposes of this Agreement.

           On any Increased Amount Date on which Incremental Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders with Renewed Revolving Credit Commitments shall assign to each Lender with an Incremental Revolving Credit Commitment (each, an "INCREMENTAL REVOLVING LOAN LENDER") and each of the Incremental Revolving Loan Lenders shall purchase from each of the Lenders with Renewed Revolving Credit Commitments, at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Lenders with Revolving Credit Loans and Incremental Revolving Loan Lenders ratably in accordance with their Renewed Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Renewed Revolving Credit Commitments, (b) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Renewed Revolving Credit Commitment and each Loan made thereunder (an "INCREMENTAL REVOLVING LOAN") shall be deemed, for all purposes, a Revolving Credit Loan and (c) each Incremental Revolving Loan Lender shall become a Lender with respect to the Incremental Revolving Loan Commitment and all matters relating thereto.

           On any Increased Amount Date on which any Incremental Tranche B-2 Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with an Incremental Tranche B-2 Term Loan Commitment (each, an "INCREMENTAL TRANCHE B-2 LOAN LENDER") of any Series shall make a Loan to the Borrower (an "INCREMENTAL TRANCHE B-2 TERM LOAN") in an amount equal to its Incremental Tranche B-2 Term Loan Commitment of such Series, and (ii) each Incremental Tranche B-2 Term Loan Lender of any Series shall become a Lender hereunder with respect to the Incremental Tranche B-2 Term Loan Commitment of such Series and the Incremental Tranche B-2 Term Loans of such Series made pursuant thereto.

           The terms and provisions of the Incremental Tranche B-2 Term Loans and Incremental Tranche B-2 Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Tranche B-2 Term Loans; PROVIDED, HOWEVER, that (i) the applicable Incremental Tranche B-2 Term Loan Maturity Date of each Series shall be no shorter than the final maturity of the Revolving Credit Loans and the Tranche B-2 Term Loans and
(ii) the rate of interest applicable to the Incremental Tranche B-2 Term Loans of each Series shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement. The terms and provisions of the Incremental Revolving Loans and Incremental Revolving Credit Commitments shall be identical to the Revolving Credit Loans and the Renewed Revolving Credit Commitments.

           Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provision of this Section 2.14.

           SECTION 3. LETTERS OF CREDIT.

           3.1. LETTERS OF CREDIT.

           (a) Subject to and upon the terms and conditions herein set forth, at any time and from time to time after the Amendment Effective Date and prior to the L/C Maturity Date, the Borrower, may request that the Letter of Credit Issuer issue for the account of the Borrower (i) a standby letter of credit or letters of credit in Dollars or (ii) for the account of the Borrower and for the benefit of any creditor of the Borrower or its Subsidiaries located outside the United States, a bank guarantee or bank guarantees (collectively, the "LETTERS OF CREDIT" and each, a "LETTER OF CREDIT"), in each case in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion.

           (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect; (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the Lender's Revolving Credit Exposures at such time to exceed the Renewed Revolving Credit Commitment then in effect;
(iii) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer, PROVIDED that in no event shall such expiration date occur later than the L/C Maturity Date; (iv) each Letter of Credit shall be denominated in Dollars; (v) no Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor; (vi) no Letter of Credit shall be issued by a Letter of Credit Issuer after it has received a written notice from the Borrower or any

Lender stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice of (vii) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 14.1. Notwithstanding anything herein to the contrary, the issuance of Letters of Credit for the account of the Borrower shall be deemed a utilization of the Renewed Revolving Credit Commitments allocated to the Borrower.

           (c) Upon at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part, PROVIDED that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the Letter of Credit Commitment.

           (d) The parties hereto agree that the Existing Letters of Credit shall be deemed Letters of Credit for all purposes under this Agreement, without any further action by the Borrower.

           3.2. LETTER OF CREDIT REQUESTS.

           (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, it shall give the Administrative Agent and the Letter of Credit Issuer at least five (or such lesser number as may be agreed upon by the Administrative Agent and the Letter of Credit Issuer) Business Days' written notice thereof. Each notice shall be executed by the Borrower and shall be in the form of EXHIBIT H to the Original Credit Agreement (each a "LETTER OF CREDIT REQUEST"). The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Lender.

           (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

           3.3. LETTER OF CREDIT PARTICIPATIONS.

           (a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender that has a Renewed Revolving Credit Commitment (each such other Lender, in its capacity under this Section 3.3, an "L/C PARTICIPANT"), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an "L/C PARTICIPATION"), to the extent of such L/C Participant's Renewed Revolving Credit Commitment Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the L/C Participants shall have no right to receive any portion of any Fronting Fees).


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

           (b) In determining whether to pay under any Letter of Credit, the relevant Letter of Credit Issuer shall have no obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

           (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the respective Letter of Credit Issuer pursuant to
Section 3.4(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent and each applicable L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such L/C Participant's Renewed Revolving Credit Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds; PROVIDED, HOWEVER, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the respective Letter of Credit Issuer its Renewed Revolving Credit Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Letter of Credit Issuer so notifies, prior to 11:00 a.m. (New York City time) on any Business Day, any L/C Participant required to fund a payment under a Letter of Credit, such L/C Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant's Renewed Revolving Credit Commitment Percentage of the amount of such payment on such Business Day in immediately available funds. If and to the extent such L/C Participant shall not have so made its Renewed Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Renewed Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Renewed Revolving Credit Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant's Renewed Revolving Credit Commitment Percentage of any such payment.

           (d) Whenever the Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to paragraph (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Renewed Revolving



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Credit Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant's share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations.

           (e) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of a Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

           (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

           (ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

           (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

           (v) the occurrence of any Default or Event of Default;

PROVIDED, HOWEVER, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Renewed Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

           3.4. AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS.

           (a) The Borrower hereby agrees to reimburse the relevant Letter of Credit Issuer, by making payment in Dollars to the Administrative Agent (in the case of reimbursement made by the Borrower) in immediately available funds for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date of, such payment, with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (New York City time) on the date of such payment or disburse-ment, from and including the date paid or disbursed to but excluding the date the Letter of Credit Issuer is reimbursed therefor at a rate PER ANNUM that shall at all times be the Applicable ABR Margin plus the ABR Rate as in effect from time to time, PROVIDED that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the Borrower shall have notified the Administrative Agent and the relevant Letter of Credit Issuer prior to 10:00 a.m. (New York City time) on the date of such drawing that the Borrower intends to reimburse the relevant Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that, with respect to Letters of Credit, that the Lenders with Renewed Revolving Credit Commitments make Revolving Credit Loans (which shall be ABR Loans) and (ii) the Administrative Agent shall promptly notify each relevant L/C Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated to make a Revolving Credit Loan to the Borrower in the manner deemed to have been requested in the amount of its Renewed Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (New York City time) on such Business Day by making the amount of such Revolving Credit Loan available to the Administrative Agent. Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing.

           (b) The obligations of the Borrower under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a "DRAWING") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, PROVIDED that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

           3.5. INCREASED COSTS. If, after the Amendment Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by the Letter of Credit Issuer or any L/C Participant with any request or directive made or adopted after the Amendment Effective Date (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant's L/C Participation therein, or (b) impose on the Letter of Credit Issuer or any L/C Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant's L/C Participation therein, and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (other than any such increase or reduction attributable to taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly after receipt of written demand to the Borrower by the Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which notice shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent (with respect to Letter of Credit issued on account of the Borrower)), the Borrower shall pay to the Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or a L/C Participant shall not be entitled to such compensation as a result of such Person's compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the Amendment Effective Date. A certificate submitted to the Borrower by the relevant Letter of Credit Issuer or a L/C Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent (with respect to Letters of Credit issued on account of the Borrower)), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

           3.6. SUCCESSOR LETTER OF CREDIT ISSUER. A Letter of Credit Issuer may resign as Letter of Credit Issuer upon 60 days' prior written notice to the Administrative Agent, the Lenders and the Borrower. If the Letter of Credit Issuer shall resign as Letter of Credit Issuer under this Agreement, then the Borrower shall appoint from among the Lenders with Renewed Revolving Credit Commitments a successor issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the Letter of Credit Issuer, and the term "Letter of Credit Issuer" shall mean such successor issuer effective upon such appointment. At the time such resignation shall become effective, the Borrower shall pay to the resigning Letter of Credit Issuer all accrued and unpaid fees pursuant to Sections 4.1(c) and (e). The acceptance of any appointment as the Letter of Credit Issuer hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such successor Lender shall have all the rights and obligations of the previous Letter of Credit Issuer under this Agreement and the other Credit Documents. At the time such resignation shall become effective, the Borrower shall pay to the resigning Letter of Credit Issuer all accrued and unpaid fees pursuant to Sections 4.1(d) and (e). After the resignation of the Letter of Credit Issuer hereunder, the resigning Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit. After any retiring Letter of Credit Issuer's resignation as Letter of Credit Issuer, the provisions of this Agreement relating to the Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (a) while it was Letter of Credit Issuer under this Agreement or (b) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.



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           SECTION 4. FEES; COMMITMENTS.

           4.1. FEES.

           (a) (i) The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Lender having a Renewed Revolving Credit Commitment (in each case PRO RATA according to the respective Renewed Revolving Credit Commitments of all such Lenders), a commitment fee for each day from and including the Amendment Effective Date to but excluding the Final Date. Such commitment fee shall be payable in arrears (x) on the last day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Final Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate PER ANNUM equal to the Commitment Fee Rate in effect on such day on the Available Commitments in effect on such day.

           (ii) Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.

           (b) The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Lenders PRO RATA on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the "LETTER OF CREDIT FEE"), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination date of such Letter of Credit computed at the PER ANNUM rate for each day equal to the Applicable LIBOR Margin for Revolving Credit Loans minus 0.125% PER ANNUM on the average daily Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the date upon which the Total Renewed Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.

           (c) The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "FRONTING FEE"), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination date of such Letter of Credit, computed at the rate for each day equal to 0.125% PER ANNUM on the average daily Stated Amount of such Letter of Credit. Such Fronting Fees shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the date upon which the Total Renewed Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.

           (d) The Borrower agrees to pay directly to the Letter of Credit Issuer in Dollars upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

           4.2. VOLUNTARY REDUCTION OF RENEWED REVOLVING CREDIT COMMITMENTS. Upon at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent's Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower (on behalf of itself) shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Renewed Revolving Credit Commitments in whole or in part, PROVIDED that (a) any such reduction shall apply proportionately and permanently to reduce the Renewed Revolving Credit Commitment of each of the Lenders, (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $5,000,000 and (c) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders' Revolving Credit Exposures shall not exceed the Total Renewed Revolving Credit Commitment.

           4.3. MANDATORY TERMINATION OF COMMITMENTS.

           (a) (i) The Tranche A-3 Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Amendment Effective Date.

           (ii) The Tranche B-2 Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Amendment Effective Date.

           (b) The Total Renewed Revolving Credit Commitment shall terminate at 5:00 p.m. (New York City time) on the Revolving Credit Maturity Date.

           (c) The Swingline Commitment shall terminate at 5:00 p.m. (New York City time) on the Swingline Maturity Date.

           (d) The Incremental Tranche B-2 Term Loan Commitment for any Series shall terminate at 5:00 p.m. (New York City time) on the Increased Amount Date for such Series.

           (e) If any prepayment of Term Loans would otherwise be required pursuant to Section 5.2(a) but cannot be made because there are no Term Loans outstanding, or because the amount of the required prepayment exceeds the outstanding amount of Term Loans, then, on the date that such prepayment is required, an aggregate amount equal to the amount of the required prepayment, or the excess of such amount over the outstanding amount of Tranche B-2 Term Loans, as the case may be, shall be applied by the Borrower, first, to repay the outstanding principal amount of Swingline Loans, second, after all Swingline Loans have been paid in full, Revolving Credit Loans (without a reduction of the Revolving Credit Commitment) and third, after all Revolving Credit Loans have been paid in full, to cash collateralize Letters of Credit.

           SECTION 5. PAYMENTS.

           5.1. VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Term Loans, Revolving Credit Loans and Swingline Loans, in each case, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent and at the Administrative Agent's Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (i) in the case of Term Loans or Revolving Credit Loans, 10:00 a.m. (New York City time) one Business Day prior to, or (ii) in the case of Swingline Loans, 10:00 a.m. (New York City time) on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders or the Swingline Lender, as the case may be; (b) each partial prepayment of any Borrowing of Term Loans or Revolving Credit Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $1,000,000 and each partial prepayment of Swingline Loans shall be in a multiple of $10,000 and in an aggregate principal amount of at least $100,000, PROVIDED that no partial prepayment of LIBOR Term Loans or LIBOR Revolving Credit Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Term Loans or LIBOR Revolving Credit Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for LIBOR Term Loans or LIBOR Revolving Credit Loans and (c) any prepayment of LIBOR Term Loans or LIBOR Revolving Credit Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any tranche of Term Loans pursuant to this Section 5.1 shall be
(a) applied to Term Loans in such manner as the Borrower may determine and (b) applied to reduce Tranche A-3 Repayment Amounts or Tranche B-2 Repayment Amounts, as the case may be, in such order as the Borrower may determine. At the Borrower's election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender.

           5.2. MANDATORY PREPAYMENTS.

           (a) TERM LOAN PREPAYMENTS. (i) On each occasion that a Prepayment Event occurs, the Borrower shall, within one Business Day after the occurrence of a Debt Incurrence Prepayment Event and within five Business Days after the occurrence of any other Prepayment Event, prepay, in accordance with paragraph
(c) below, the principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event.

           (ii) [INTENTIONALLY OMITTED].

           (iii) [INTENTIONALLY OMITTED].

           (iv) [INTENTIONALLY OMITTED].

           (b) REPAYMENT OF REVOLVING CREDIT LOANS. If on any date the aggregate amount of the Lenders' Revolving Credit Exposures (all the foregoing, collectively, the "AGGREGATE REVOLVING CREDIT OUTSTANDINGS") exceeds 100% of the Total Renewed Revolving Credit Commitment as then in effect, the Borrower shall forthwith repay on such date the principal amount of Swingline Loans and, after all Swingline Loans have been paid in full, Revolving Credit Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Credit Loans, the Aggregate Revolving Credit Outstandings exceed the Total Renewed Revolving Credit Commitment then in effect, the Borrower shall pay to the Administrative Agent an amount in cash equal to such excess and the Administrative Agent shall hold such payment for the benefit of the Lenders as security for the obligations of the Borrower hereunder (including obligations in respect of Letters of Credit Outstanding) pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent (which shall permit certain Investments in Permitted Invest-ments satisfactory to the Administrative Agent, until the proceeds are applied to the secured obligations).

           (c) APPLICATION OF REPAYMENT AMOUNTS. Each prepayment of Term Loans required by Section 5.2(a)(i) shall be initially allocated PRO RATA among the Tranche A-3 Term Loans and the Tranche B-2 Term Loans and shall be applied to reduce the applicable Repayment Amounts in such order as the Borrower may determine up to an amount equal to the aggregate amount of the applicable Repayment Amounts required to be made by the Borrower pursuant to Section 2.5(b) and (c) during the two year period immediately following the date of the prepayment (such amount being, the "AMORTIZATION AMOUNT"), PROVIDED that to the extent that the amount of the prepayment exceeds the Amortization Amount, such excess shall be applied ratably to reduce the then remaining Repayment Amounts under such Credit Facility. With respect to each such prepayment, the Borrower will, not later than the date specified in Section 5.2(a) for making such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such prepayment to each Tranche A-3 Term Loan Lender and Tranche B-2 Term Loan Lender.

           (d) APPLICATION TO TERM LOANS. With respect to each prepayment of Tranche A-3 Term Loans and Tranche B-2 Term Loans required by Section 5.2(a), the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made, PROVIDED that LIBOR Term Loans made pursuant to a single Borrowing shall reduce the outstanding Term Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for LIBOR Loans such Borrowing shall immediately be converted into ABR Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

           (e) APPLICATION TO REVOLVING CREDIT LOANS. With respect to each prepayment of Revolving Credit Loans elected by the Borrower pursuant to Section 5.2(a) or required by Section 5.2(b), the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Credit Loans to be prepaid, PROVIDED that (w) LIBOR Revolving Credit Loans may be designated for prepayment pursuant to this Section
5.2 only on the last day of an Interest Period applicable thereto unless all LIBOR Loans with Interest Periods ending on such date of required prepayment and all ABR Loans have been paid in full; (x) if any prepayment by the Borrower of LIBOR Revolving Credit Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Credit Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for LIBOR Revolving Credit Loans, such Borrowing shall immediately be converted into ABR Loans; (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; and (z) notwithstanding the provisions of the preceding clause
(y), no prepayment made pursuant to Section 5.2(a) or Section 5.2(b) of Revolving Credit Loans shall be applied to the Revolving Credit Loans of any Defaulting Lender. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

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           (f) LIBOR INTEREST PERIODS. In lieu of making any payment pursuant to this Section 5.2 in respect of any LIBOR Loan other than on the last day of the Interest Period therefor so long as no Default or Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the LIBOR Loan to be prepaid and such LIBOR Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type. Such deposit shall constitute cash collateral for the Obligations, PROVIDED that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

           (g) FOREIGN ASSET SALES. Notwithstanding any other provisions of this
Section 5.2, (i) to the extent that any of or all the Net Cash Proceeds of any asset sale by a Restricted Foreign Subsidiary giving rise to an Asset Sale Prepayment Event (a "FOREIGN ASSET SALE") are prohibited or delayed by applicable local law (or, in the case of a Restricted Foreign Subsidiary that is an Acquired Entity or Business that is subject to a binding agreement preventing such repatriation and in effect prior to (and not entered into in contemplation of ) the acquisition thereof) from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 5.2 but may be retained by the applicable Restricted Foreign Subsidiary so long, but only so long, as the applicable local law (or such agreement) will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Restricted Foreign Subsidiary to promptly take all actions required by the applicable local law (or agreement) to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law (or such agreement), such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 5.2 and
(ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Asset Sale would have an adverse tax cost consequence with respect to such Net Cash Proceeds that is material in relation to the amount of such Net Cash Proceeds, the Net Cash Proceeds so affected may be retained by the applicable Restricted Foreign Subsidiary, PROVIDED that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 5.2(a), (x) the Borrower applies an amount equal to such Net Cash Proceeds to such reinvestments or prepayments as if such Net Cash Proceeds had been received by the Borrower rather than such Restricted Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds are applied to the repayment of Indebtedness of a Restricted Foreign Subsidiary.

           (h) Notwithstanding anything to the contrary contained in this
Section 5.2 or elsewhere in this Agreement (including, without limitation, in Section 14.1), the Borrower shall have the option, in its sole discretion, to give the Lenders with outstanding Term Loans the op-tion to waive their PRO RATA share of a mandatory repayment of Term Loans which is to be made pursuant to Section 5.2 (each such repayment, a "WAIVABLE MANDATORY REPAYMENT") upon the terms and provisions set forth in this Section 5.2(h) except for Debt Incurrence Prepayment Events for Indebtedness permitted to be incurred under Section 10.1(A)(o) or 10.1(A)(w). If the Borrower elects to exercise the option referred to in the immediately preceding sentence, the Borrower shall give to the Administrative Agent written notice of its intention to give the Lenders the right to waive a Waivable Mandatory Repayment (including in such notice, the aggregate amount of such proposed repayment) at least five Business Days prior to the date of the proposed repayment, which notice the Administrative Agent shall promptly forward to all Lenders with outstanding Term Loans (indicating in such notice the amount of such repayment to be applied to each such Lender's outstanding Term Loans). The Borrower's offer to permit the Lenders with outstanding Term Loans to waive any such Waivable Mandatory Repayment may apply to all or part of such repayment, PROVIDED that any offer to waive part of such repayment must be made ratably to the Lenders with outstanding Term Loans on the basis of their outstanding Term Loans. In the event that any such Lender with outstanding Term Loans desires to waive its PRO RATA share of such Lender's right to receive any such Waivable Mandatory Repayment in whole or in part, such Lender shall so advise the Administrative Agent no later than 4:00 P.M. (New York time) on the date which is two Business Days after the date of such notice from the Administrative Agent (and the Administrative Agent shall promptly thereafter notify the Borrower thereof), which notice shall also include the amount such Lender desires to receive in respect of such repayment. If any Lender with outstanding Term Loans does not reply to the Administrative Agent within such two Business Day period, such Lender will be deemed not to have waived any part of such repayment. If any Lender with outstanding Term Loans does not specify an amount it wishes to receive, such Lender will be deemed to have accepted 100% of its share of such repayment. In the event that any such Lender waives all or part of its share of any such Waivable Mandatory Repayment, the Borrower shall retain 100% of the amount so waived by such Lender. Notwithstanding anything to the contrary contained above, if one or more Lenders with outstanding Term Loans waives its right to receive all or any part of any Waivable Mandatory Repayment, but less than all the Lenders with outstanding Term Loans waive in full their right to receive 100% of the total payment otherwise required with respect to the Term Loans, then the amount actually applied to the repayment of Term Loans of Lenders which have waived all or any part of their right to receive 100% of such repayment, shall be applied to each then outstanding Borrowing of Term Loans on a PRO RATA basis (so that each Lender with outstanding Term Loans shall, after giving effect to the application of the respective repayment, maintain the same percentage (as determined for such Lender, but not the same percentage that the other Lenders with outstanding Term Loans hold and not the same percentage held by such Lender prior to repayment) of each Borrowing of Term Loans which remains outstanding after giving effect to such application). Notwithstanding anything to the contrary, Lenders shall not have the right to waive mandatory repayments under Section 5.2(a) except as set forth in this Section 5.2(h).

           5.3. METHOD AND PLACE OF PAYMENT.

           (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, the Let-ter of Credit Issuer or the Swingline Lender, as the case may be, not later than 12:00 Noon (New York City time) on the date when due and shall be made in immediately available funds at the Administrative Agent's Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Administrative Agent's Office shall constitute the making of such payment to the extent of such funds held in such account. All payments under each Credit Document (whether of principal, interest or otherwise) shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) on such day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.

           (b) Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

           5.4. NET PAYMENTS.

           (a) Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes; PROVIDED that if the Borrower or any Guarantor shall be required by law to deduct or withhold any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.4) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or any Guarantor shall make such deductions or withholdings and (iii) the Borrower or any Guarantor shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Whenever any Indemnified Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to such Lender, acting reasonably) received by the Borrower showing payment thereof.

           (b) Borrower shall pay and shall indemnify and hold harmless the Administrative Agent and each Lender (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority) with regard to any Other Taxes.

           (c) Borrower shall indemnify and hold harmless the Administrative Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes imposed on the Administrative Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Credit Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) and any reasonable ex-penses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

           (d) Each Non-U.S. Lender shall to the extent it is legally entitled to do so:

           (i) deliver to the Borrower and the Administrative Agent two copies of either (x) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," United States Internal Revenue Service Form W-8BEN (together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), or (y) Internal Revenue Service Form W-8BEN or Form W-8ECI, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement; and

           (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower;

unless in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Participant pursuant to
Section 14.6 or a Lender pursuant to Section 14.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(d), PROVIDED that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

           (e) If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Borrower in challenging such taxes at the Borrower's expense if so requested by the Borrower. If any Lender or the Administrative Agent, as applicable, receives a refund of a tax for which a payment has been made by the Borrower pursuant to this Agreement (or reduction of, or credit against its tax liabilities in lieu of a refund), which refund, reduction or credit in the good faith judgment of such Lender or Administrative Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower for such amount (together with any interest received thereon) as the Lender or Administrative Agent, as the case may be, determines to be the proportion of the refund, reduction or credit as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required. A Lender or Administrative Agent shall claim any refund, reduction or credit that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. Neither the Lender nor the Administrative Agent shall be obliged to disclose any information regarding its tax affairs or computations to the Borrower in connection with this paragraph (e) or any other provision of this Section 5.4.

           (f) The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

           5.5. COMPUTATIONS OF INTEREST AND FEES.

           (a) Interest on LIBOR Loans and, except as provided in the next succeeding sentence, ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Prime Rate and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

           (b) Fees and Letters of Credit Outstanding shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

           5.6. LIMIT ON RATE OF INTEREST.

           (a) NO PAYMENT SHALL EXCEED LAWFUL RATE. Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

           (b) PAYMENT AT HIGHEST LAWFUL RATE. If the Borrower is not obliged to make a payment which it would otherwise be required to make, as a result of
Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

           (c) ADJUSTMENT IF ANY PAYMENT EXCEEDS LAWFUL RATE. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.

           Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

           SECTION 6. CONDITIONS PRECEDENT TO INITIAL BORROWING ON THE AMENDMENT EFFECTIVE DATE.

           The Borrowings on the Amendment Effective Date under this Agreement are subject to the satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent.

           6.1. CREDIT DOCUMENTS. The Administrative Agent, or Collateral Trustee (as applicable), shall have received this Agreement, executed and delivered by a duly authorized officer of the Borrower and the Administrative Agent.

           6.2. AMENDMENT AGREEMENT. All conditions precedent in Section 4 of the Amendment Agreement shall have been satisfied.

           SECTION 7. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS.

           The agreement of each Lender to make any Loan requested to be made by it on the Amendment Effective Date and on any date thereafter (excluding Mandatory Borrowings) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on the Amendment Effective Date and on any date thereafter is subject to the satisfaction of the following conditions precedent:

           7.1. NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein (other than, with respect to the Amendment Effective Date only, those contained in Sections 8.4, 8.8, 8.9, 8.10, 8.11, 8.12, 8.13, 8.14, 8.15, 8.16, 8.18 and 8.19) or in the other Credit
Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

           7.2. NOTICE OF BORROWING; LETTER OF CREDIT REQUEST.

           (a) Prior to the making of each Term Loan, each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of
Section 2.3.

           (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

           The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified above exist as of that time.

           SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

           In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

           8.1. CORPORATE STATUS. The Borrower and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

           8.2. CORPORATE POWER AND AUTHORITY. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document which is currently in effect constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and subject to general principles of equity.

           8.3. NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party and which is currently in effect nor compliance with the terms and provisions thereof nor the consummation of the Acquisition and the other transactions contemplated hereby or thereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of the Restricted Subsidiaries (other than Liens created under (x) the Senior 1998 Notes Indenture and (y) the Credit Documents) pursuant to, the terms of any material indenture (including the Senior Note Indentures), loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which the Borrower or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the certificate of incorporation, by-laws or other constitutional documents of the Borrower or any of the Restricted Subsidiaries.

           8.4. LITIGATION. There are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change.

           8.5. MARGIN REGULATIONS. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

           8.6. GOVERNMENTAL APPROVALS. The execution, delivery and performance of the Acquisition Agreement or any Credit Document currently in effect does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (iii) such FCC consents, approvals, registrations, and filings as may be required in connection with the exercise of rights under the Security Documents following an Event of Default, (iv) such FCC consents, approvals, registrations, and filings as may be required in the ordinary course of business of the Borrower and its Subsidiaries in connection with the use of proceeds of the Loans hereunder, (v) such licenses, approvals, authorizations and consents as may be required by the U.S. Department of State pursuant to the International Traffic in Arms Regulations, the U.S. Department of Commerce pursuant to the Export Administration Regulations and the U.S. Department of Treasury pursuant to Foreign Asset Control Regulations in connection with the exercise of rights hereunder and under the Security Documents following an Event of Default and (vi) such licenses, approvals, authorizations or consents the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

           8.7. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           8.8. TRUE AND COMPLETE DISCLOSURE.

           (a) None of the factual information and data (taken as a whole) heretofore or contemporaneously furnished by the Borrower, any of the Subsidiaries or any of their respective authorized representatives in writing to the Administrative Agent and/or any Lender in connection with the Amendment Agreement (including (i) the Confidential Information Memorandum and (ii) all information contained in the Credit Documents currently in effect) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement or omitted to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished (subject, in the case of quarterly or interim financial statements, to normal year-end audit adjustments), it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include projections and pro forma financial information.

           (b) The projections and pro forma financial information contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual re-sults during the period or periods covered by any such projections may differ from the projected results.

           8.9. FINANCIAL CONDITION; FINANCIAL STATEMENTS. (a) The unaudited historical consolidated financial information of the Borrower as set forth in the Confidential Information Memorandum, and (b) the Historical Financial Statements, in each case present or will, when provided, present fairly in all material respects the combined financial position of the Borrower at the respective dates of said information, statements and results of operations for the respective periods covered thereby (subject, in the case of quarterly or interim financial statements, to normal year-end audit adjustments). The financial statements referred to in clause (b) of this Section 8.9 have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. There has been no Material Adverse Change since December 31, 2005 (giving effect to the New Transactions as if they had occurred prior thereto).

           8.10. TAX RETURNS AND PAYMENTS.

           (a) The Borrower and each of the Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material Taxes payable by it that have become due, other than those (a) not yet delinquent or (b) contested in good faith as to which adequate reserves have been provided in accordance with GAAP and which could not reasonably be expected to result in a Material Adverse Effect. The Borrower and each of the Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) in accordance with GAAP for the payment of, all material federal, state, provincial and foreign income taxes applicable for all prior fiscal years and for the current fiscal year.

           (b) None of the Borrower or any of its Subsidiaries has ever been a party to any understanding or arrangement constituting a "tax shelter" within the meaning of Section 6662(d)(2)(C)(iii) of the Code or within the meaning of
Section 6111(c) or Section 6111(d) of the Code as in effect immediately prior to the enactment of the American Jobs Creation of 2004, or has ever "participated" in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4, except as could not reasonably be likely to, individually or in the aggregate, have a Material Adverse Effect.

           8.11. COMPLIANCE WITH ERISA.

           (a) Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the Borrower, any Subsidiary or any ERISA Affiliate; no Plan (other than a multiemployer plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); none of the Borrower, any Subsidiary or any ERISA Affiliate has incurred (or is reasonably likely expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section
4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower, any Subsidiary or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower, any Subsidiary or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower, any Subsidiary or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.11 would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect or relates to any matter disclosed in the financial statements of the Borrower contained in the Confidential Information Memorandum. No Plan (other than a multiemployer plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11, be reasonably likely to have a Material Adverse Effect. With respect to Plans that are multiemployer plans (as defined in Section 3(37) of ERISA), the representations and warranties in this Section 8.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrower.

           (b) All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           8.12. SUBSIDIARIES. SCHEDULE 8.12 to this Agreement lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Amendment Effective Date. To the knowledge of the Borrower, after due inquiry, each Material Subsidiary as of the Amendment Effective Date has been so designated on SCHEDULE 8.12 to this Agreement.

           8.13. PATENTS, ETC. The Borrower and each of the Restricted Subsidiaries have obtained all patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

           8.14. ENVIRONMENTAL LAWS.

           (a) Except as could not reasonably be expected to have a Material Adverse Effect: (i) the Borrower and each of the Subsidiaries and all Real Estate are in compliance with all Environmental Laws; (ii) neither the Borrower, nor any of the Subsidiaries is subject to any Environmental Claim or any other liability under any Environmental Law; (iii) the Borrower and its Subsidiaries are not conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) no underground storage tank or re-lated piping, or any impoundment or other disposal area containing Hazardous Materials is located at, on or under any Real Estate currently owned or leased by the Borrower or any of its Subsidiaries.

           (b) Neither the Borrower, nor any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Real Estate or facility in a manner that could reasonably be expected to have a Material Adverse Effect.

           8.15. PROPERTIES. (a) The Borrower and each of the Subsidiaries have good and marketable title to or leasehold interest in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect and (b) no Mortgage encumbers improved Real Estate that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 9.3.

           8.16. SOLVENCY. On the Original Closing Date and the Amendment Effective Date (after giving effect to the Transactions), immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, the Borrower on a consolidated basis with its Subsidiaries was, and will be, Solvent.

           8.17. [INTENTIONALLY OMITTED].

           8.18. FCC LICENSES, ETC. As of the Amendment Effective Date, SCHEDULE
8.18 hereto accurately and completely lists for each Satellite (a) all space station licenses for the launch and operation of Satellites with C-band or Ku-band transponders issued by the FCC to the Borrower or any Restricted Subsidiary and (b) all licenses and all other approvals, orders or authorizations issued or granted by any Governmental Authority outside of the United States of America to launch and operate any such Satellite. As of the Amendment Effective Date, the FCC Licenses and the other licenses, approvals or authorizations listed on SCHEDULE 8.18 hereto with respect to any Satellite include all material authorizations, licenses and permits issued by the FCC or any other Governmental Authority that are required or necessary to launch or operate such Satellite, as applicable. Except as could not reasonably be expected to have a Material Adverse Effect, each of the Subject Licenses is held in the name of a License Subsidiary and is validly issued and in full force and effect, and the Borrower and its Restricted Subsidiaries have fulfilled and performed in all respects all of their obligations with respect thereto and have full power and authority to operate thereunder.

           8.19. SATELLITES. As of the Amendment Effective Date, SCHEDULE 8.19 hereto accurately and completely lists each of the Satellites owned by the Borrower and its Restricted Subsidiaries on the Amendment Effective Date, and sets forth for each such Satellite that is in orbit, the orbital slot and number and frequency band of the transponders on such Satellite.

           SECTION 9. AFFIRMATIVE COVENANTS.

           The Borrower hereby covenants and agrees that on the Amendment Effective Date and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

           9.1. INFORMATION COVENANTS. The Borrower will furnish to each Lender and the Administrative Agent:

           (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC or delivered to the holders of the Senior Notes (or, if such financial statements are not required to be filed with the SEC or delivered to the holders of either of the Senior 2004 Notes or the Senior 2006 Notes, on or before the date that is 120 days after the end of each such fiscal year), the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at the end of such fiscal year, and the related consolidated statement of operations and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and the Material Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default relating to Section 11 that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof. Notwithstanding the foregoing, in the event any direct or indirect parent company of the Borrower guarantees the Obligations on terms reasonably satisfactory to the Administrative Agent and the Borrower, the obligations in this paragraph shall be satisfied with respect to financial information of the Borrower and its Restricted Subsidiaries by furnishing financial information relating to such parent, PROVIDED that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand.

           (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC or delivered to the holders of either of the Senior Notes with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC or delivered to the holders of the Senior Notes, on or before the date that is 60 days after the end of each such quarterly accounting period), the consolidated balance sheet of (i) the Borrower and the Restricted Subsidiaries and (ii) the Borrower and its Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statement of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by an Authorized Officer of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments. Notwithstanding the foregoing, in the event any direct or indirect parent company of the Borrower guarantees the Obligations on terms reasonably satisfactory to the Administrative Agent and the Borrower, the obligations in this paragraph shall be satisfied with respect to financial information of the Borrower and its Restricted Subsidiaries by furnishing financial information relating to such parent, PROVIDED that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand.

           (c) BUDGETS. Within 60 days after the commencement of each fiscal year of the Borrower, budgets of the Borrower in reasonable detail for such fiscal year as customarily prepared by management of the Borrower for their internal use consistent in scope with the financial statements provided pursuant to Section 9.1(a), setting forth the principal assumptions upon which such budgets are based.

           (d) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth
     (i) the calculations required to establish whether the Borrower and the Subsidiaries were in compliance with the provisions of Section 11 as at the end of such fiscal year or period, as the case may be and, if such certificate demonstrates an Event of Default of the covenant under Section 11 which has not been cured previously, any of the Permitted Holders may deliver, together with such certificate, notice of their intent to cure (a "NOTICE OF INTENT TO CURE") such Event of Default pursuant to Section 11(b) or 12.13; PROVIDED that unless and until such Event of Default shall have been cured or waived, the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document, (ii) a specification of any change in the identity of the Restricted Subsidiaries, Material Subsidiaries, Foreign Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Amendment Effective Date or the most recent fiscal year or period, as the case may be, (iii) the then applicable Status and the calculations required to calculate the Consolidated Total Debt to Consolidated EBITDA Ratio as of the last day of the applicable Test Period and (iv) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma

     Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor. At the time of the delivery of the financial statements provided for in Section 9.1(a), (i) a certificate of an Authorized Officer of the Borrower setting forth in reasonable detail the Applicable Amount and the CI Contributions, if any, in each case as at the end of the fiscal year to which such financial statements relate and (ii) a certificate of an Authorized Officer and the chief legal officer of the Borrower setting forth the information required pursuant to Section 1(a) of the Perfection Certificate or confirming that there has been no change in such information since the Amendment Effective Date or the date of the most recent certificate delivered pursuant to this subsection (d)(ii), as the case may be.

           (e) NOTICE OF DEFAULT OR LITIGATION. Promptly after an Authorized Officer of the Borrower or any of the Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation or governmental proceeding pending against the Borrower or any of the Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change, and (iii) any actual or constructive total or material partial loss event with respect to any Satellite.

           (f) ENVIRONMENTAL MATTERS. The Borrower will promptly advise the Lenders in writing after obtaining actual knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

               (i) Any pending or threatened Environmental Claim against the Borrower or any of the Subsidiaries or any Real Estate;

               (ii) Any condition or occurrence on any Real Estate that (x) could reasonably be expected to result in noncompliance by the Borrower or any of the Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or any of the Subsidiaries or any Real Estate;

               (iii) Any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

               (iv) The conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Real Estate.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto. The term

     "REAL ESTATE" shall mean land, buildings and improvements owned or leased by the Borrower or any of the Subsidiaries, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

           (g) OTHER INFORMATION. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Government Authority in any relevant jurisdiction by the Borrower or any of the Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Lenders), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that the Borrower or any of the Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of the Subsidiaries (including any Senior Notes (whether publicly issued or not)) in their capacity as such holders (in each case to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request in writing from time to time; provided that the Borrower shall not be required to furnish any such reports and other materials to the Administrative Agent or any Lender to the extent the same is publicly available on the website of Holdings or the Borrower or through the EDGAR system.

           (h) PRO FORMA ADJUSTMENT CERTIFICATE. Not later than the consummation of the acquisition of any Acquired Entity or Business by the Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment or not later than any date on which financial statements are delivered with respect to any four-quarter period in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by the Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a certificate of an Authorized Officer of the Borrower setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

           (i) FCC REPORTS. Promptly upon their becoming available, copies of any and all periodic or special reports filed by the Borrower or any of its Restricted Subsidiaries with the FCC or with any other Federal, state or local governmental authority, if such reports indicate any material adverse change in the business, operations, affairs or condition of the Borrower or any of its Restricted Subsidiaries, and copies of any and all notices and other communications from the FCC or from any other Federal, state or local governmental authority with respect to the Borrower, any of its Subsidiaries or any Satellite relating to any matter that could reasonably be expected to result in a Material Adverse Effect.

           (j) SATELLITE HEALTH REPORT. No less than annually with respect to each In-Orbit Satellite that has a net book value exceeding $50,000,000, and upon the occurrence of an Event of Default at any time upon the reasonable request of the Administrative Agent, (i) with respect to any one or more In-Orbit Satellites operated by the Borrower or any of its Subsidiaries, a Satellite Health Report and (ii) with respect to any In-Orbit Satellite that is operated by any Person other than the Borrower or any of its Subsidiaries, any satellite health reports received by the Borrower from such Person, it being understood that to the extent that any such Satellite Health Report or other satellite health report contains any forward looking statements, estimates or projections, such statements, estimates or projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's or any of its Subsidiaries' control, and no assurance can be given that such forward looking statements, estimates or projections will be realized, and PROVIDED that nothing in this clause (j) shall require the Borrower to deliver any information to the Administrative Agent or any Lender to the extent delivery of such information is restricted by applicable law or regulation.

           9.2. BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of the Subsidiaries to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets the Borrower and any such Subsidiary in whomsoever's possession to the extent that it is within such party's control to permit such inspection, and to examine the books and records of the Borrower and any such Subsidiary and discuss the affairs, finances and accounts the Borrower and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire; provided, that so long as no Default or Event of Default is then in existence, the Borrower and any Credit Party shall have the right to participate in any discussions of the Agents or the Lenders with any independent accountants of the Borrower.

           9.3. MAINTENANCE OF INSURANCE.

           (a) The Borrower will, and will cause each of its Restricted Subsidiaries to, obtain, maintain and keep in full force and effect at all times
(i) with respect to each Satellite procured by the Borrower or any of its Restricted Subsidiaries for which the risk of loss passes to the Borrower or such Restricted Subsidiary at or before launch, and for which launch insurance or commitments with respect thereto are not in place as of the Amendment Effective Date, launch insurance with respect to each such Satellite covering the launch of such Satellite and a period of time thereafter, but only to the extent, if at all, and on such terms (including coverage period, exclusions, limitations on coverage, co-insurance, deductibles and coverage amount) as is determined by the Borrower to be in the best interests of the Borrower, (ii) with respect to each Satellite it currently owns or for which it has risk of loss (or, if the entire Satellite is not owned, the portion it owns or for which it has risk of loss), other than any Excluded Satellite, In-Orbit Insurance and
(iii) at all times subsequent to the coverage period of the launch insurance described in clause (i) above, if any, or if launch insurance is not procured, at all times subsequent to the initial completion of in-orbit testing, in each case with respect to each Satellite it then owns or for which it has risk of loss (or portion, as applicable), other than any Excluded Satellite, In-Orbit Insurance; PROVIDED, HOWEVER, that at any time with respect to a Satellite that is not an Excluded Satellite, neither the Borrower nor any of its Subsidiaries shall be required to maintain In-Orbit Insurance in excess of 33% of the aggregate net book value of all in-orbit Satellites (and portions it owns or for which it has risk of loss) insured (it being understood that any Satellite (or portion, as applicable) protected by In-Orbit Contingency Protection shall be deemed to be in-sured for a percentage of its net book value as set forth in the definition of "In-Orbit Contingency Protection"). In the event that the expiration and non-renewal of In-Orbit Insurance for such a Satellite (or portion, as applicable) resulting from a claim of loss under such policy causes a failure to comply with the proviso in the immediately preceding sentence, the Borrower and its Restricted Subsidiaries shall be deemed to be in compliance with such proviso for the 120 days immediately following such expiration or non-renewal, provided that the Borrower or any of its Restricted Subsidiaries, as the case may be, procures such In-Orbit Insurance or provides such In-Orbit Contingency Protection as necessary to comply with such proviso within such 120-day period. In the event of the unavailability of any In-Orbit Contingency Protection for any reason, the Borrower or any of its Restricted Subsidiaries, as the case may be, shall, subject to the first proviso above, within 120 days of such unavailability, be required to have in effect In-Orbit Insurance complying with clause (ii) or (iii) above, as applicable, with respect to all Satellites (or portions, as applicable), other than Excluded Satellites that the unavailable In-Orbit Contingency Protection was intended to protect and for so long as such In-Orbit Contingency Protection is unavailable, provided that the Borrower and its Restricted Subsidiaries shall be considered in compliance with this insurance covenant for the 120 days immediately following such unavailability.

           (b) The Borrower will, and will cause each of its Restricted Subsidiaries to, use its reasonable best efforts to at all times keep the respective property of the Borrower and its Restricted Subsidiaries (except (x) real or personal property leased or financed through third parties in accordance with this Agreement and (y) satellites) insured in favor of the Collateral Trustee for the benefit of the Secured Parties, and all policies or certificates with respect to such insurance (and any general liability, umbrella liability coverage and workers' compensation insurance (to the extent permitted by law) maintained by, or on behalf of, the Borrower or any Restricted Subsidiary of the Borrower) (i) shall be endorsed to the Collateral Trustee's reasonable satisfaction for the benefit of the Collateral Trustee (including, without limitation, by naming the Collateral Trustee as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and (to the extent permitted by law) certificate holder with respect to workers' compensation insurance), (ii) shall state that such insurance policies shall not be cancelled or materially changed without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Trustee, provided that with respect to any launch insurance or In-Orbit Insurance, such notice is available, and if available, on such terms as may be available, and (iii) shall, upon the request of the Collateral Trustee, be deposited with the Collateral Trustee for the benefit of the Secured Parties.

           (c) If the Borrower or any of its Restricted Subsidiaries shall fail to maintain all insurance in accordance with this Section 9.03, or if the Borrower or any of its Restricted Subsidiaries shall fail to so name the Collateral Trustee for the benefit of the Secured Parties as an additional insured, mortgagee or loss payee, as the case may be, or so deposit all certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation), upon reasonable prior notice to the Borrower of its intention to do so, to procure such insurance on such terms and against such risks as are required hereby, and the Borrower agrees to reimburse the Administrative Agent for any premium paid therefor.

           9.4. PAYMENT OF TAXES The Borrower will pay and discharge, and will cause each of the Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Restricted Subsidiaries, PROVIDED that neither the Borrower, nor any of the Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP and the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

           9.5. CONSOLIDATED CORPORATE FRANCHISES. The Borrower will do, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that the Borrower and its Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.

           9.6. COMPLIANCE WITH STATUTES, REGULATIONS, ETC. The Borrower will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders applicable to it or its property (including all FCC Licenses and all other governmental approvals or authorizations required to launch and operate the Satellites and the TT&C Stations related thereto) and to transmit signals to and receive transmissions from the Satellites, and to maintain all such FCC Licenses and other governmental approvals or authorizations in full force and effect, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect (it being understood that any failure as it may relate to any FCC License for a Satellite that is yet to be launched shall not, in itself, be considered or deemed to result in a Material Adverse Effect).

           9.7. ERISA. Promptly after the Borrower or any Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to each of the Lenders a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant's benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ER-

ISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower, a Subsidiary or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified the Borrower, any Subsidiary or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower, any Subsidiary or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Borrower, any Subsidiary or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of
the Code.

           9.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, which shall include, in the case of Satellites (other than Satellites yet to be launched), the provision of tracking, telemetry, control and monitoring of Satellites in their designated orbital positions in accordance with prudent and diligent standards in the commercial satellite industry, except to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

           9.9. TRANSACTIONS WITH AFFILIATES. The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than the Borrower or its Restricted Subsidiaries) involving aggregate consideration in excess of $10,000,000 on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate, PROVIDED that the foregoing restrictions shall not apply to (a) the payment, on a quarterly basis, of management and consulting fees to the Sponsors in an aggregate amount not to exceed in any fiscal year of the Borrower the greater of (x) $6,250,000 and (y) 1.25% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the immediately preceding fiscal year, (b) upon the consummation of a Qualified IPO, as consideration for the termination of existing management, consulting or financial or similar services agreements between the Borrower and the Sponsors, one-time payments to the Sponsors in an amount no greater than that calculated in accordance with the Monitoring Fee Agreement among the Sponsors and the Borrower (or any parent of the Borrower), as such agreement is in effect on the date hereof and otherwise not materially adverse to the Lenders, (c) the payment of customary investment banking fees paid to the Sponsors for services rendered to the Borrower and the Restricted Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, (d) transactions conducted in accordance with the Intercompany Services Agreement as in effect on the date hereof or as modified, amended or supplemented in any manner not materially adverse to the Lenders, (e) the New Transactions and transactions to effect the same, including the payment of fees and expenses related thereto, (f) customary fees paid to and customary indemnities provided to members of the board of directors of the Borrower, its parent entities and the Subsidiaries, (g) transactions permitted by Section 10.1, 10.3, 10.5 or 10.6, (h) employment and other compensation arrangements with respect to the procurement of services of officers, consultants and employees in the ordinary course of business, (i) the issuance of equity interests in the Borrower to any Permitted Holder or to any director, officer, employee or consultant of the Borrower or any parent or Subsidiary of the Borrower, (j) the entering into of any tax sharing agreement or arrangement relating to payments, whether directly or by dividend, by the Borrower or a Restricted Subsidiary to any parent of the Borrower if such parent is required to file a consolidated, unitary or similar tax return reflecting income of the Borrower or its Restricted Subsidiaries in an amount equal to the portion of such taxes attributable to the Borrower and/or its Restricted Subsidiaries that are not payable directly by the Borrower or its Restricted Subsidiaries, but not to exceed the amount that the Borrower or such Restricted Subsidiaries would have been required to pay in respect of taxes if the Borrower and such Restricted Subsidiaries had been required to pay such taxes directly as standalone taxpayers (or a standalone group separate from such parent), (k) agreements in effect on the Amendment Effective Date and listed on SCHEDULE 9.9 and amendments thereto not materially disadvantageous to the Lenders, (l) any transaction effected as part of a Qualified Receivables Financing and (m) transactions between the Borrower or any of its Restricted Subsidiaries and any Person a director or directors of which is (are) also a director of the Borrower or any parent of the Borrower, PROVIDED that such director(s) abstain(s) from voting as a director of the Borrower or such parent, as the case may be, on any matter involving such Person.

           9.10. END OF FISCAL YEARS; FISCAL QUARTERS. The Borrower will, for financial reporting purposes, cause (a) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (b) each of its, and each of its Subsidiaries', fiscal quarters to end on dates consistent with such fiscal year-end and the Borrower's past practice; PROVIDED, HOWEVER, that the Borrower may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

           9.11. ADDITIONAL GUARANTORS AND GRANTORS. Except as set forth in
Section 10.1(A)(j) or (A)(k), the Borrower will cause (i) each direct or indirect Domestic Subsidiary that is a Material Subsidiary (other than any Unrestricted Subsidiary, Receivables Subsidiary or any Domestic Subsidiary owned by a Foreign Subsidiary) formed or otherwise purchased or acquired after the Amendment Effective Date (including pursuant to a Permitted Acquisition) and
(ii) each Subsidiary (other than any Unrestricted Subsidiary) that is not a Domestic Subsidiary on the Amendment Effective Date or is not a Material Subsidiary on the Amendment Effective Date but subsequently becomes a Domestic Subsidiary (other than any Unrestricted Subsidiary) that is a Material Subsidiary, in each case to execute a supplement to each of the Guarantee and the Security Agreements, substantially in the form of Annex B or Annex 1, as applicable, to the respective agreement in order to become a Guarantor under the Guarantee and a grantor under the Security Agreements (it being understood that any such property constituting "Principal Property" under the Senior 1998 Notes Indenture shall be subjected to Liens under the applicable Security Documents in favor or the Collateral Trustee, and all other property shall be subject to Liens under the applicable Security Documents in favor of the Administrative Agent).

           9.12. PLEDGES OF ADDITIONAL STOCK AND EVIDENCE OF INDEBTEDNESS.

           (a) Except as set forth in Section 10.1(A)(j) or (A)(k), the Borrower will pledge, and, if applicable, will cause each Subsidiary Guarantor to pledge, to the Administrative Agent or the Collateral Trustee, as applicable, for the benefit of the Secured Parties, (i) all the capital stock of each Domestic Subsidiary (other than any Unrestricted Subsidiary or any Domestic Subsidiary owned by a Foreign Subsidiary), Minority Investments other than, up to an aggregate Fair Market Value of $30,000,000, Minority Investments with a Fair Market Value of less than $15,000,000 (unless such pledge is prohibited by an applicable joint venture, shareholder or similar agreement) and each Foreign Subsidiary (other than an Unrestricted Subsidiary or any capital stock representing in excess of 65% of the issued and outstanding capital stock in any Foreign Subsidiary) held by the Borrower or a Subsidiary Guarantor, in each case, formed or otherwise purchased or acquired after the Amendment Effective Date, in each case pursuant to a supplement to the Pledge Agreements in form and substance reasonably satisfactory to the Administrative Agent, (ii) all evidences of Indebtedness in excess of $1,000,000 received by the Borrower or any Subsidiary Guarantor (other than any Unrestricted Subsidiary or any Domestic Subsidiary wholly-owned by a Foreign Subsidiary) in connection with any disposition of assets pursuant to Section 10.4(b), in each case pursuant to a supplement to the Pledge Agreements, substantially in the form of Annex A thereto and (iii) any global promissory notes executed after the Original Closing Date evidencing Indebtedness of the Borrower, each Subsidiary and each Minority Investment that is owing to the Borrower or any Subsidiary Guarantor, in each case pursuant to a supplement to the Pledge Agreements, substantially in the form of Annex A thereto (it being understood that any such capital stock or evidence of Indebtedness described in clause (i), (ii) or (iii) above issued by a "Restricted Subsidiary" (as described in the Senior 1998 Notes Indenture) shall be subjected to Liens under the applicable Security Documents in favor of the Collateral Trustee, and all other capital stock or evidence of Indebtedness shall be subject to Liens under the applicable Security Documents in favor of the Administrative Agent).

           (b) The Borrower agrees that all Indebtedness in excess of $1,000,000 of the Borrower and each Subsidiary that is owing to any Credit Party to the Pledge Agreement shall be evidenced by one or more global promissory notes.

           9.13. USE OF PROCEEDS. The Borrower will use the Letters of Credit and the proceeds of all Loans for the purposes set forth in the introductory statement to this Agreement.

           9.14. CHANGES IN BUSINESS.

           (a) The Borrower and the Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted or proposed to be conducted by the Borrower and the Subsidiaries, taken as a whole, on the Amendment Effective Date and other business activities that are complementary, ancillary, incidental or related to, reasonably similar to or a reasonable extension, development or expansion of any of the foregoing (a "PERMITTED BUSINESS").

           (b) No License Subsidiary will engage in any line or lines of business activity other than to hold FCC Licenses issued to it and to enter into arrangements with the Borrower or other Restricted Subsidiaries (other than other License Subsidiaries) to manage and operate such

FCC Licenses under its direction and control, in each case to the maximum extent permitted by applicable law. The Borrower will cause all Subject Licenses at all times to be held in the name of a License Subsidiary (which shall be the sole legal and beneficial owner thereof). Any license issued after the Amendment Effective Date by the FCC that constitutes a Subject License shall be held in the name of a License Subsidiary (which shall be the sole legal and beneficial owner thereof).

           9.15. FURTHER ASSURANCES.

           (a) The Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Agreements, the Pledge Agreements or any Mortgage, all at the expense of the Borrower and the Restricted Subsidiaries (it being understood that any such property constituting "Principal Property" under the Senior 1998 Notes Indenture shall be subjected to Liens under the applicable Security Documents in favor of the Collateral Trustee, and all other property shall be subject to Liens under the applicable Security Documents in favor of the Administrative Agent).

           (b) If any assets (including any real estate or improvements thereto or any interest therein) with a book value or fair market value in excess of $15,000,000 are acquired by the Borrower or any other Credit Party after the Amendment Effective Date (other than assets constituting Collateral under the Security Agreements that become subject to the Lien of the Security Agreement upon acquisition thereof) that are of the nature secured by the Security Agreements or any Mortgage, as the case may be, the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens (unless, with respect to any such asset, same is subject to one or more agreements or Liens permitted hereunder which agreements or Lien(s) prohibit the granting of a security interest thereon as contemplated by this clause (b), in which case the actions otherwise required by this Section 9.15(b) with respect to such asset shall not be required to be taken until such prohibitions cease to be applicable) consistent with the applicable requirements of the Security Documents, including actions described in paragraph (a) of this
Section 9.15, all at the expense of the Credit Parties. Any Mortgage delivered to the Administrative Agent in accordance with the preceding sentence shall be accompanied by (x) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and (y) an opinion of local counsel to the Borrower (or in the event a Subsidiary of the Borrower is the mortgagor, to such Subsidiary) substantially in the form of EXHIBIT I-4 to the Original Credit Agreement (it being understood that any such property constituting "Principal Property" under the Senior 1998 Notes Indenture shall be subjected to Liens under the applicable Security Documents in favor of the Collateral Trustee, and all other property shall be subject to Liens under the applicable Security Documents in favor of the Administrative Agent). Any provision contained herein or in the Security Documents to the contrary notwithstanding, the Collateral shall not include at any time any FCC License to the extent (but only to the extent) that at such time the Administrative Agent may not validly possess a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, as in effect at such time, but the Collateral shall include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC Licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC Licenses.

           9.16. ACCESS AND COMMAND CODES.

           (a) The Borrower will, and will cause each of its Restricted Subsidiaries, at the request of the Administrative Agent to use commercially reasonable efforts to obtain promptly from each provider (other than the Borrower) of tracking, telemetry, control and monitoring services for any Satellite, consents and agreements with the Collateral Trustee to:

           (i) deliver expeditiously to the Collateral Trustee, upon notification by the Administrative Agent that an acceleration pursuant to
     Section 12 has occurred, subject to having obtained any consent or approval of, or registration or filing with, any Governmental Authority for such delivery, all access codes, command codes and command encryption necessary to establish access to and perform tracking, telemetry, control and monitoring of any such Satellite, including activation and control of any spacecraft subsystems and payload components and the transponders thereon;

           (ii) take commercially reasonable steps necessary, upon notification by the Administrative Agent that an acceleration pursuant to Section 12 has occurred, to obtain any consent or approval of, or registration or filing with, any Governmental Authority required to effect any transfer of operational control over any such Satellite and related technical data (including any license approving the export or re-export of such Satellite to any Person or Persons as designated by the Administrative Agent); and

           (iii) deliver to the Collateral Trustee written evidence of the issuance of any such consent, approval, registration or filing once such consent, approval, registration or filing has been obtained;

           (b) If, after having used its commercially reasonable efforts to obtain the consents and agreements referred to in clause (i) above, any such consents or agreements shall not have been so obtained, instruct each such provider of tracking, telemetry, control and monitoring services (and each Satellite Manufacturer in respect of Satellites that have yet to be launched, to the extent that the Borrower or a Restricted Subsidiary does not have in its possession all items referred to in clause (iii) below) to cooperate in providing the access codes, command codes and command encryption referred to in said clause (i), in each case subject to having obtained any consent or approval of, or registration or filing with, any Governmental Authority for such delivery; and

           (c) At any time upon an acceleration pursuant to Section 12, and upon notification thereof by the Administrative Agent, to promptly deliver to the Collateral Trustee, subject to having obtained any requisite consent or approval of, or registration or filing with, any Governmental Authority for such delivery, all access codes, command codes and command encryption necessary, in the sole judgment of the Administrative Agent, to establish access to and perform tracking, telemetry, control and monitoring of any Satellite, including activation and control of any spacecraft subsystems and payload components and the transponders thereon and any changes to or modifications of such codes and encryption.

           9.17. TTC&M PROVIDERS. The Borrower will, and will use its commercially reasonable efforts to cause each provider (other than the Borrower) of tracking, telemetry, control and monitoring services for any Satellite to agree to, not change any access codes, command codes or command encryption necessary to establish access to and perform tracking, telemetry, control and monitoring of each Satellite at any time that an Event of Default exists and such provider of tracking, telemetry, control and monitoring services, as the case may be, has been notified by the Borrower or the Administrative Agent thereof, without promptly furnishing to the Administrative Agent the new access codes, command codes and command encryption necessary to establish access to and perform tracking, telemetry, control and monitoring of such Satellite, once such access codes, command codes and command encryption have been delivered to the Administrative Agent pursuant to this Section 9.17.

           9.18. MAINTENANCE OF RATING OF FACILITIES. The Borrower will cause a senior secured credit rating with respect to the Credit Facilities from each of S&P and Moody's to be available at all times thereafter until the last Maturity Date under this Agreement.

           SECTION 10. NEGATIVE COVENANTS.

           The Borrower hereby covenants and agrees that on the Amendment Effective Date and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

           10.1. LIMITATION ON INDEBTEDNESS.

           (A) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

           (a) Indebtedness arising under the Credit Documents;

           (b) Indebtedness of (i) the Borrower to any Subsidiary of the Borrower and (ii) subject to compliance with Section 10.5(g), any Subsidiary to the Borrower or any other Restricted Subsidiary of the Borrower;

           (c) Indebtedness in respect of any banker's acceptances, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business;

           (d) except as provided in clauses (j) and (k) below, subject to compliance with Section 10.5(g), Guarantee Obligations (A) incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement and (ii) the Borrower in respect of Indebtedness of the Restricted Subsidiaries that is permitted to be incurred under this Agreement, PROVIDED that there shall be no Guarantee (a) by a Restricted Foreign Subsidiary or another Restricted Subsidiary that is not a Guarantor of any Indebtedness of the Borrower and (b) in respect of the Senior Notes or Permitted Additional Notes, unless such Guarantee is made by a Guarantor and such Guarantee is unsecured (and subordinated in the case of Permitted Additional Notes that are subordinated) or (B) in respect of any India Tax Obligations;

           (e) Guarantee Obligations incurred in the ordinary course of business in respect of obligations of suppliers, customers, franchisees, lessors and licensees;

           (f) (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of the acquisition (by purchase, lease or otherwise), construction or improvement of fixed or capital assets (including real property) to finance the acquisition (by purchase, lease or otherwise), construction or improvement of such fixed or capital assets or otherwise incurred in respect of capital expenditures, (ii) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks and (iii) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the Amendment Effective Date and Capital Leases entered into pursuant to subclauses (i) and (ii) above, PROVIDED, that the aggregate amount of Indebtedness incurred pursuant to this subclause (iii) shall not exceed $75,000,000 at any time outstanding;

           (g) Indebtedness outstanding on the Amendment Effective Date (other than the Senior 1998 Notes) and listed on SCHEDULE 10.1;

           (h) Indebtedness in respect of Hedge Agreements;

           (i) Indebtedness in respect of the Senior 2006 Notes in an aggregate principal amount not to exceed $575,000,000 (or such lesser aggregate principal amount as may be incurred on the Amendment Effective Date);

           (j) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary or Indebtedness attaching to assets that are acquired by the Borrower or any Restricted Subsidiary, in each case after the Amendment Effective Date as the result of a Permitted Acquisition, PROVIDED that (w) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (x) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than by any such person that so becomes a Restricted Subsidiary) and (y)(A) the capital stock of such Person is pledged to the Administrative Agent or the Collateral Trustee, as applicable, to the extent required under Section
     9.12 and (B) such Person executes a supplement to each of the Guarantee, the Security Agreements and the Pledge Agreements (or alternative guarantee and security arrange-ments in relation to the Obligations reasonably acceptable to the Administrative Agent or the Collateral Trustee, as applicable) to the extent required under Section 9.11 or 9.12, as applicable, PROVIDED that the requirements of this subclause (y) shall not apply to an aggregate amount at any time outstanding of up to (and including) the Guarantee and Collateral Exception Amount at such time of the aggregate of (1) such Indebtedness and (2) all Indebtedness as to which the proviso to clause
     (k)(i)(y) below then applies;

           (k) Indebtedness of the Borrower or any Restricted Subsidiary (including any Permitted Additional Notes) incurred to finance a Permitted Acquisition, PROVIDED that (x) except in the case of Permitted Additional Notes, such Indebtedness is not guaranteed in any respect by any Restricted Subsidiary (other than any Person acquired (the "ACQUIRED PERSON") as a result of such Permitted Acquisition or the Restricted Subsidiary so incurring such Indebtedness) or, in the case of Indebtedness of any Restricted Subsidiary, subject to compliance with Section 10.5(g), by the Borrower and (y)(A) the Borrower pledges the capital stock of such acquired Person to the Administrative Agent or the Collateral Trustee, as applicable, to the extent required under Section 9.12 and (B) such acquired Person executes a supplement to the Guarantee, the Security Agreements and the Pledge Agreements (or alternative guarantee and security arrangements in relation to the Obligations reasonably acceptable to the Administrative Agent) to the extent required under Section 9.11 or 9.12, as applicable, PROVIDED that the requirements of this subclause (y) shall not apply to an aggregate amount at any time outstanding of up to (and including) the amount of the Guarantee and Collateral Exception Amount at such time of the aggregate of (1) such Indebtedness and (2) all Indebtedness as to which the proviso to clause (j)(y) above then applies;

           (l) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, customs bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

           (m) Indebtedness incurred in connection with any Permitted Sale Leaseback (PROVIDED that the Net Cash Proceeds thereof are promptly applied to the extent required by Section 5.2);

           (n) Indebtedness not otherwise permitted under this Section 10.1; PROVIDED, HOWEVER, that (i) both immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or result therefrom, (ii) the Borrower and its Restricted Subsidiaries shall, on a pro forma basis after giving effect to the incurrence or issuance and application of the proceeds of such Indebtedness, be in compliance with
     Section 11 (without giving effect to any waiver pursuant to clause (a) thereto or any application of clause (b) thereto and regardless of whether or not the Renewed Revolving Credit Commitment has been terminated) and
     (iii) as of the date any such Indebtedness is incurred, on a pro forma basis after giving effect to the incurrence and application of the proceeds of such Indebtedness, the Consolidated Total Debt to Consolidated EBITDA Ratio for the Test Period immediately preceding such date shall be less than or equal to 6.75 to 1.0;

     PROVIDED, FURTHER, that no more than $200,000,000 in aggregate principal amount of Indebtedness of one or more Restricted Subsidiaries that are not Guarantors incurred pursuant to this clause (n) shall be outstanding at any one time;

           (o) Indebtedness in respect of Permitted Additional Notes to the extent that the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied to the prepayment of Term Loans in accordance with
     Section 5.2;

           (p) Indebtedness under the Senior 1998 Notes;

           (q) Indebtedness of the Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, and similar obligations in connection with acquisitions or sales of assets and/or businesses effected in accordance with the requirements of this Agreement;

           (r) liabilities assumed or otherwise incurred under the Global Service Employee Transfer;

           (s) Guarantee Obligations (i) of the Borrower in favor of its Subsidiaries to permit foreign currency transactions or fund transfers in an aggregate amount not to exceed $10,000,000 at any time outstanding, (ii) of the Borrower or any of its Subsidiaries as a guarantor of the lessee under any lease pursuant to which the Borrower or any of its Subsidiaries is the lessee, other than any capital lease pursuant to which a Subsidiary that is not a Subsidiary Guarantor is the lessee, so long as such lease is otherwise permitted hereunder, (iii) of the Borrower or any of its Subsidiaries as a guarantor of any Capitalized Lease Obligation to which a Joint Venture is a party or any contract entered into by such Joint Venture in the ordinary course of business; PROVIDED that the maximum liability of the Borrower or any of its Subsidiaries in respect of any obligations as described in this clause (iii) is permitted as an Investment pursuant to the requirements of Section 10.5, and (iv) of the Borrower or any of its Subsidiaries which may be deemed to exist pursuant to the New Transactions or acquisition agreements entered into in connection with Permitted Acquisitions (including any obligation to pay the purchase price therefor and any indemnification, purchase price adjustment and similar obligations to the extent otherwise permitted hereunder);

           (t) obligations of the Borrower or any Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business, in each case to the extent constituting Indebtedness;

           (u) Contribution Indebtedness, so long as (i) no Default or Event of Default shall exist at the time of or immediately after giving effect to the incurrence thereof, (ii) calculations are made by the Borrower demonstrating pro forma compliance (giving effect to the application of proceeds of such Contribution Indebtedness) with the covenant contained in
     Section 11 (without giving effect to any waiver pursuant to clause (a) thereto or any application of clause (b) thereto and regardless of whether or not the Renewed Revolving Credit Commitment has been terminated) for the Test Period most recently com-pleted, (iii) the Borrower shall furnish to the Administrative Agent a certificate from an Authorized Officer certifying to the best of his or her knowledge as to compliance with the requirements of this Section 10.1(A)(u) and containing the calculations required by the preceding clause (ii), and
     (iv) the aggregate amount of such Indebtedness in excess of the CI Contributions made in determining the amount of such Indebtedness pursuant to the determination of Contribution Indebtedness is subordinated in right of payment to the Obligations pursuant to subordination provisions in form and substance satisfactory to the Administrative Agent;

           (v) Indebtedness of Subsidiaries that are not Subsidiary Guarantors for working capital purposes, so long as the Indebtedness under this clause
     (v) does not exceed $50,000,000 in the aggregate at any time outstanding;

           (w) Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any of its Subsidiaries other than a Receivables Subsidiary in an amount not to exceed $300,000,000 at any time outstanding;

           (x) letters of credit and bank guarantees denominated in currencies other than Dollars and Euros, so long as the aggregate U.S. Dollar equivalent of all such letters of credit and bank guarantees does not exceed $10,000,000 at any time; and

           (y) Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clauses (f), (g), (i), (j), (k), (m), (n), (o), (p), (u),
     (v) and (x) of this Section 10.1(A).

           (B) The Borrower will not issue any preferred stock or other preferred equity interests other than Qualified PIK Securities; PROVIDED that the Borrower or any Restricted Subsidiary may issue Disqualified Preferred Stock to the extent that the same shall be treated as, and shall be restricted to the same extent as, Indebtedness for borrowed money for all purposes under this Agreement and is otherwise permitted to be issued hereunder.

           10.2. LIMITATION ON LIENS. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except

           (a) Liens arising under the Credit Documents;

           (b) Permitted Liens;

           (c) Liens securing Indebtedness permitted pursuant to Section 10.1(A)(f), PROVIDED that such Liens attach at all times only to the assets so financed and/or other assets subject to Indebtedness incurred pursuant to Section 10.1(A)(f) owing to the same Person as such Indebtedness so secured;

           (d) Liens existing on the Amendment Effective Date and listed on
     SCHEDULE 10.2;

           (e) the replacement, extension or renewal of any Lien permitted by clauses (a) through (d) above and clause (f) of this Section 10.2 upon or in the same assets theretofore subject to such Lien or the replacement, extension or renewal of the Indebtedness secured thereby (in each case, without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder);

           (f) Liens existing on the assets of any Person that becomes a Restricted Subsidiary, or existing on assets acquired, pursuant to a Permitted Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(A)(j), PROVIDED that such Liens attach at all times only to the same assets that such Liens attached to, and secure only the same Indebtedness that such Liens secured, immediately prior to such Permitted Acquisition;

           (g) (i) Liens placed upon the capital stock of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness of the Borrower or any other Restricted Subsidiary in an aggregate amount at any time outstanding not to exceed the Guarantee and Collateral Exception Amount incurred pursuant to Section 10.1(A)(k) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary to secure a guarantee by such Restricted Subsidiary of any such Indebtedness of the Borrower or any other Restricted Subsidiary in an aggregate amount at any time outstanding not to exceed the Guarantee and Collateral Exception Amount;

           (h) additional Liens so long as the aggregate principal amount of the obligations so secured does not exceed $75,000,000 at any time outstanding; and

           (i) Liens under the Senior 1998 Notes, so long as the Senior 1998 Notes are required to be secured by equal and ratable Liens; PROVIDED that such Liens are subject to the Intercreditor and Collateral Trust Agreement;

           (j) Liens on accounts receivable and related assets of the type specified in the definition of "Receivables Financing" incurred in connection with a Qualified Receivables Financing; and

           (k) Liens on assets of Foreign Subsidiaries securing Indebtedness incurred by such Foreign Subsidiaries pursuant to Section 10.1(A)(n).

           10.3. LIMITATION ON FUNDAMENTAL CHANGES. Except as expressly permitted by Section 10.4 or 10.5, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

           (a) any Subsidiary (other than a License Subsidiary) of the Borrower or any other Person may be merged or consolidated with or into the Borrower, PROVIDED that (i) the Borrower shall be the continuing or surviving corporation or the Person formed by or surviving any such merger or consolidation (if other than the Borrower) shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Borrower or such Person, as the case may be, being herein referred to as the "SUCCESSOR BORROWER"),
     (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Default or Event of Default would result from the consummation of such merger or consolidation, (iv) the Successor Borrower shall be in compliance, on a pro forma basis after giving effect to such merger or consolidation, with the covenant set forth in Section 11 (without giving effect to any waiver pursuant to clause (a) thereof or any application of clause (b) thereof and regardless of whether or not the Renewed Revolving Credit Commitment has been terminated), as such covenants are recomputed as at the last day of the most recently ended Test Period under such Section as if such merger or consolidation had occurred on the first day of such Test Period, (v) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee confirmed that its Guarantee shall apply to the Successor Borrower's obligations under this Agreement,
     (vi) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreements or the Pledge Agreements, as applicable, confirmed that its obligations thereunder shall apply to the Successor Borrower's obligations under this Agreement, (vii) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower's obligations under this Agreement, and (viii) the Borrower shall have delivered to the Administrative Agent an officer's certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Security Document comply with this Agreement; PROVIDED, FURTHER, that if the foregoing are satisfied, the Successor Borrower (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement;

           (b) any Subsidiary of the Borrower (other than a License Subsidiary) or any other Person may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower, PROVIDED that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving corporation or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving corporation or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee Agreement, the Pledge Agreements and the Security Agreements and any applicable Mortgage in form and sub-stance reasonably satisfactory to the Administrative Agent or Collateral Trustee, as applicable, in order to become a Guarantor and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties,
     (iii) no Default or Event of Default would result from the consummation of such merger, amalgamation or consolidation, (iv) the Borrower shall be in compliance, on a pro forma basis after giving effect to such merger, amalgamation or consolidation, with the covenant set forth in Section 11 (without giving effect to any waiver pursuant to clause (a) thereof or any application of clause (b) thereof and regardless of whether or not the Renewed Revolving Credit Commitment has been terminated), as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such merger or consolidation had occurred on the first day of such Test Period, and (v) the Borrower shall have delivered to the Administrative Agent an officers' certificate stating that such merger, amalgamation or consolidation and such supplements to any Security Document comply with this Agreement;

           (c) any Restricted Subsidiary (other than a License Subsidiary) that is not a Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary of the Borrower;

           (d) any Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor;

           (e) any Restricted Subsidiary (other than a License Subsidiary) may liquidate or dissolve if (x) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Credit Party, any assets or business not otherwise disposed of or transferred in accordance with Section 10.4 or 10.5, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Credit Party after giving effect to such liquidation or dissolution; and

           (f) any License Subsidiary may (i) be merged or consolidated with any other License Subsidiary, (ii) sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) only to another License Subsidiary or (iii) sell, transfer or otherwise dispose of capital stock or other ownership interest of such License Subsidiary only to a Credit Party.

           10.4. LIMITATION ON SALE OF ASSETS. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, (i) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation, of any assets of the Borrower or the Restricted Subsidiaries) or (ii) sell to any Person (other than the Borrower or a Guarantor) any shares owned by it of any Restricted Subsidiary's capital stock, except that:

           (a) the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of (i) cash and other Permitted Investments and (ii) used or surplus equipment, vehicles, inventory and other assets in the ordinary course of business;

           (b) the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of other assets (other than accounts receivable) for fair value, PROVIDED that (i) the total non-cash consideration received since the Amendment Effective Date in respect of sales, transfers and dispositions for which less than 50% of such consideration consisted of cash shall not exceed $350,000,000 (it being agreed that, with respect to any one or more sale, transfer or disposition in which such $350,000,000 limitation is exceeded, at least 50% of the portion of the consideration in excess of the then available portion of such $350,000,000 shall consist of cash), (ii) any non-cash proceeds received are pledged to the Administrative Agent to the extent required under Section 9.12, (iii) with respect to any such sale, transfer or disposition (or series of related sales, transfers or dispositions), the Borrower shall be in compliance, on a pro forma basis after giving effect to such sale, transfer or disposition, with the covenant set forth in Section 11 (without giving effect to any waiver pursuant to clause (a) thereof or any application of clause (b) thereof and regardless of whether or not the Renewed Revolving Credit Commitment has been terminated), as such covenants are recomputed as at the last day of the most recently ended Test Period under such Sections as if such sale, transfer or disposition had occurred on the first day of such Test Period, (iv) to the extent applicable, the Net Cash Proceeds thereof to the Borrower and its Restricted Subsidiaries are promptly applied to the prepayment and/or commitment reductions as provided for in
     Section 5.2 and (v) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing;

           (c) the Borrower and the Restricted Subsidiaries may make sales of assets to the Borrower or to any Restricted Subsidiary, PROVIDED that with respect to any such sales to Restricted Subsidiaries that are not Guarantors (i) such sale, transfer or disposition shall be for fair value,
     (ii) the total non-cash consideration received since the Amendment Effective Date in respect of such sales, transfers and dispositions for which less than 50% of such consideration consisted of cash shall not exceed $350,000,000 (it being agreed that, with respect to any one or more sale, transfer or disposition in which such $350,000,000 limitation is exceeded, at least 50% of the portion of the consideration in excess of the then available portion of such $350,000,000 shall consist of cash) and
     (iii) any non-cash proceeds received are pledged to the Administrative Agent to the extent required under Section 9.12;

           (d) the Borrower or any Restricted Subsidiary may effect any transaction permitted by Section 10.3;

           (e) in addition to selling or transferring accounts receivable pursuant to the other provisions hereof, the Borrower and the Restricted Subsidiaries may sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

           (f) the Borrower and its Restricted Subsidiaries may lease, or sub-lease, any real property or personal property in the ordinary course of business;

           (g) the Borrower and its Restricted Subsidiaries may sell or transfer Globo Receivables pursuant to the Purchase Agreement dated as of August 20, 2004 between DirecTV and the Borrower;

           (h) the Borrower and its Subsidiaries may engage in any disposition of assets contemplated by the Intercompany Services Agreement, or otherwise in connection with integration efforts related to the Acquisition;

           (i) the Borrower may consummate the New Transactions;

           (j) the Borrower and its Restricted Subsidiaries may exchange operating assets for other operating assets (including a combination of assets and cash and cash equivalents) related to a Permitted Business of comparable or greater market value or usefulness to the business of the Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the Borrower, which in the event of an exchange of operating assets with a Fair Market Value in excess of (1) $25,000,000 shall be evidenced by an certificate of an Authorized Officer, and (2) $50,000,000 shall be set forth in a resolution approved in good faith by at least a majority of the board of directors of the Borrower; PROVIDED that the aggregate amount of operating assets exchanged pursuant to this Section 10.5(j) (determined based on the Fair Market Value thereof) shall not exceed $300,000,000;

           (k) the Borrower and the Restricted Subsidiaries may make sales or transfers of accounts receivable (including in respect of sales-type leases) and related assets (including contract rights) of the type specified in the definition of "Receivables Financing" to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions; and

           (l) a transfer of assets receivable and related assets of the type specified in the definition of "Receivables Financing" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing.

           10.5. LIMITATION ON INVESTMENTS. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any advance, loan, extensions of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets of, or make any other Investment in, any Person, except:

           (a) extensions of trade credit and asset purchases in the ordinary course of business;

           (b) Permitted Investments;

           (c) (i) loans and advances to officers, directors and employees of the Borrower or any of its Subsidiaries in an aggregate principal amount at any time outstanding under this clause (c) not exceeding $25,000,000, and (ii) obligations of one or more officers or other employees of Intelsat Bermuda or its Subsidiaries in connection with such officers' or employees' acquisition of shares of any direct or indirect parent entity of the Borrower, so long as no cash is actually advanced by the Borrower or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

           (d) Investments existing or contractually committed on the Amendment Effective Date and listed on SCHEDULE 10.5 to this Agreement and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (d) is not increased at any time above the amount of such Investments existing on the Amendment Effective Date;

           (e) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

           (f) Investments to the extent that payment for such Investments is made solely with capital stock of the Borrower;

           (g) Investments in (i) any Guarantor or the Borrower and (ii) in Restricted Subsidiaries that are not Guarantors, in the case of this clause
     (g)(ii), in an aggregate amount not to exceed $125,000,000 at any one time outstanding;

           (h) Investments constituting Permitted Acquisitions and Investments held by any Person that becomes a Subsidiary as a result of any such Permitted Acquisition to the extent such Investments were not made in contemplation of such Permitted Acquisition and were in existence on the date of such Permitted Acquisition;

           (i) other Investments, in each case, as valued at the Fair Market Value of such Investment at the time each such Investment is made, in an amount that, at the time such Investment is made, would not exceed the Applicable Amount at such time;

           (j) Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 10.4(b) or (c);

           (k) Investments made to repurchase or retire common stock of the Borrower owned by any employee stock ownership plan or key employee stock ownership plan of the Borrower;

           (l) Investments permitted under Section 10.6;

           (m) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

           (n) Investments constituting advances in the form of a prepayment of expenses, so long as such expenses were incurred in the ordinary course of business and are being paid in accordance with customary trade terms of the Borrower or such Subsidiary;

           (o) to the extent constituting Investments, any payments under any contracts to construct, launch, operate or insure Satellites which contracts are entered into in the ordinary course of business;

           (p) loans and advances for purposes for which a dividend is otherwise permitted pursuant to Section 10.6, including, without limitation dividends of the type contemplated in Section 10.6(j);

           (q) Investments in Subsidiaries or Joint Ventures formed for the purpose of selling or leasing transponder capacity to third-party customers in the ordinary course of business which investments are in the form of transfers to such Persons for fair market value transponders or transponder capacity sold or to be sold or leased or to be leased by such Persons; PROVIDED that all such Investments in such Persons do not exceed 10% of the aggregate transponder capacity for all in-orbit transponders then owned by the Borrower and its Restricted Subsidiaries;

           (r) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing; PROVIDED that any Investment in a Receivables Subsidiary is in the form of an Intercompany Note, contribution of accounts receivable or an equity interest;

           (s) Investments in Persons that are primarily engaged in a business or activity conducted by the Borrower or any of its Restricted Subsidiaries as of the Amendment Effective Date, or that is reasonably similar thereto, a reasonable extension thereof or is complementary, incidental or ancillary thereto, in an amount up to $275,000,000 at any one time outstanding

           (t) other Investments in an amount up to $150,000,000 at any one time outstanding;

           (u) any Investment in Existing Parent Indebtedness from the proceeds of the Specified Sale Leaseback that do not constitute Net Cash Proceeds in accordance with the definition of "Prepayment Event";

           (v) Investments subject to and permitted under Section 10.3; and

           (w) Investments constituting Guarantee Obligations permitted under
     Section 10.1(A)(e).

           10.6. LIMITATION ON DIVIDENDS. The Borrower will not declare or pay any dividends (other than dividends payable solely in its capital stock) or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for considera-tion, any shares of any class of its capital stock or the capital stock of any direct or indirect parent now or hereafter outstanding (or any options or warrants or stock appreciation rights issued with respect to any of its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.5) any shares of any class of the capital stock of the Borrower, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued with respect to any of its capital stock) (all of the foregoing "DIVIDENDS"), PROVIDED that, so long as no Default or Event of Default exists or would exist after giving effect thereto (except with respect to clause (f) below), (a) the Borrower may redeem in whole or in part or pay dividends upon any of its capital stock for another class of capital stock or rights to acquire its capital stock or with proceeds from substantially concurrent equity contributions or issuances of new shares of its capital stock, PROVIDED that (X) such contributions or issuances shall not increase the Applicable Amount and (Y) such other class of capital stock contains terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the capital stock redeemed thereby, (b) the Borrower may repurchase shares of its capital stock (or any options or warrants or stock appreciation rights issued with respect to any of its capital stock) held by officers, directors and employees of the Borrower and its Subsidiaries and may make dividends the proceeds of which are to be used by any direct or indirect parent of the Borrower to repurchase shares of the capital stock of any such parent held by officers, directors and employees of the Borrower and its Subsidiaries or of any such parent, in either case so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements, (c) the Borrower may declare and pay dividends on its capital stock, PROVIDED that the amount of any such dividends pursuant to this clause (c) shall not exceed an amount equal to the Applicable Amount at such time, (d) the Borrower may declare and pay dividends and/or make distributions to Intelsat Bermuda (or any other entity that may be a direct parent of the Borrower) solely to pay administrative and similar reasonable expenses related to ownership of the Borrower, (e) the Borrower may declare and pay dividends and/or make distributions to Intelsat Bermuda that represent the net proceeds from the issuance of the Senior 2006 Notes and approximately $65,000,000 million of available cash that are required to consummate the Acquisition, (f) the Borrower may declare and pay dividends and/or make distributions to Intelsat Bermuda (or any other entity that may be a parent of the Borrower) for the purpose of paying fees to the Sponsors of the types contemplated in Sections 9.9(a) (PROVIDED that such fees contemplated in Section 9.9(a) are paid quarterly when due), (b) and (c); PROVIDED that no such dividend or distribution contemplated by this clause 10.6(f) may be paid to the extent that the Borrower has paid a like amount for a substantially similar service to the Sponsors directly, as contemplated in Section 9.9, (g) the Borrower may declare and pay dividends at the times and in the amounts required for any parent of the Borrower to pay regularly scheduled interest on Indebtedness the proceeds of which have been contributed to the Borrower or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Borrower incurred in accordance with Section 10.1; PROVIDED that the amount of cash dividends paid pursuant to this clause
(g) to enable any such parent to make any such payments and redemptions shall not exceed the amount necessary to make such payments and redemptions at such time, (h) for any taxable year, the Borrower may declare and pay dividends or other distributions to any parent of the Borrower if such parent is required to file a consolidated, unitary or similar tax return reflecting income of the Borrower or its Restricted Subsidiaries in an amount equal to the portion of such taxes attributable to the Borrower and/or its Restricted Subsidiaries that are not payable directly by the Borrower or its Restricted Subsidiaries, but not to exceed the amount that the Borrower or such Restricted Subsidiaries would have been required to pay in respect of taxes if the Borrower and such Restricted Subsidiaries had been required to pay such taxes directly as standalone taxpayers (or a standalone group separate from such parent), (i) the Borrower may declare and pay dividends to any parent entity (which may dividend or on-loan such money to any of its parent entities) to the extent that amounts equal to such dividends are immediately contributed to the capital of, or paid as interest and/or principal on debt to, the Borrower or any Restricted Subsidiary; PROVIDED that such subsequent contribution shall not constitute contributions of Disqualified Preferred Stock, a CI Contribution, a Permitted Equity Issuance pursuant to Section 12.13 or a contribution for purposes of the definition of "Applicable Amount" and (j) the Borrower may declare and pay dividends at the times and in the amounts necessary to enable any parent of the Borrower to (i) make regularly scheduled interest payments on the Existing Parent Indebtedness and (ii) repay at final maturity the principal of 5.25% Senior Notes of Intelsat, Ltd.; PROVIDED that the amount of cash dividends paid pursuant to this clause (j) to enable any such parent to make any such payments and redemptions shall not exceed the amount necessary to make such payments and redemptions at such time; PROVIDED, FURTHER, that the aggregate amount of interest payments with respect to the New Intelsat Bermuda Notes and the Intelsat Bermuda Intercompany Loans permitted to be paid pursuant to this clause
(j) shall not exceed the cash interest payable with respect to the New Intelsat Bermuda Notes.

           10.7. LIMITATIONS ON DEBT PAYMENTS AND AMENDMENTS.

           (a) The Borrower will not, and will not permit any Restricted Subsidiary to, prepay, repurchase or redeem or otherwise defease any Subordinated Indebtedness; PROVIDED, HOWEVER, that so long as no Default or Event of Default has occurred and is continuing, the Borrower or any Restricted Subsidiary may prepay, repurchase or redeem Subordinated Indebtedness (x) for an aggregate price not in excess of the Applicable Amount at the time of such prepayment, repurchase or redemption, or (y) with the proceeds of Subordinated Indebtedness that (1) is permitted by Section 10.1 (other than Section 10.1(A)(o)) and (2) has terms material to the interests of the Lenders not materially less advantageous to the Lenders than those of such Subordinated Indebtedness being refinanced; PROVIDED, FURTHER, that so long as no Default or Event of Default has occurred and is continuing and the Borrower shall be in compliance, on a pro forma basis, with the covenant set forth in Section 11 (without giving effect to any waiver pursuant to clause (a) thereto or any application of clause (b) thereto and regardless of whether or not the Renewed Revolving Credit Commitment has been terminated), the Borrower or any Restricted Subsidiary may defease any Subordinated Indebtedness within one year from final maturity.

           (b) The Borrower will not waive, amend, modify, terminate or release any Subordinated Indebtedness to the extent that any such waiver, amendment, modification, termination or release would be adverse to the Lenders in any material respect.

           10.8. LIMITATIONS ON SALE LEASEBACKS. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks.

           10.9. NON-GUARANTOR DOMESTIC RESTRICTED SUBSIDIARIES. The Borrower will not permit, at any time, (i) the total assets of all Domestic Restricted Subsidiaries of the Borrower which are not Subsidiary Guarantors at the last day of the Test Period ending on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 9.1(a) or (b) to equal or exceed 10% of the consolidated total assets of the Borrower and its Domestic Restricted Subsidiaries at such date or (ii) gross revenues of all Domestic Restricted Subsidiaries of the Borrower which are not Subsidiary Guarantors for such Test Period to equal or exceed 10% of the consolidated gross revenues of the Borrower and its Domestic Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

           SECTION 11. FINANCIAL COVENANT.

           As long as any Renewed Revolving Credit Commitment remains outstanding, commencing with the Fiscal Quarter ending on or around September 30, 2006, the Borrower and its Restricted Subsidiaries shall maintain on the last day of each Fiscal Quarter, a Consolidated Secured Debt to Consolidated EBITDA Ratio for the Test Period ending on such day of less than or equal to
4.25 to 1.0, unless:

           (a) the Requisite Revolving Credit Lenders otherwise consent in writing; or

           (b) solely for the purpose of this Section 11, on the last day of the applicable Test Period (or, if applicable, on the expiration of the tenth
     (10th) day after the certificate of an Authorized Officer is required to be delivered pursuant to Section 9.01(d) demonstrating an Event of Default of this Section 11) there are no Revolving Credit Loans or Swingline Loans outstanding and all outstanding Letters of Credit have been cash collateralized in an amount equal to 101% of the aggregate amount available to be drawn under such Letters of Credit on terms and conditions reasonably satisfactory to the Letter of Credit Issuer.

           SECTION 12. EVENTS OF DEFAULT.

           Upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

           12.1. PAYMENTS. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest or stamping fees on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document; or

           12.2. REPRESENTATIONS, ETC. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any Security Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

           12.3. COVENANTS. Any Credit Party shall

           (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 11 as such Section 11 may be waived, amended or otherwise modified from time to time by the Requisite Revolving Credit Lenders pursuant to Section 14.1;

           (b) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(e) or Section 10; or

           (c) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 12.1 or 12.2 or clauses (a) and (b) of this Section 12.3) contained in this Agreement, any Security Document or the Ancillary Fee Letter dated May 18, 2006 between the Borrower and the Agents and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or

           12.4. DEFAULT UNDER OTHER AGREEMENTS. (a) The Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $50,000,000 in the aggregate, for the Borrower and such Restricted Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements), prior to the stated maturity thereof; or

           12.5. BANKRUPTCY, ETC. The Borrower or any Specified Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled "Bankruptcy," or (b) in the case of any Foreign Subsidiary that is a Specified Subsidiary, any domestic or foreign law relating to bankruptcy, insolvency reorganization or relief of debtors legislation of its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the "BANKRUPTCY CODE"); or an involuntary case, proceeding or action is commenced against the Borrower or any Specified Subsidiary and the petition is not controverted within 10 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against the Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy
Code) receiver, receiver manager, trustee or similar person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Specified Subsidiary; or the Borrower or any Specified Subsidiary commences any other proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Specified Subsidiary; or there is commenced against the Borrower or any Specified Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or the Borrower or any Specified Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or the Borrower or any Specified Subsidiary suffers any appointment of any custodian receiver, receiver manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any Specified Subsidiary for the purpose of effecting any of the foregoing; or

           12.6. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); the Borrower or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); (b) there could result from any event or events set forth in clause (a) of this Section 12.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

           12.7. GUARANTEE. The Guarantees or any material provision thereof shall cease to be in full force or effect or any Guarantor thereunder or any Credit Party shall deny or disaffirm in writing any Guarantor's obligations under the Guarantee; or

           12.8. PLEDGE AGREEMENTS. The Pledge Agreements or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Administrative Agent or the Collateral Trustee, as applicable, or any Lender) or any pledgor thereunder or any Credit Party shall deny or disaffirm in writing any pledgor's obligations under the Pledge Agreements; or

           12.9. SECURITY AGREEMENTS. The Security Agreements or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Administrative Agent or Collateral Trustee, as applicable, or any Lender) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing any grantor's obligations under the Security Agreements; or

           12.10. MORTGAGES. Any Mortgage or any material provision of any Mortgage relating to any material portion of the Collateral shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Trustee or any Lender) or any mortgagor thereunder or any Credit Party shall deny or disaffirm in writing any mortgagor's obligations under any Mortgage; or

           12.11. JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of $50,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

           12.12. CHANGE OF CONTROL. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED that, if an Event of Default specified in Section 12.5 shall occur with respect to the Borrower or any Specified Subsidiary, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses
(i), (ii) and (iv) below shall occur automatically without the giving of any such notice): (i) declare the Total Renewed Revolving Credit Commitment terminated, whereupon the Commitments and Swingline Commitment, if any, of each Lender or the Swingline Lender, as the case may be, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 12.5 with respect to the Borrower or any Specified Subsidiary, it will pay) to the Administrative Agent at the Administrative Agent's Office such additional amounts of cash, to be held as security for the Borrower's respective reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding.

           12.13. PERMITTED EQUITY ISSUANCE. Notwithstanding anything to the contrary contained in this Section 12, in the event of any Event of Default under the covenant set forth in Section 11 and until the expiration of the tenth
(10th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, Borrower may engage in a Permitted Equity Issuance to the Sponsors, Intelsat Bermuda or any Affiliate of Intelsat Bermuda other than the Borrower and its Subsidiaries and apply the amount of the Net Cash Proceeds thereof to increase Consolidated EBITDA with respect to such appli-cable quarter; provided that such Net Cash Proceeds (i) are actually received by the Borrower (including through capital contribution of such Net Cash Proceeds by Intelsat Bermuda to the Borrower) no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, (ii) are not otherwise utilized to increase the Applicable Amount or as the basis for incurring Contribution Indebtedness and
(iii) do not exceed the aggregate amount necessary to cure such Event of Default under Section 11, as applicable, for any applicable period. The parties hereby acknowledge that the foregoing may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 11 and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence. In each period of four consecutive fiscal quarters, there shall be at least two (2) fiscal quarters in which no cure set forth above is made.

           SECTION 13. THE ADMINISTRATIVE AGENT.

           13.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. The Syndication Agent, in its capacity as such, shall have no obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 13.

           13.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

           13.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Guarantor, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agree-ment or any other Credit Document or for any failure of the Borrower, any Guarantor or any other Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower.

           13.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

           13.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable).

           13.6. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, any Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative

Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Guarantor and any other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Guarantor and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower, any Guarantor or any other Credit Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

           13.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 13.7 shall survive the payment of the Loans and all other amounts payable hereunder.

           13.8. ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, any Guarantor, and any other Credit Party as though the Administrative Agent were not the Administrative Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

           13.9. SUCCESSOR AGENT. The Administrative Agent may resign as Administrative Agent upon 20 days' prior written notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld) so long as no Default or Event of Default is continuing, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Credit Documents.

           13.10. WITHHOLDING TAX. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

           SECTION 14. MISCELLANEOUS.

           14.1. AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 14.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall directly (i) forgive or reduce any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate, or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates),

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or extend the final expiration date of any Lender's Commitment or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date, or increase the aggregate amount of the Commitments of any Lender, or amend or modify any provisions of Section 5.3(a) (with respect to the ratable allocation of any payments only) and 14.8(a), in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 14.1 or reduce the percentages specified in the definitions of the terms "Required Lenders," "Required Tranche A-3 Term Loan Lenders," "Required Tranche B-2 Term Loan Lenders," "Requisite Revolving Credit Lenders" or consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent, or (iv) amend, modify or waive any provision of Section 3 without the written consent of the Letter of Credit Issuer, or (v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline Lender, or (vi) change any Renewed Revolving Credit Commitment to a Term Loan Commitment, or change any Term Loan Commitment to a Renewed Revolving Credit Commitment, in each case without the prior written consent of each Lender directly and adversely affected thereby, or
(vii) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee) or release all or substantially all of the Collateral under the Pledge Agreements, the Security Agreements and the Mortgages, in each case without the prior written consent of each Lender, or
(viii) amend Section 2.9 so as to permit Interest Period intervals greater than six months without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby, or (ix) decrease any Tranche A-3 Repayment Amount, extend any scheduled Tranche A-3 Repayment Date or decrease the amount or allocation of any mandatory prepayment to be received by any Lender holding any Tranche A-3 Term Loans, in each case without the written consent of the Required Tranche A-3 Term Loan Lenders, or (x) decrease any Tranche B-2 Repayment Amount, extend any scheduled Tranche B-2 Repayment Date or decrease the amount or allocation of any mandatory prepayment to be received by any Lender holding any Tranche B-2 Term Loans, in each case without the written consent of the Required Tranche B-2 Term Loan Lenders; PROVIDED, FURTHER, that (A) no amendment, modification, waiver of or consent with respect to any of the terms and provisions (and related definitions) of
Section 11 shall be effective without the written consent of the Requisite Revolving Credit Lenders and (B) the Requisite Revolving Credit Lenders (or the Administrative Agent with the prior written consent thereof), on the one hand, and the Borrower, on the other hand, may amend, supplement or otherwise modify or waive any of the terms and provisions (and related definitions) of Section
11. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.



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

           14.2. NOTICES. Except as set forth in Section 14.17, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy or electronic mail notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth on SCHEDULE 1.1(C) to the Original Credit Agreement in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

      The Borrower:                PanAmSat Corporation
                                   20 Westport Road
                                   Wilton, Connecticut  06897
                                   Attention:  James W. Cuminale
                                   Fax:  203-210-8683

      The Administrative Agent:    Citicorp USA, Inc.
                                   2 Penns Way, Suite 200
                                   New Castle, Delaware  19720
                                   Attention:  Betsy Weir
                                   Fax: (212) 994-0961
                                   Email: elizabeth.j.wier@citigroup.com

                                   with a copy to:

                                   Cahill Gordon & Reindel LLP
                                   80 Pine Street
                                   New York, New York  10005
                                   Attention:  Michael E. Michetti, Esq.
                                   Fax:  212-269-5420
                                   E-mail: mmichetti@cahill.com

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

           14.3. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

           14.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

           14.5. PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel to the Agents, (b) to pay or reimburse each Lender and Agent for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of counsel to each Lender and of counsel to the Agents, (c) to pay, indemnify, and hold harmless each Lender and Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender and Agent and their respective directors, officers, employees, trustees, investment advisors and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of counsel, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the operations of the Borrower, any of its Subsidiaries or any of the Real Estate (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender nor any of their respective directors, officers, employees and agents with respect to indemnified liabilities to the extent attributable to (i) the gross negligence or willful misconduct of the party to be indemnified as determined in a final and non-appealable judgment by a court of competent jurisdiction or (ii) disputes among the Administrative Agent, the Lenders and/or their transferees. The agreements in this Section 14.5 shall survive repayment of the Loans and all other amounts payable hereunder.

           14.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

           (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower or without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 14.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 14.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Letter of Credit Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

           (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that, without limitation, the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

           (A) the Borrower (which consent shall not be unreasonably withheld or delayed), PROVIDED that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender (unless increased costs would result therefrom except if an Event of Default under Section 12.1 or
     Section 12.5 has occurred and is continuing), an Approved Fund or, if an Event of Default under Section 12.1 or Section 12.5 has occurred and is continuing, any other assignee; and

           (B) the Administrative Agent (which consent shall not be unreasonably withheld or delayed), and, in the case of Renewed Revolving Credit Commitments or Revolving Credit Loans only, the Swingline Lender and the applicable Letter of Credit Issuer, PROVIDED that no consent of the Administrative Agent, the Swingline Lender or the Letter of Credit Issuer, as applicable, shall be required for an assignment of (1) any Commitment to an assignee that is a Lender with a Commitment of the same Class immediately prior to giving effect to such assignment or (2) any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

           (ii) Assignments shall be subject to the following additional conditions:

           (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of a Tranche A-3 Term Loan Commitment, Tranche B-2 Term Loan Commitment, Tranche A-3 Term Loan or Tranche B-2 Term Loan, $1,000,000), and increments of $1,000,000 in excess thereof, unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed), PROVIDED that no such consent of the Borrower shall be required if an Event of Default under Section 12.1 or Section 12.5 has occurred and is continuing; PROVIDED, FURTHER, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

           (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, PROVIDED that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

           (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, PROVIDED that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds; and

           (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the "ADMINISTRATIVE QUESTIONNAIRE").

           For the purpose of this Section 14.6(b), the term "APPROVED FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

           (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 14.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 14.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 14.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 14.6.

           (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Letter of Credit Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

           (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 14.6 and any written consent to such assignment required by paragraph (b) of this Section 14.6, the Administrative Agent shall accept such

Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

           (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Letter of Credit Issuer or the Swingline Lender, sell participations to one or more banks or other entities (each, a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it), PROVIDED that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document, PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 14.1 that affects such Participant. Subject to paragraph (c)(ii) of this
Section 14.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender (subject to the requirements of those Sections) and had acquired its interest by assignment pursuant to paragraph (b) of this Section 14.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.8(b) as though it were a Lender, PROVIDED such Participant agrees to be subject to Section 14.8(a) as though it were a Lender.

           (ii) A Participant shall not be entitled to receive any greater payment under Section 2.10 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent (which consent shall not be unreasonably withheld).

           (d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 14.6 shall not apply to any such pledge or assignment of a security interest, PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower's own expense, a promissory note, substantially in the form of EXHIBIT L-1, L-2 or L-3, as the case may be, evidencing the Tranche A-3 Term Loans, Tranche B-2 Term Loans and Increased Tranche B-2 Term Loans, and Revolving Credit Loans and Swingline Loans, respectively, owing to such Lender.

           (e) Subject to Section 14.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

           14.7. REPLACEMENTS OF LENDERS UNDER CERTAIN CIRCUMSTANCES.

           (a) The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10, 2.12, 3.5 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution, PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11, 2.12,
3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
14.6 (PROVIDED that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

           (b) If any Lender (such Lender, a "NON-CONSENTING LENDER") has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 14.1 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default other than an Event of Default relating to the proposed amendment, waiver, discharge or termination at issue then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, PROVIDED that: (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 14.6.

           14.8. ADJUSTMENTS; SET-OFF.

           (a) If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 12.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

           (b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

           14.9. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

           14.10. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           14.11. INTEGRATION. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

           14.12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

           14.13. SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

           (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

           (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

           (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 14.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

           (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

           (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.13 any special, exemplary, punitive or consequential damages.

           14.14. ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:

           (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

           (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

           (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

           14.15. WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

           14.16. CONFIDENTIALITY. The Administrative Agent and each Lender shall hold all non-public information furnished by or on behalf of the Borrower in connection with such Lender's evaluation of whether to become a Lender hereunder or obtained by such Lender or the Administrative Agent pursuant to the requirements of this Agreement ("CONFIDENTIAL INFORMATION"), confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental agency or representative thereof or pursuant to legal process or to such Lender's or the Administrative Agent's attorneys, professional advisors or independent auditors or Affiliates, PROVIDED that unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and PROVIDED, FURTHER, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary of the Borrower. Each Lender and the Administrative Agent agrees that it will not provide to prospective Transferees or to prospective direct or indirect contractual counterparties in swap agreements to be entered into in connection with Loans made hereunder any of the Confidential Information unless such Person is advises of and agrees to be bound by the provisions of this Section 14.16.

           14.17. CITIGROUP DIRECT WEBSITE COMMUNICATIONS.

           (a) DELIVERY. (i) The Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under the Credit Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under the Credit Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of the Credit Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as "COMMUNICATIONS"), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to OPLOANSWEBADMIN@CITIGROUP.COM. Nothing in this Section 14.17 shall prejudice the right of the Borrower, the Administrative Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

           (ii) The Administrative Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

           (b) POSTING. The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "PLATFORM"), so long as the access to such Platform is limited (i) to the Agents and the Lenders and (ii) remains subject the confidentiality requirements set forth in Section 14.16.

           (c) The Platform is provided "as is" and "as available." The Agent Parties do not warrant the accuracy or completeness of the Communications, or the adequacy of the platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent Parties in connection with the Communications or the platform. In no event shall the Administrative Agent or any of its affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, "AGENT PARTIES") have any liability to the Borrower, any Lender or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower's or the Administrative Agent's transmission of Communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party's gross negligence or willful misconduct.

           14.18. USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT ACT"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

           14.19. WAIVER OF PRIOR DEFAULTS. All Defaults and Events of Default under the First Amended and Restated Credit Agreement arising from (i) the Acquisition and the transactions contemplated thereby, and (ii) the Post-Closing Transactions, on the Amendment Effective Date are waived in full; PROVIDED that this Section 14.19 shall not constitute a waiver of any Default or Event of Default under this Agreement nor does it constitute a waiver of the Lender's rights in the case of any such Default or Event of Default under this Agreement.

           IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                               PANAMSAT CORPORATION


                               By:   /s/ Michael Inglese
                                  -------------------------------------
                                  Name:  Michael Inglese
                                  Title: Executive Vice President and
                                         Chief Financial Officer

                               CITICORP USA, INC.,
                                 as Administrative Agent


                               By:    /s/ Robert H. Chen
                                  -------------------------------------
                                  Name:   Robert H. Chen
                                  Title:  Vice President

                               CITIGROUP GLOBAL MARKETS INC.,
                                 as Joint Lead Arranger


                               By:    /s/ Robert H. Chen
                                  -------------------------------------
                                  Name:   Robert H. Chen
                                  Title:  Vice President

                               DEUTSCHE BANK SECURITIES INC.,
                                 as Joint Lead Arranger


                               By:   /s/  Thomas Krauss
                                  -------------------------------------
                                  Name:   Thomas Krauss
                                  Title:  Director


                               By:   /s/ Malcolm Morris
                                  -------------------------------------
                                  Name:  Malcolm Morris
                                  Title: Managing Director

                               CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
                                 as Syndication Agent


                               By:   /s/ Bill O'Daly
                                  -------------------------------------
                                  Name:  Bill O'Daly
                                  Title: Director


                               By:   /s/ Rianka Mohan
                                  -------------------------------------
                                  Name:  Rianka Mohan
                                  Title: Associate

                               CREDIT SUISSE SECURITIES (USA) LLC,
                                 as Joint Lead Arranger


                               By:   /s/ J. Tracy Hehr
                                  -------------------------------------
                                  Name:  J. Tracy Hehr
                                  Title: Managing Director

                               LEHMAN BROTHERS INC.,
                                 as Joint Lead Arranger


                               By:   /s/ Anthony Maniscalco
                                  -------------------------------------
                                  Name:  Anthony Maniscalco
                                  Title: Managing Director